Exhibit 10.1

Execution Version

Published Deal CUSIP: G5500PAC5

Revolver CUSIP: G5500PAD3

$5,000,000,000

AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT

dated as of

December 7, 2022

among

LINDE PLC,

CERTAIN OF ITS SUBSIDIARIES PARTIES HERETO AS BORROWERS,

THE LENDERS PARTIES HERETO

and

BANK OF AMERICA, N.A.,

as Administrative Agent

CITIBANK, N.A.,

DEUTSCHE BANK SECURITIES INC.,

HSBC SECURITIES (USA) INC., and

MIZUHO BANK, LTD.,

as Syndication Agents

BOFA SECURITIES, INC.,

CITIBANK, N.A.,

DEUTSCHE BANK SECURITIES INC.,

HSBC SECURITIES (USA) INC., and

MIZUHO BANK, LTD.,

as Joint Lead Arrangers and Joint Bookrunners

BANK OF CHINA LIMITED ZWEIGNIEDERLASSUNG FRANKFURT AM MAIN FRANKFURT BRANCH,

CREDIT SUISSE AG, NEW YORK BRANCH,

JPMORGAN CHASE BANK, N.A.,

SOCIÉTÉ GÉNÉRALE,

THE TORONTO-DOMINION BANK, LONDON BRANCH AND

UNICREDIT BANK AG NEW YORK BRANCH,

as Documentation Agents

-i-

-ii-

-iii-

Section 11.16.	No Advisory or Fiduciary Responsibility	101
Section 11.17.	Electronic Execution; Electronic Records, Counterparts	101
Section 11.18.	Certain ERISA Matters	102
Section 11.19.	Amendment and Restatement	103

Pricing Schedule

Approved LC Currency Schedule

Commitment Schedule

Notices Schedule

Exhibit A	–	Note
Exhibit B	–	Competitive Bid Quote Request
Exhibit C	–	Invitation for Competitive Bid Quotes
Exhibit D	–	Competitive Bid Quote
Exhibit E	–	Election to Participate
Exhibit F	–	Election to Terminate
Exhibit G	–	Opinion of Counsel for a Subsidiary Borrower
Exhibit H	–	Assignment and Assumption
Exhibit I	–	Extension Agreement
Exhibit J	–	Additional Guarantor Supplement
Exhibit K	–	Election to Terminate a Subsidiary Guarantee
Exhibit L	–	Letter of Credit Report
Exhibit M	–	Form of Successor Borrower Assumption Agreement

-iv-

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 7, 2022 (this “Agreement”) among Linde plc, a public limited company incorporated under the laws of Ireland with registered number 602527, the Subsidiary Borrowers (as defined herein), the Lenders, the Swingline Lenders, the Issuing Lenders and Bank of America, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Absolute Rate Auction” means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Absolute Rates pursuant to Section 2.03.

“Additional Guarantor Supplement” means an agreement in substantially the form of Exhibit J with which a Subsidiary may become a Subsidiary Guarantor by executing and delivering to the Administrative Agent pursuant to Section 5.08(b) or Section 10.07.

“Additional Lender” has the meaning set forth in Section 2.20(b).

“Administrative Agent” means Bank of America, in its capacity as administrative agent for the Lenders under the Loan Documents, and its successors in such capacity.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address set forth on the Notices Schedule or such other address or account, with respect to such currency, as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (which shall promptly following receipt thereof give a copy to the Company) duly completed by such Lender.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the Preamble hereto.

“Alternative Currency” means an Approved Currency other than Dollars.

“Alternative Currency Daily Rate” means, for any day, with respect to any Borrowing:

(a) denominated in Pounds Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof; and

(b) denominated in any other Alternative Currency (to the extent the Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to the definition of “Approved Currencies”, plus the adjustment (if any) reasonably determined by the Administrative Agent and the Lenders (in consultation with the Company) at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to the definition of “Approved Currencies”;

provided, that, if any Alternative Currency Daily Rate shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Auction” means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Alternative Currency Term Rates based on the applicable Alternative Currency Term Rate pursuant to Section 2.03.

“Alternative Currency Daily Rate Loan” means a Syndicated Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate”.

“Alternative Currency Daily Rate Margin” means, with respect to Alternative Currency Daily Rate Loans, a rate per annum determined in accordance with the Pricing Schedule.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Successor Rate” has the meaning set forth in Section 8.02(b).

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Borrowing:

(a) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; and

(b) denominated in any other Alternative Currency (to the extent the Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to the definition of “Approved Currencies”, plus the adjustment (if any) reasonably determined by the Administrative Agent and the Lenders (in consultation with the Company) at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to the definition of “Approved Currencies”;

provided, that, if any Alternative Currency Term Rate shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement.

“Alternative Currency Term Rate Auction” means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Alternative Currency Term Rates based on the applicable Alternative Currency Term Rate pursuant to Section 2.03.

“Alternative Currency Term Rate Loan” means a Syndicated Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate”.

“Alternative Currency Term Rate Margin” means, with respect to Alternative Currency Term Rate Loans, a rate per annum determined in accordance with the Pricing Schedule.

“Applicable Authority” means, (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Date” has the meaning set forth in Section 8.03(a).

“Applicable Lending Office” means, with respect to any Lender and any Loan made by it hereunder to any Borrower, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Applicable Lending Office for Loans of that nature) or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Applicable Lending Office for such purpose by not less than five Business Days’ notice to the Company and the Administrative Agent.

“Applicable Portion” means, with respect to any Borrower for any period, the amount equal to (A) (i) the Applicable Unused Amount of such Borrower during such period divided by (ii) the sum of the Applicable Unused Amounts of all Borrowers during such period times (B) the per annum rate set forth as the “Commitment Fee Rate” on the Pricing Schedule (determined daily in accordance with the Pricing Schedule) times the daily aggregate unused amount of the Commitments for such period (provided that Competitive Bid Loans and Swingline Loans shall not be deemed usage of the Commitments for the purpose of calculating commitment fees of any Lender that is not the Lender of such Competitive Bid Loans or Swingline Loans). The aggregate of the Applicable Portion of all Borrowers for any period shall equal the per annum rate set forth as the “Commitment Fee Rate” on the Pricing Schedule (determined daily in accordance with the Pricing Schedule) times the daily aggregate unused amount of the Commitments for such period; provided that Competitive Bid Loans and Swingline Loans shall not be deemed usage of the Commitments for the purpose of calculating commitment fees of any Lender that is not the Lender of such Competitive Bid Loans or Swingline Loans.

“Applicable Unused Amount” means, with respect to any Borrower for any period, the amount equal to (x) the total Commitments minus (y) the daily aggregate amount of the Commitments used by such Borrower during such period.

“Approved Currencies” means Dollars, Euro and Pounds Sterling; provided that any other currency may also be an Approved Currency if (i) the Company requests, by notice to the Administrative Agent, that such currency be included as an additional Approved Currency for purposes of this Agreement, (ii) such currency is freely traded in a recognized foreign exchange market and (iii) each Lender, by notice to the Administrative Agent, approves the inclusion of such currency as an additional Approved Currency for purposes hereof. The Lenders’ approval of any such additional Approved Currency may be limited to a specified maximum Dollar Amount or a specified period of time or both.

“Approved LC Currencies” means (a) any Approved Currency, (b) any currency listed on the Approved LC Currency Schedule (to the extent such currency is freely traded in a recognized foreign exchange market) and (c) with respect to any Letter of Credit, any other currency approved for such Letter of Credit by the Issuing Lender of such Letter of Credit or for Letters of Credit generally by such Issuing Lender; provided that in no event shall Bank of America be required to issue any Letter of Credit denominated in BRL.

“Assignee” has the meaning set forth in Section 11.06(c).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Assignee (with the consent of any party whose consent is required by Section 11.06(c)), and accepted by the Administrative Agent, in substantially the form of Exhibit H.

“Assignment Taxes” has the meaning set forth in Section 8.04(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A., and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.01 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest by reference to the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8.

“Base Rate Margin” means a rate per annum determined in accordance with the Pricing Schedule.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan.”

“Blocking Law” means: (i) any provision of Council (Regulation EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); (ii) Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or (iii) any similar blocking or anti-boycott law.

“Borrower” means the Company or any Subsidiary Borrower, as the context may require, and their respective successors, and “Borrowers” means all of the foregoing. When used in relation to any Loan or Letter of Credit, references to “the Borrower” are to the particular Borrower to which such Loan is or is to be made or at whose request such Letter of Credit is or is to be issued.

“Borrower DTTP Filing” means a HM Revenue & Customs Form DTTP2 duly completed and filed by the relevant UK Obligor, which:

(a) where it relates to a UK Treaty Lender that is a Lender on the Effective Date, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in the Commitment Schedule, and

(i) where the relevant UK Obligor is a Borrower on the Effective Date, is filed with HM Revenue & Customs within 30 days of the Effective Date; or

(ii) where the relevant UK Obligor is not a Borrower on the Effective Date, is filed with HM Revenue & Customs within 30 days of the date on which that UK Obligor (x) becomes a Borrower or (y) is obliged to make a payment under Article 10; or

(b) where it relates to a UK Treaty Lender that is not a Lender on the Effective Date, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the Assignment and Assumption pursuant to which it becomes a Lender, and

(i) where the relevant UK Obligor is a Borrower as at the date on which that UK Treaty Lender becomes a Lender, is filed with HM Revenue & Customs within 30 days of that date; or

(ii) where the relevant UK Obligor is not a Borrower as at the date that UK Treaty Lender becomes a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that UK Obligor (x) becomes a Borrower or (y) is obliged to make a payment under Article 10.

“Borrower Materials” has the meaning set forth in Section 5.01.

“Borrowing” has the meaning set forth in Section 1.03.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to obligations hereunder denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a TARGET Day;

(b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Pounds Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and

(c) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro or Pounds Sterling in respect of an Alternative Currency Loan denominated in a currency other than Euro or Pounds Sterling, or any other dealings in any currency other than Euro or Pounds Sterling to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Calendar Quarter” means a three-month period consisting of (i) each January, February, and March, (ii) each April, May and June, (iii) each July, August and September or (iv) each October, November and December.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, Issuing Lenders or Swingline Lender (as applicable) and the Lenders, as collateral for Letter of Credit Liabilities, obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Lender or Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Lender or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CDD Rule” means the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” after the date of this Agreement, regardless of the date enacted, adopted or issued.

“Change of Control” has the meaning set forth in Section 6.01(i).

“CME” means CME Group Benchmark Administration Limited.

“Commitment” means (i) with respect to each Lender, the amount of such Lender’s Commitment, as such amount is set forth opposite the name of such Lender on the Commitment Schedule under the heading “Commitment,” (ii) with respect to any Additional Lender, the amount of the Commitment assumed by it pursuant to Section 2.20 and (iii) with respect to any Assignee, the amount of the transferor Lender’s Commitment assigned to it pursuant to Section 11.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.09, 2.19, 2.20 or 11.06(c); provided that, if the context so requires, the term “Commitment” means the obligation of a Lender to extend credit up to such amount to the Borrowers hereunder.

“Commitment Schedule” means the Commitment Schedule attached hereto.

“Committed Loan” means a Syndicated Loan or a Swingline Loan.

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Company” means Linde plc, a public limited company incorporated under the laws of Ireland (with registration number 602527), and its successors.

“Company Obligations” has the meaning set forth in Section 10.01(b).

“Competitive Bid Absolute Rate” has the meaning set forth in Section 2.03(d)(ii)(E).

“Competitive Bid Absolute Rate Loan” means a loan to be made by a Lender pursuant to an Absolute Rate Auction.

“Competitive Bid Alternative Currency Daily Rate” has the meaning set forth in Section 2.03(d)(ii)(D).

“Competitive Bid Alternative Currency Daily Rate Loan” means a loan to be made by a Lender pursuant to an Alternative Currency Daily Rate Auction.

“Competitive Bid Alternative Currency Term Rate” has the meaning set forth in Section 2.03(d)(ii)(D).

“Competitive Bid Alternative Currency Term Rate Loan” means a loan to be made by a Lender pursuant to an Alternative Currency Term Rate Auction.

“Competitive Bid Borrowing” has the meaning set forth in Section 1.03.

“Competitive Bid Fixed Rate” means the Competitive Bid Term SOFR Rate or Competitive Bid Alternative Currency Term Rate, as applicable.

“Competitive Bid Loan” means a Competitive Bid Alternative Currency Daily Rate Loan, a Competitive Bid Term SOFR Rate Loan, a Competitive Bid Alternative Currency Term Rate Loan or a Competitive Bid Absolute Rate Loan.

“Competitive Bid Quote” has the meaning set forth in Section 2.03(d)(i).

“Competitive Bid Quote Request” has the meaning set forth in Section 2.03(b).

“Competitive Bid Term SOFR Rate” has the meaning set forth in Section 2.03(d)(ii)(C).

“Competitive Bid Term SOFR Rate Loan” means a loan to be made by a Lender pursuant to a Term SOFR Auction.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Daily Simple SOFR, Term SOFR, SONIA, EURIBOR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “Interest Period”, “SOFR”, “Daily Simple SOFR”, “Term SOFR”, “SONIA”, “EURIBOR”, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, the timing of borrowing requests or prepayment, conversion or continuation notices, and the length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent in consultation with the Company to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Company, determines is reasonably necessary in connection with the administration of this Agreement).

“Consolidated Net Tangible Assets” means, at any time of determination, the total Net Tangible Assets of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of the date of the Company’s last published consolidated balance sheet preceding the time of determination.

“Consolidated Subsidiary” means, with respect to any Person, at any date, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, the sum of the aggregate Dollar Amount of its Loans at such time (including any participations in Swingline Loans purchased by it and excluding any participations in Swingline Loans sold by it) plus its Letter of Credit Liabilities at such time.

“CTA” has the meaning specified in clause (a)(i) of the definition of “UK Qualifying Lender.”

“Daily Simple SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof, plus the SOFR Adjustment. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement.

“Daily Simple SOFR Loan” means a Loan that bears interest by reference to Daily Simple SOFR pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

“Daily Simple SOFR Margin” means, with respect to Daily Simple SOFR Loans, a rate per annum determined in accordance with the Pricing Schedule.

“Daily Simple SOFR Scheduled Unavailability Date” has the meaning set forth in Section 8.01(b)(ii).

“Debt” of any Person means at any date, without duplication, to the extent required in accordance with generally accepted accounting principles to be included in the financial statements of such Person or the footnotes thereto:

(i) all obligations of such Person for borrowed money;

(ii) all obligations of such Person evidenced by bonds, debentures or notes;

(iii) all obligations of such Person for installment purchase transactions involving the purchase of property or services over $5,000,000 for any particular transaction, except trade accounts payable and expense accruals arising in the ordinary course of business;

(iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles;

(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit; and

(vi) all Debt of others Guaranteed by such Person.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.18(c), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified any Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender (x) solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement made with such Lender and (y) with respect to clauses (a)

through (c) above, if such Lender’s failure to fund is based on such Lender’s reasonable good faith determination that any applicable condition in Article 3 has not been satisfied and such Lender has notified the Administrative Agent and the Company in writing (which writing shall specifically identify each such condition precedent, together with any applicable default) prior to the time of such proposed funding.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Jurisdiction” means, at any time, any country or territory that is the subject or target of territorial Sanctions (i.e., such countries and territories on the date of this Agreement are Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine).

“Direction” has the meaning set forth in Section 8.04(b)(iv)(B)(1).

“Documentation Agent” means Bank of China Limited Zweigniederlassung Frankfurt am Main Frankfurt Branch, Credit Suisse AG, New York Branch, JPMorgan Chase Bank, N.A., Société Générale, The Toronto-Dominion Bank, London Branch and UniCredit Bank AG New York Branch, each in its capacity as documentation agent in connection with this Agreement.

“Dollar Amount” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in an Alternative Currency, an equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

The Administrative Agent or the applicable Issuing Lender shall promptly notify the Company of each Dollar Amount determined by it pursuant to clause (b) of the preceding sentence.

“Dollars” and the sign “$” mean the lawful currency of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“Election to Participate” means an Election to Participate substantially in the form of Exhibit E.

“Election to Terminate” means an Election to Terminate substantially in the form of Exhibit F.

“Election to Terminate a Subsidiary Guarantee” means an Election to Terminate a Subsidiary Guarantee substantially in the form of Exhibit K.

“Electronic Copy” has the meaning set forth in Section 11.17.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Foreign Guarantor Subsidiary” has the meaning set forth in Section 10.07.

“Eligible Foreign Subsidiary” has the meaning set forth in Section 2.22(b).

“Environmental Laws” means all applicable federal, state, local and foreign laws, ordinances, codes, regulations, orders and requirements relating to the protection of, or discharge of materials into, the environment, including, without limitation, the Resource Conservation and Recovery Act of 1976; the Comprehensive Environmental Response, Compensation and Liability Act; the Toxic Substance Control Act; the Clean Water Act; the Clean Air Act; and the Safe Drinking Water Act (in each case, as amended).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute and the rules and regulations promulgated thereunder.

“ERISA Group” means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“EU Bail-In Legislation Schedule” means the European Union Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” means the single currency of the Participating Member States.

“Event of Default” has the meaning set forth in Article 6.

“Evergreen Letter of Credit” means a Letter of Credit that is automatically extended unless the applicable Issuing Lender gives notice to the beneficiary thereof stating that such Letter of Credit will not be extended.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Credit Agreement” means that certain Credit Agreement dated as of March 26, 2019, as amended prior to the date hereof, among the Borrowers, Bank of America, N.A., as administrative agent, and each lender from time to time party thereto.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b)(1) of the Internal Revenue Code (or any amended or successor version described above), and any intergovernmental agreements (and any related laws, regulations, treaties, or official pronouncements) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Bank of America on such day on such transactions as determined by the Administrative Agent; provided, further, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means the Fee Letters each dated November 10, 2022 between the Company, on the one hand, and certain Lead Arrangers, on the other hand.

“Fixed Rate Loans” means Alternative Currency Term Rate Loans, Term SOFR Loans or Competitive Bid Loans (excluding Competitive Bid Term SOFR Rate Loans bearing interest at the rate applicable to Base Rate Loans) or any combination of the foregoing.

“Frankfurt Exchange Delisting” means the delisting of the Company’s shares of capital stock from the Frankfurt Stock Exchange, in all material respects (from the perspective of the Lenders hereunder) consistent with the disclosures in the Company’s public filings with the U.S. Securities and Exchange Commission prior to the Effective Date.

“Fronting Commitment” means (i) with respect to each Person that is an Issuing Lender on the Effective Date, the amount set forth opposite its name on the Commitment Schedule under the heading “Fronting Commitment,” and (ii) with respect to any Person that becomes an Issuing Lender after the Effective Date, such amount as mutually agreed in writing between such Issuing Lender and the Company, in each case as such amount may be modified from time to time by written agreement of the Company and the applicable Issuing Lender.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each Issuing Lender, such Defaulting Lender’s Percentage of the total Letter of Credit Liabilities outstanding in respect of Letters of Credit issued by such Issuing Lender other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Percentage of the total Swingline Loans outstanding other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Governmental Authority” means the government of the United States, Ireland, the United Kingdom or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group” means at any time a group of Loans consisting of (i) all Loans to the same Borrower which are Base Rate Loans at such time and (ii) all Loans (other than Base Rate Loans) to the same Borrower denominated in the same currency and having the same Interest Period at such time; provided that, if a Committed Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been if it had not been so converted or made.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person, and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(ii) entered into for the purpose of ensuring in any legally enforceable manner the obligee of such Debt of the payment thereof or to protect such obligee in any legally enforceable manner against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” shall not include:

(a) endorsements for collection or deposit in the ordinary course of business;

(b) obligations that are not required in accordance with generally accepted accounting principles to be included in the financial statements of such Person or the footnotes thereto;

(c) “unconditional purchase obligations” (including take-or-pay contracts) as defined in and as required to be disclosed pursuant to Statement of Financial Accounting Standards No. 47 and the related interpretations, as the same may be amended from time to time, but only to the extent the aggregate present value amount of all such obligations of the Company and its Consolidated Subsidiaries (other than amounts reflected on the balance sheet of the Company and its Consolidated Subsidiaries) is equal to or less than 5% of the net sales of the Company and its Consolidated Subsidiaries as set forth in the Company’s consolidated statement of income, determined as of the end of the preceding quarter for the twelve months then ending; and

(d) any obligations required to be disclosed pursuant to the Statement of Financial Accounting Standards No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, issued March 1990, the Statement of Financial Accounting Standards No. 107, Disclosure about Fair Value of Financial Instruments, issued December 1991, and the Statement of Financial Accounting Standards No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments, issued October 1994, and their related interpretations, as the same may be amended from time to time (except to the extent any such obligation is required to be reflected on the balance sheet of the Company and its Consolidated Subsidiaries).

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Protesting Lender” has the meaning set forth in Section 10.07.

“Guarantied Obligations” means (i) with respect to the guaranty by the Company pursuant to Section 10.01(a), the Subsidiary Borrower Obligations and (ii) with respect to the guaranty by the Subsidiary Guarantors pursuant to Section 10.01(b), the Company Obligations.

“Guarantors” means (i) the Company and (ii) the Subsidiary Guarantors, each in its capacity as a guarantor under Article 10.

“Increased Commitments” has the meaning set forth in Section 2.20(a).

“Indemnified Person” has the meaning set forth in Section 11.03(b).

“Ineligible Person” means (i) any natural person or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, (ii) the Company or any of its Subsidiaries, (iii) a Defaulting Lender or any Subsidiary of a Defaulting Lender, (iv) any competitor of the Company or any of its Subsidiaries identified as such in writing from time to time by the Company to the Administrative Agent and (v) any Affiliate of any Person described in clause (iv) which is reasonably identifiable as an Affiliate by its name or has been identified as an Affiliate in writing by the Company to the Administrative Agent (it being understood and agreed that no assignee shall retroactively be disqualified from becoming a Lender by virtue of becoming an Ineligible Person under clause (iv) or (v) after the date on which an Assignment and Assumption is signed by all parties thereto (including any Person whose consent is required) pursuant to which such assignee agrees to become a Lender). For the avoidance of doubt, the Administrative Agent shall make the list of Ineligible Persons under clause (iv) or (v) available to any Lender upon request.

“Information” has the meaning set forth in Section 11.10(a).

“Initial Subsidiary Borrowers” means (i) Linde U.S.; (ii) Linde GmbH; and (iii) Linde Finance.

“Interest Period” means:

(1) with respect to each Term SOFR Loan and Alternative Currency Term Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as the applicable Borrower may elect in the applicable notice; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

(b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is a number of months after the month in which such Interest Period begins equal to the length of such Interest Period;

(2) with respect to each Competitive Bid Loan (other than a Competitive Bid Absolute Rate Loan), the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the applicable Borrower may elect in accordance with Section 2.03; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

(b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is a number of months after the month in which such Interest Period begins equal to the length of such Interest Period;

(3) with respect to each Competitive Bid Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the applicable Borrower may elect in accordance with Section 2.03; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

(4) with respect to each Swingline Loan denominated in Euros, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending either one week or one month thereafter as the applicable Borrower may elect in accordance with Section 2.02; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

(b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is a number of months after the month in which such Interest Period begins equal to the length of such Interest Period;

provided, further, that any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date.

Notwithstanding the foregoing, all Interest Periods at any one time outstanding hereunder shall end on not more than 18 different dates, and the duration of any Interest Period which would otherwise exceed such limitation shall be adjusted so as to coincide with the remaining term of such other current Interest Period as the Company and the Administrative Agent may agree.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment Grade Status” exists as to any Person at any date if all senior long-term unsecured debt securities of such Person outstanding at such date which had been rated by S&P or Moody’s are rated BBB- or higher by S&P or Baa3 or higher by Moody’s, as the case may be, or if such Person does not have a rating of its long-term unsecured debt securities, then if the corporate credit rating of such Person, if any exists, from S&P is BBB- or higher or the corporate family rating of such Person, if any exists, from Moody’s is Baa3 or higher.

“Invitation for Competitive Bid Quotes” has the meaning set forth in Section 2.03(c).

“Ireland” means Ireland, exclusive of Northern Ireland.

“Irish Borrower” means a Borrower incorporated in or under the laws of Ireland.

“Irish Qualifying Lender” means a Lender which is beneficially entitled to interest paid to it in respect of an advance under any Loan Document, and is:

(a) a bank within the meaning of Section 246 TCA which is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) TCA and whose Applicable Lending Office is located in Ireland; or

(b) (i) a body corporate that is resident for the purposes of tax in a member state of the European Union (other than Ireland) or in a territory with which Ireland has signed a Treaty which will come into effect once all the ratification procedures set out in Section 826(1) TCA have been completed (residence for these purposes to be determined in accordance with the laws of the territory of which the Lender claims to be resident) where that member state or territory impose a tax that generally applies to interest receivables in that member state or territory by companies from sources outside that member state or territory; or (ii) a company where interest payable on any Loan Document: (A) is exempted from the charge to income tax under an Irish Treaty in force between Ireland and the country in which the Lender is resident for tax purposes under the procedures set out in Section 826(1) TCA; or (B) would be exempted from the charge to Irish income tax under an Irish Treaty entered into on or before the payment date of that interest if that Irish Treaty had the force of law under the provisions set out in Section 826(1) TCA at that date; (iii) a company that is incorporated under the laws of the U.S. or a jurisdiction thereof and taxed in the U.S. on its worldwide income; or (iv) a limited liability company (“LLC”) that is organized under the law of the U.S. or a jurisdiction thereof; provided the ultimate recipients of the interest would, if they were themselves lenders, be Irish Qualifying Lenders within paragraph (b)(i) or (b)(ii) or (b)(iii) of this definition and the business conducted through the LLC is so structured for non-tax commercial reasons and not for tax avoidance purposes;

provided in each case of clause (i), (ii), (iii) or (iv) the Lender is not (or in the case of (iv) the ultimate recipients of the interest are not) carrying on a trade or business in Ireland through an agency or branch with which the interest payment is connected; or

(c) an Irish Treaty Lender; or

(d) a body corporate:

(i) which advances money in the ordinary course of a trade which includes the lending of money and whose Applicable Lending office is located in Ireland; and

(ii) in whose hands any interest payable in respect of monies so advanced is taken into account in computing the trading income of that company; and

(iii) which has complied with all of the provisions of Section 246(5)(a) TCA including making the appropriate notifications thereunder; or

(e) a qualifying company within the meaning of Section 110 TCA and whose Applicable Lending office is located in Ireland; or

(f) an investment undertaking within the meaning of Section 739(B) TCA and whose Applicable Lending Office is located in Ireland.

“Irish Qualifying Lender Confirmation” has the meaning set forth in Section 8.04(g)(iii)(A).

“Irish Tax Deduction” has the meaning set forth in Section 8.04(b)(ii).

“Irish Treaty” has the meaning specified in the definition of “Irish Treaty State.”

“Irish Treaty Lender” means a Lender, which on the date any relevant payment is made:

(a) is treated as a resident of an Irish Treaty State for the purposes of an Irish Treaty;

(b) does not carry on a business in Ireland through a permanent establishment with which such Lender’s participation in the Loan is effectively connected; and

(c) satisfies all conditions which must be fulfilled under the Irish Treaty for full exemption from tax imposed by Ireland on interest which relate to such Lender, including the completion of all procedural formalities;

provided that any Lender that satisfied the conditions to be an Irish Qualifying Lender under clause (b) of the definition of “Irish Qualifying Lender” above shall not constitute an Irish Treaty Lender.

“Irish Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Ireland (an “Irish Treaty”) that has force of law and makes provision for full exemption from tax imposed by Ireland on interest.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender” means each of Bank of America, Citibank, N.A., Deutsche Bank AG New York Branch, HSBC Bank USA, National Association and Mizuho Bank, Ltd. and any other Lender that agrees to become an Issuing Lender pursuant to an instrument in a form reasonably satisfactory to the Company, such Lender and the Administrative Agent, in each case in its capacity as issuer of a Letter of Credit hereunder. An Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by branches or Affiliates of such Issuing Lender reasonably acceptable to the Company, in which case the term “Issuing Lender” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate.

“ITA” has the meaning specified in clause (a)(i) of the definition of UK Qualifying Lender.

“Lead Arranger” means BofA Securities, Inc., Citibank, N.A., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Mizuho Bank, Ltd., each in its capacity as joint lead arranger and joint bookrunner in connection with this Agreement.

“Lender” means each bank listed on the signature pages hereof, each Additional Lender or Assignee which becomes a Lender pursuant to Section 2.20(b) or Section 11.06(c), and their respective successors, in each case for so long as such Person shall be a party to this Agreement.

“Lender Recipient Party” means, collectively, the Lenders and the Issuing Lenders.

“Letter of Credit” means a standby letter of credit, a commercial letter of credit, a bank guarantee or a letter of indemnity, in each case issued hereunder by an Issuing Lender in accordance with Section 2.16.

“Letter of Credit Fee Rate” means, as of any day, (i) in the case of Letters of Credit that are commercial letters of credit, 50% of the Term SOFR Margin for such day as set forth on the Pricing Schedule and (ii) in the case of all other Letters of Credit, 100% of the Term SOFR Margin for such day as set forth on the Pricing Schedule.

“Letter of Credit Fronting Fee” has the meaning set forth in Section 2.08(b).

“Letter of Credit Liabilities” means, for any Lender and at any time, such Lender’s Percentage of the sum of (x) the amounts then owing by the Borrowers in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Participation Fee” has the meaning set forth in Section 2.08(b).

“Letter of Credit Report” means a certificate substantially the form of Exhibit L or any other form approved by the Administrative Agent.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Linde Finance” means Linde Finance B.V., a private limited liability company (besloten venootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat (statutaire zetel) in Amsterdam the Netherlands, registered with the Dutch trade register under number 34115238, and having its principal offices in Ireland, registered with the Irish Companies Registration Office under number 909743.

“Linde GmbH” means Linde GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of the Federal Republic of Germany.

“Linde GmbH Guarantor Supplement” means that certain Guarantee Supplement, dated as of the Signing Date, and executed and delivered by Linde GmbH.

“Linde U.S.” means Linde Inc., a Delaware corporation.

“Loan” means a Committed Loan or a Competitive Bid Loan and “Loans” means Committed Loans or Competitive Bid Loans or both, as the context may require.

“Loan Documents” means this Agreement and the Notes.

“local time” has the meaning set forth in Section 1.02.

“Margin Stock” means “margin stock” as defined in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, which could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or any Note or (ii) the rights and remedies of the Lenders under the Loan Documents.

“Material Plan” means at any time a Plan having aggregate Unfunded Liabilities in excess of $100,000,000.

“Material Subsidiary” means any Subsidiary Borrower and any one or more Wholly-Owned Subsidiaries of the Company or any Subsidiary Borrower having combined Net Tangible Assets representing more than 10% of Consolidated Net Tangible Assets.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

“Net Tangible Assets” means, as to any Person, its gross assets, net of depreciation and other proper reserves, less its goodwill and other intangible assets.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.05 and (ii) has been approved by the Required Lenders.

“Non-U.S. Borrower” means any Borrower that is organized under the laws of a jurisdiction outside the United States.

“Notes” means promissory notes of the Borrowers, substantially in the form of Exhibit A, evidencing the obligation of each Borrower to repay the Loans made to it, and “Note” means any one of such promissory notes issued hereunder.

“Notice of Borrowing” means a Notice of Committed Borrowing or a Notice of Competitive Bid Borrowing.

“Notice of Committed Borrowing” has the meaning set forth in Section 2.02.

“Notice of Competitive Bid Borrowing” has the meaning set forth in Section 2.03(f).

“Notice of Interest Rate Election” has the meaning set forth in Section 2.10.

“Notice of Issuance” has the meaning set forth in Section 2.16(e).

“Obligor” means the Borrowers and the Guarantors.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” has the meaning set forth in Section 8.04(a).

“Other Currency” has the meaning set forth in Section 11.14.

“Other Taxes” has the meaning set forth in Section 8.04(a).

“Outstanding Committed Amount” means, as to any Lender at any time, the sum of (i) the aggregate Dollar Amount of Syndicated Loans made by it which are outstanding at such time, plus (ii) its Percentage of the aggregate Dollar Amount of the Letter of Credit Liabilities at such time, plus (iii) its Percentage of the aggregate Dollar Amount of Unrefunded Swingline Loans at such time.

“Overnight Rate” means, for any day, (i) with respect to any amount denominated in Dollars, the greater of (x) the Federal Funds Rate and (y) an overnight rate determined by the Administrative Agent, an Issuing Lender or a Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, (ii) with respect to any amount denominated in Euro, the rate of interest per annum at which overnight deposits in Euro, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market, (iii) with respect to any amount denominated in Pounds Sterling, the rate of interest per annum at which overnight deposits in Pounds Sterling, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market and (iv) with respect to any amount denominated in an Alternative Currency other than Euro or Pounds Sterling, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent” means, with respect to any Lender, any Person Controlling such Lender.

“Participant” has the meaning set forth in Section 11.06(b).

“Participant Register” has the meaning set forth in Section 11.06(b)

“Participating Member State” means any member state of the European Union that has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“Payee” has the meaning set forth in Section 11.14.

“Payment Date” has the meaning set forth in Section 2.16(h).

“PBGC” means the U.S. Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) which the amount of its Commitment at such time represents of the aggregate of all of the Commitments at such time, as such percentage may be adjusted pursuant to Section 2.18. At any time after the Commitments shall have terminated, the term “Percentage” shall refer to a Lender’s Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 11.06.

“Permitted Jurisdiction” means (i) Germany, Ireland, Luxembourg, the Netherlands, Switzerland, the United Kingdom, the United States or any jurisdiction within any of the foregoing and (ii) any jurisdiction of a Subsidiary Borrower added pursuant to Section 2.22.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Protesting Lender” has the meaning set forth in Section 2.22(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Quarterly Date” means each March 31, June 30, September 30 and December 31; provided, that if any such date falls on a day that is not a Business Day, the Quarterly Date shall be the next succeeding Business Day.

“rate of exchange” has the meaning set forth in Section 11.14.

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any Issuing Lender, as applicable.

“Register” has the meaning set forth in Section 2.05(a).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Date” has the meaning set forth in Section 2.16(h).

“Reimbursement Obligation” has the meaning set forth in Section 2.16(h).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Party” has the meaning set forth in Section 8.04(m)(ii).

“Relevant Rate” means with respect to any Loans or Letter of Credit Liabilities denominated in (a) Dollars, Term SOFR or Daily Simple SOFR, (b) Pounds Sterling, SONIA or (c) Euros, EURIBOR, as applicable.

“Required Currency” has the meaning set forth in Section 11.14.

“Required Lenders” means at any time Lenders with more than 50% of the aggregate amount of the Credit Exposures at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time any of the foregoing amounts attributable to it.

“Rescindable Amount” has the meaning set forth in Section 2.13(b).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to the Company and each Subsidiary Borrower, the chief executive officer, the president, the chief financial officer, vice president of finance, treasurer, controller or general counsel of the Company or such Subsidiary Borrower, as applicable (or, their equivalent under local law, including if the concept of “officer” is not applicable, a director) and, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the Company or such Subsidiary Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Company or such Subsidiary Borrower designated in or pursuant to an agreement between the Company or such Subsidiary Borrower and the Administrative Agent.

“Restricted Property” means any property that in the opinion of the board of directors of the Company is a principal manufacturing property.

“Revaluation Date” means (a) with respect to any Alternative Currency Loan, each of the following: (i) each date of a Borrowing of a Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Loan denominated in an Alternative Currency pursuant to Section 2.10 and (iii) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Approved LC Currency (other than Dollars), (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an Issuing Lender under any Letter of Credit denominated in an Approved LC Currency (other than Dollars) and (iv) such additional dates as the Administrative Agent or the applicable Issuing Lender shall reasonably determine or the Required Lenders shall reasonably require. Notwithstanding the foregoing, the Revaluation Date shall occur at least quarterly upon the request of the Administrative Agent.

“Revolving Credit Period” means the period from and including the Effective Date to and including the Termination Date.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union (including its member states), His Majesty’s Treasury or other relevant sanctions Governmental Authority of a jurisdiction in which an Obligor is organized.

“Scheduled Unavailability Date” has the meaning set forth in Section 8.02(b)(ii).

“Service of Process Agent” has the meaning set forth in Section 11.08(b).

“Signing Date” has the meaning set forth in Section 3.04.

“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Adjustment” means 0.10% per annum.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“SOFR Loan” means a Daily Simple SOFR Loan or a Term SOFR Loan, as applicable.

“SOFR Successor Rate” has the meaning set forth in Section 8.01(b).

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, however, that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“Specified Debt” means Debt (other than the Loans) of any Borrower, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $500,000,000.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 A.M. (local time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative

Agent or the Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that the Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Approved LC Currency (other than Dollars).

“Subsidiary” with respect to any Person means any corporation or other entity of which such Person directly or indirectly owns a majority of the securities or other ownership interests having ordinary voting power to elect the board of directors or other persons performing similar functions. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Borrower Obligations” has the meaning set forth in Section 10.01(a).

“Subsidiary Borrowers” means the Initial Subsidiary Borrowers and any other Subsidiary as to which the Company has delivered to the Administrative Agent an Election to Participate in accordance with Section 2.22, in each case, until the Company delivers an Election to Terminate with respect to such Subsidiary in accordance with Section 2.22.

“Subsidiary Guarantors” means (i) Linde U.S., (ii) Linde GmbH and (iii) any other Subsidiary of the Company that becomes a Guarantor pursuant to Section 10.07, each in its capacity as a guarantor under Article 10.

“Successor Borrower” has the meaning set forth in Section 5.04(a)(i)(A).

“Successor Rate” means each of the SOFR Successor Rate and Alternative Currency Successor Rate.

“Supplier” has the meaning set forth in Section 8.04(m)(ii).

“Swingline Commitment” means (i) with respect to each Person that is a Swingline Lender on the Effective Date and with respect to each applicable currency, the amount set forth opposite its name on the Commitment Schedule under the heading “Dollar Swingline Commitment” and “Euro Swingline Commitment,” as applicable and (ii) with respect to any Person that becomes a Swingline Lender after the Effective Date, such amount in Dollars and Euro as mutually agreed in writing between such Swingline Lender and the Company, in each case as such amount may be modified from time to time by written agreement of the Company and the applicable Swingline Lender

“Swingline Lender” means each of Bank of America, Citibank, N.A., Deutsche Bank AG New York Branch, HSBC Bank USA, National Association and Mizuho Bank, Ltd. and any other Lender that agrees to become a Swingline Lender pursuant to an instrument in a form reasonably satisfactory to the Company, such Swingline Lender and the Administrative Agent, in each case in its capacity as a lender of Swingline Loans hereunder. A Swingline Lender may, in its discretion, arrange for Swingline Loans to be provided by branches or Affiliates of such Swingline Lender reasonably acceptable to the Company, in which case the term “Swingline Lender” shall include any such branch or Affiliate with respect to Swingline Loans provided by such branch or Affiliate.

“Swingline Loan” means a loan made by a Swingline Lender pursuant to Section 2.01(b).

“Swingline Takeout Borrowing” means a Loan made pursuant to Section 2.17.

“Syndicated Loan” means a Loan made by a Lender pursuant to Section 2.01(a); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Syndicated Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Syndication Agent” means Citibank, N.A., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Mizuho Bank, Ltd., each in its capacity as syndication agent in connection with this Agreement.

“Syndicated Borrowing” has the meaning set forth in Section 1.03.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” has the meaning set forth in Section 8.04(a).

“TCA” means the Taxes Consolidation Act, 1997 of Ireland.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day, plus the SOFR Adjustment;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement.

“Term SOFR Auction” means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Term SOFR Rates based on Term SOFR pursuant to Section 2.03.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR” pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

“Term SOFR Margin” means, with respect to Term SOFR Loans, a rate per annum determined in accordance with the Pricing Schedule.

“Term SOFR Scheduled Unavailability Date” has the meaning set forth in Section 8.01(b)(ii).

“Term SOFR Screen Rate” means the forward-looking Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator) administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Date” means, with respect to any Lender, (i) December 7, 2027 or (ii) such later day to which the Termination Date may be extended with respect to such Lender pursuant to Section 2.19; provided that, in the case of the foregoing clauses (i) and (ii), if such day is not a Business Day, then the Termination Date shall be the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Business Day.

“Titled Banks” means (i) the Administrative Agent, (ii) the Lead Arrangers and (iii) the Syndication Agents and Documentation Agents identified as such on the cover page of this Agreement.

“Total Outstanding Amount” means, at any time, the aggregate Dollar Amount of all Loans outstanding at such time plus the aggregate Dollar Amount of the Letter of Credit Liabilities of all Lenders at such time.

“Treaty” has the meaning specified in the definition of “Irish Treaty State.”

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Non-Bank Lender” means a Lender that becomes a Lender after the Effective Date and which gives a UK Tax Confirmation in the Assignment and Assumption pursuant to which it becomes a Lender.

“UK Obligor” means an Obligor that is incorporated or resident for tax purposes in the United Kingdom.

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(a) a Lender:

(i) which is a bank (as defined for the purpose of Section 879 of the Income Tax Act 2007 of the United Kingdom (“ITA”)) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from Section 18A of the Corporation Tax Act 2009 of the United Kingdom (“CTA”); or

(ii) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of Section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b) a Lender which is:

(i) a company resident in the United Kingdom for United Kingdom tax purposes;

(ii) a partnership each member of which is:

(A) a company so resident in the United Kingdom; or

(B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of that company; or

(c) a UK Treaty Lender.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes;

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of that company.

“UK Tax Deduction” has the meaning set forth in Section 8.04(b)(iv).

“UK Treaty Lender” means a Lender which:

(a) is treated as a resident of a UK Treaty State for the purposes of a UK Treaty;

(b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c) meets all other conditions in the UK Treaty for full exemption from United Kingdom taxation on interest payable to that Lender in respect of an advance under a Loan Document which relate to the Lender, except for this purpose it shall be assumed the following are satisfied: (i) the completion of procedural formalities; and (ii) any condition in the UK Treaty that relates (expressly or by implication) to there not being a special relationship between the applicable Borrower and such Lender or between both of them and another person.

“UK Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all accumulated plan benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date using the actuarial assumptions utilized for funding purposes for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Unrefunded Swingline Loans” has the meaning set forth in Section 2.17(b).

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“VAT” means:

(a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

“VAT Recipient” has the meaning set forth in Section 8.04(m)(ii).

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary all of the shares of capital stock or other ownership interests of which (except for qualifying shares held by directors or foreign nationals in accordance with applicable law) are at the time owned by such Person and/or one or more other Wholly-Owned Subsidiaries.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with U.S. generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in U.S. generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article 5 for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of U.S. generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders. Notwithstanding any other provision contained herein, any lease that would have been categorized as an operating lease as determined in accordance with U.S. generally accepted accounting principles prior to giving effect to the Accounting Standards Codification Topic 842, Leases, or any other changes in U.S. generally accepted accounting principles subsequent to the Effective Date, shall be treated as an operating lease for purposes of this Agreement. References to “local time” means (i) with respect to Loans made to and Letters of Credit issued at the request of the Company or Linde U.S., New York City time, (ii) with respect to Loans made to and Letters of Credit issued at the request of Linde GmbH or Linde Finance, London time, and (iii) with respect to Loans made to and Letters of Credit issued at the request of any other Subsidiary Borrower, the time in the city specified in the Election to Participate for such Subsidiary Borrower.

Section 1.03. Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders to be made to a single Borrower pursuant to Article 2 in the same currency on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by method of determining interest on the Loans comprising such Borrowing (i.e., Base Rate, Term SOFR, Daily Simple SOFR, SONIA or EURIBOR) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a “Syndicated Borrowing” is a Borrowing under Section 2.01(a) in which all Lenders participate in proportion to their Commitments, while a “Competitive Bid Borrowing” is a Borrowing under Section 2.03 in which the participating Lenders are determined on the basis of their bids in accordance therewith).

Section 1.04. Exchange Rates; Currency Equivalents. The Administrative Agent or the relevant Issuing Lender, as applicable, shall determine the Spot Rate as of each Revaluation Date to be used for calculating the Dollar Amount of Loans or Letters of Credit, as applicable, denominated in any Alternative Currency. The Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amounts between an Alternative Currency and Dollars until the next Revaluation Date occurs. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of an Alternative Currency for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the relevant Issuing Lender, as applicable.

Section 1.05. Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Schedule or Exhibit shall be to a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Unless otherwise indicated, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified. Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation, as amended, modified, replaced or supplemented from time to time. Unless otherwise noted, references to laws are to U.S. laws. Capitalized terms in this Agreement referring to any Person shall refer to such Person together with its successors and permitted assigns.

Section 1.06. German Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement, where it relates to any Obligor which is organized under the laws of Germany, any reference to (a) a liquidator, trustee, custodian, receiver or administrator includes an “Insolvenzverwalter,” a “vorläufiger Insolvenzverwalter” or a “Sachwalter”; (b) “Organizational Documents” or “constitutional documents” includes reference to articles of association (Satzung) or partnership agreement (Gesellschaftsvertrag), as applicable, and any by-laws of a supervisory board or advisory board, as applicable; and (c) a “director” or “officer” includes any statutory legal representative(s) (organschaftlicher Vertreter) of a Person, including but not limited to, a member of the board of directors (Vorstand), a managing director (Geschäftsführer) or an authorized representative (Prokurist).

Section 1.07. Dutch Terms. In this Agreement, where it relates to a Borrower which is incorporated under Dutch law a reference to:

(a) a “necessary action to authorize” where applicable, includes:

(i) any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and

(ii) obtaining an unconditional positive advice (advies) from the competent works council(s) if a positive advice is required pursuant to the Works Councils Act of the Netherlands (Wet op de ondernemingsraden);

(b) a “board of directors” means a managing board (bestuur);

(c) a “director” means a managing director (bestuurder);

(d) a “security interest” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(e) a “winding-up,” “administration” or “dissolution” includes a bankruptcy (faillissement) or dissolution (ontbinding);

(f) a “moratorium” includes surseance van betaling and “a moratorium is declared” or “occurs” includes surseance verleend;

(g) any “step” or “procedure” taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or section 60 of the Social Insurance Financing Act (Wet Financiering Sociale Verzekeringen) in conjunction with section 36 of the Tax Collection Act of the Netherlands;

(h) a “liquidator” includes a curator;

(i) an “administrator” includes a bewindvoerder;

(j) a “receiver” does not include a curator or bewindvoerder;

(k) an “attachment” includes a beslag;

(l) “gross negligence” means grove schuld;

(m) “willful misconduct” means opzet;

(n) a merger includes a juridische fusie; and

(o) “insolvency” includes a bankruptcy, moratorium and a resolution procedure under the Act on Financial Supervision (Wet op het financieel toezicht) of the Netherlands.

Section 1.08. Irish Terms. Where it relates to an Obligor incorporated in Ireland, a reference to “examiner” and “examinership” shall have the meaning given to such terms in Part 10 of the Companies 2014 of Ireland.

Section 1.09. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE 2

THE CREDITS

Section 2.01. Commitments to Lend.

(a) Syndicated Loans. During the Revolving Credit Period each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans denominated in any Approved Currency to any Borrower from time to time in amounts such that (i) such Lender’s Outstanding Committed Amount shall not exceed its Commitment and (ii) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments. Each Borrowing under this Section 2.01(a) shall be in a minimum aggregate amount equal to $5,000,000 (in the case of Dollars), €5,000,000 (in the case of Euro), £5,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) and a multiple of $1,000,000 (in the case of Dollars), €1,000,000 (in the case of Euro), £1,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) (or the amount remaining under the Commitments and except that any such Borrowing pursuant to Section 2.16(h) or Section 2.17(a) may be in the amount specified therein) and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, each Borrower may borrow under this Section 2.01(a), repay or prepay Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01(a).

(b) Swingline Loans. During the Revolving Credit Period, each Swingline Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans denominated in Dollars or Euros to any Borrower from time to time in amounts such that (i) such Swingline Lender’s Outstanding Committed Amount shall not exceed the amount of its Commitment, (ii) the aggregate principal amount of Swingline Loans of such Swingline Lender at any time outstanding shall not exceed such Swingline Lender’s Swingline Commitment and (iii) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments. Each Borrowing under this Section 2.01(b) shall be in a minimum amount equal to $100,000 (in the case of Dollars) or €100,000 (in the case of Euro) and a multiple of $100,000 (in the case of Dollars) or €100,000 (in the case of Euro) (or the amount remaining under a Swingline Lender’s Swingline Commitment or the amount remaining under the Commitments). Within the foregoing limits, each Borrower may borrow under this Section 2.01(b), repay or prepay Swingline Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01(b).

(c) Each Lender may, at its option, make any Loan available to any Non-U.S. Borrower by causing any non-U.S. or U.S. branch or Affiliate of such Lender to make such Loan; provided that (i) such designation and Loan does not, in and of itself, subject any Borrower to greater costs pursuant to Article 8 than would have been payable if such Lender made such Loan directly and (ii) any exercise of such option shall not affect the obligation of such Non-U.S. Borrower to repay such Loan in accordance with the terms of this Agreement.

Section 2.02. Making of Committed Borrowings. A Borrower shall give the Administrative Agent and, in the case of a Borrowing of Swingline Loans, the applicable Swingline Lender, a notice (a “Notice of Committed Borrowing”) (which may be a form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of such Borrower (i) not later than (v) 12:00 Noon (New York City time) on the date of each Base Rate Borrowing (other than a Borrowing of Swingline Loans), (w) 12:00 Noon (New York City time) on the date of each Daily Simple SOFR Borrowing, (x) 11:00 A.M. (New York City time) the second Business Day before each Term SOFR Borrowing, (y) 12:00 Noon (London time) the fourth Business Day before each Borrowing denominated in Euro or Pounds Sterling (other than a

Borrowing of Swingline Loans) and (z) 12:00 Noon (local time) the fourth Business Day before each Borrowing denominated in an Alternative Currency (other than Euro and Pounds Sterling) and (ii) not later than (x) 2:00 P.M. (New York City time) on the date of each Swingline Loan denominated in Dollars and (y) 2:00 P.M. (London time) on the date of each Swingline Loan denominated in Euro, specifying:

(a) the relevant Borrower;

(b) the date of such Borrowing, which shall be a Business Day;

(c) the currency and the aggregate amount (in such currency) of such Borrowing;

(d) whether the Loans comprising such Borrowing are to be Swingline Loans;

(e) in the case of a Syndicated Borrowing in Dollars, whether the Loans comprising such Borrowing are to bear interest initially by reference to the Base Rate, Daily Simple SOFR or Term SOFR; and

(f) in the case of a Borrowing of Fixed Rate Loans, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of “Interest Period.”

All Swingline Loans denominated in Dollars shall be Base Rate Loans. All Loans denominated in Euros shall be Alternative Currency Term Rate Loans. All Loans denominated in Pounds Sterling shall be Alternative Currency Daily Rate Loans. All Loans denominated in an Alternative Currency other than Euros or Sterling shall be Alternative Currency Loans. If a Borrower fails to specify a currency in a Notice of Committed Borrowing, then the Borrowing so requested shall be made in Dollars. If a Borrower fails to specify in a Notice of Committed Borrowing whether a Borrowing will be a Base Rate Borrowing, a Daily Simple SOFR Borrowing, a Term SOFR Borrowing, a SONIA Borrowing or a EURIBOR Borrowing, then the Borrowing shall be made as (i) a Base Rate Borrowing in the case of a Borrowing in Dollars, (ii) a EURIBOR Borrowing in the case of a Borrowing in Euros, with an Interest Period of one month, (iii) a SONIA Borrowing in the case of a Borrowing in Pounds Sterling, or (iv) an Alternative Currency Term Rate Borrowing in the case of a Borrowing in an Alternative Currency other than Euros or Pounds Sterling, with an Interest Period of one month. If a Borrower requests a Term SOFR Borrowing or Alternative Currency Term Rate Borrowing in any such Notice of Committed Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

A Notice of Borrowing may state that such notice is conditional upon the occurrence of any event specified therein, in which case such Notice of Borrowing may be revoked (subject to Section 2.14) by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

Section 2.03. Competitive Bid Borrowings.

(a) The Competitive Bid Option. In addition to Committed Loan Borrowings pursuant to Section 2.01, a Borrower may, as set forth in this Section, request the Lenders to make offers to make Competitive Bid Loans in an Approved Currency or another currency to such Borrower from time to time during the Revolving Credit Period. The Lenders may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

(b) Competitive Bid Quote Request. When a Borrower wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Administrative Agent a request (a “Competitive Bid Quote Request”) substantially in the form of Exhibit B so as to be received not later than (v) 9:00 A.M. (New York City time) on the date of each Borrowing denominated in Dollars in the case of an Absolute Rate Auction, (w) 11:00 A.M. (New York City time) the fourth Business Day before each Borrowing denominated in Dollars in the case of a Term SOFR Auction, (x) 9:00 A.M. (London time) the fourth Business Day before each Borrowing denominated in Euro, (y) 11:00 A.M. (London time) the fourth Business Day before each Borrowing denominated in Pounds Sterling and (z) 11:00 A.M. (local time) the fourth Business Day before each Borrowing denominated in an Alternative Currency (other than Euro and Pounds Sterling) (or such other time or date as such Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first Alternative Currency Term Rate Auction, Alternative Currency Daily Rate Auction or Absolute Rate Auction for which such change is to be effective) specifying:

(i) the proposed date of Borrowing, which shall be a Business Day;

(ii) the currency and aggregate amount of such Borrowing, which shall be not less than $5,000,000 (in the case of Dollars), €5,000,000 (in the case of Euro), £5,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) and a multiple of $1,000,000 (in the case of Dollars), €1,000,000 (in the case of Euro), £1,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) (or the amount remaining under the Commitments);

(iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of “Interest Period”; and

(iv) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Term SOFR Rate, a Competitive Bid Alternative Currency Daily Rate, a Competitive Bid Alternative Currency Term Rate or a Competitive Bid Absolute Rate.

A Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request.

(c) Invitation for Competitive Bid Quotes. Promptly after receiving a Competitive Bid Quote Request, the Administrative Agent shall send to the Lenders an invitation (an “Invitation for Competitive Bid Quotes”) substantially in the form of Exhibit C, which shall constitute an invitation by a Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.

(d) Submission and Contents of Competitive Bid Quotes.

(i) Each Lender may submit a quote (a “Competitive Bid Quote”) containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.03(d) and must be submitted to the Administrative Agent by facsimile or other electronic transmission at its address referred to in Section 11.01 not later than (w) 10:00 A.M. (New York City time) on the date of each Borrowing denominated in Dollars in the case of an Absolute Rate Auction, (x) 11:00 A.M. (New York City time) the third Business Day before each Borrowing denominated in Dollars in the case of a Term SOFR Auction, (y) 11:00 A.M. (London time) the third Business Day before each Borrowing denominated in Euro or Pounds Sterling and (z) 11:00 A.M. (local time) the third Business Day before each Borrowing denominated in an Alternative Currency (other than Euro and Pounds Sterling) (or such other time or date as a Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first Alternative Currency Term Rate Auction, Alternative Currency Daily Rate Auction or Absolute Rate Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the applicable Borrower of the terms of the offer or offers contained therein not later than (x) one hour before the deadline for the other Lenders, in the case of a Term SOFR Auction, Alternative Currency Daily Rate Auction or Alternative Currency Term Rate Auction or (y) 15 minutes before the deadline for the other Lenders, in the case of an Absolute Rate Auction. Subject to Articles 3 and 8, any Competitive Bid Quote so made shall not be revocable except with the written consent of the Administrative Agent given on the instructions of the applicable Borrower.

(ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit D and shall in any case specify:

(A) the proposed date of Borrowing;

(B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be at least $5,000,000 (in the case of Dollars), €5,000,000 (in the case of Euro), £5,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) and a multiple of $1,000,000 (in the case of Dollars), €1,000,000 (in the case of Euro), £1,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) (or the amount remaining under the Commitments), (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted;

(C) in the case of a Term SOFR Auction, the margin above or below the applicable Term SOFR (the “Competitive Bid Term SOFR Rate”) offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate;

(D) in the case of an Alternative Currency Term Rate Auction or an Alternative Currency Daily Rate Auction, the margin above or below the applicable Alternative Currency Term Rate or Alternative Currency Daily Rate (the “Competitive Bid Alternative Currency Term Rate” or “Competitive Bid Alternative Currency Daily Rate”, as applicable) offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate;

(E) in the case of an Absolute Rate Auction, the rate of interest per annum (which may be a margin above or below the applicable Base Rate) (specified to the nearest 1/10,000th of 1%) (the “Competitive Bid Absolute Rate”) offered for each such Competitive Bid Loan; and

(F) the identity of the quoting Lender.

A Competitive Bid Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

(iii) Any Competitive Bid Quote shall be disregarded if it:

(A) is not substantially in conformity with Exhibit D or does not specify all of the information required by clause (d)(ii) above;

(B) contains qualifying, conditional or similar language;

(C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

(D) arrives after the time set forth in clause (d)(i).

(e) Notice to Borrower. The Administrative Agent shall promptly notify the applicable Borrower of the terms of (i) any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.03(d) and (ii) any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent’s notice to such Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Term SOFR Rates, Competitive Bid Alternative Currency Daily Rates, Competitive Bid Alternative Currency Term Rates or Competitive Bid Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

(f) Acceptance and Notice by Borrower. Not later than (x) 12:00 Noon (New York City time) on the third Business Day before the proposed date of Borrowing, in the case of a Term SOFR Auction, Alternative Currency Daily Rate Auction or Alternative Currency Term Rate Auction or (y) 11:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the applicable Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first Term SOFR Auction, Alternative Currency Daily Rate Auction, Alternative Currency Term Rate Auction or Absolute Rate Auction for which such change is to be effective), the applicable Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.03(e). In the case of acceptance, such notice (a “Notice of Competitive Bid Borrowing”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted and the relevant Borrower. A Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

(i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

(ii) the amount of each Competitive Bid Borrowing must be at least $5,000,000 (in the case of Dollars), €5,000,000 (in the case of Euro), £5,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) and a multiple of $1,000,000 (in the case of Dollars), €1,000,000 (in the case of Euro), £1,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) (or the amount remaining under the Commitments);

(iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Term SOFR Rates, Competitive Bid Alternative Currency Daily Rates, Competitive Bid Alternative Currency Term Rates or Competitive Bid Absolute Rates, as the case may be; and

(iv) a Borrower may not accept any offer that is described in clause (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

(g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Competitive Bid Term SOFR Rates, Competitive Bid Alternative Currency Daily Rates, Competitive Bid Alternative Currency Term Rates or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in multiples of $1,000,000 (in the case of Dollars), €1,000,000 (in the case of Euro), £1,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

Section 2.04. Notice to Lenders; Funding of Loans.

(a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly (but in any event on the same day such Notice of Borrowing is received by the Administrative Agent) notify each Lender participating therein of the contents thereof and of such Lender’s ratable share of such Borrowing.

(b) On the date of each Borrowing (other than a Borrowing of Swingline Loans), each Lender participating therein shall make available its ratable share of such Borrowing not later than (w) 1:30 P.M. (New York City time) on the date of each Borrowing denominated in Dollars, (x) 1:30 P.M. (London time) on the date of each Borrowing denominated in Euros, (y) 1:30 P.M. (London time) on the date of each Borrowing denominated in Pounds Sterling and (z) 1:30 P.M. (local time) on the date of each Borrowing denominated in an Alternative Currency (other than Euro and Pounds Sterling) in funds immediately available to the Administrative Agent at its office specified in or pursuant to Section 11.01 for the relevant currency. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent shall make such aggregate funds available to the applicable Borrower by depositing the proceeds thereof, in like funds as received by the Administrative Agent, in the account of such Borrower with the Administrative Agent as promptly as practicable, but in no event later than (w) 2:00 P.M. (New York City time) on the date of each Borrowing denominated in Dollars, (x) 2:00 P.M. (London time) on the date of each Borrowing denominated in Euros, (y) 2:00 P.M. (London time) on the date of each Borrowing denominated in Pounds Sterling and (z) 2:00 P.M. (local time) on the date of each Borrowing denominated in an Alternative Currency (other than Euro and Pounds Sterling). On the date of each Borrowing of Swingline Loans, the applicable Swingline Lender shall make available its Borrowing not later than (x) 4:00 P.M. (New York City time) in the case of each Swingline Loan denominated in Dollars and (y) 4:00 P.M. (London time) in the case of each Swingline Loan denominated in Euro, in immediately available funds to the account of the applicable Borrower.

(c) Unless the Administrative Agent shall have received notice from a Lender, prior to (w) 1:30 P.M. (New York City time) on the date of each Borrowing denominated in Dollars, (x) 1:30 P.M. (London time) on the date of each Borrowing denominated in Euros, (y) 1:30 P.M. (London time) on the date of each Borrowing denominated in Pounds Sterling and (z) 1:30 P.M. (local time) on the date of each Borrowing denominated in an Alternative Currency (other than Euro and Pounds Sterling), that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the

Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.04(b) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at the applicable Overnight Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement. Nothing contained in this Section 2.04(c) shall relieve any Lender which has failed to make available its share of any Borrowing hereunder from its obligation to do so in accordance with the terms hereof.

(d) The failure of any Lender to make available to the Administrative Agent its share of any Borrowing on the date of such Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make available to the Administrative Agent its share of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make available the share of any Borrowing to be made available by such other Lender on such date of Borrowing.

Section 2.05. Registry; Notes.

(a) The Administrative Agent shall maintain a register (the “Register”) on which it will record the Commitment of each Lender, the principal amount (and related interest amounts) of each Loan to each Borrower made by such Lender and each repayment of any Loan made by such Lender. Any such recordation by the Administrative Agent on the Register shall be presumptively correct, absent manifest error, and the Borrowers, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the applicable Loan or Commitment for all purposes of this Agreement notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrowers and, as to its position only, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(b) The Borrowers hereby agree that, promptly upon the request of any Lender at any time, the Borrowers shall deliver to such Lender a single Note, duly executed by the Borrowers and payable to the order of such Lender and representing the obligation of each applicable Borrower to pay the unpaid principal amount of all Loans made to such Borrower by such Lender, with interest as provided herein on the unpaid principal amount from time to time outstanding.

(c) Each Lender shall record the date, amount, currency and maturity of each Loan made by it and the date and amount of each payment of principal made by a Borrower with respect thereto, and each Lender receiving a Note pursuant to this Section, if such Lender so elects in connection with any transfer or enforcement of any Note, may endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that neither the failure of such Lender to make any such recordation or endorsement nor any error therein shall affect the obligations of any Borrower hereunder or under the Notes. Such Lender is hereby irrevocably authorized by each Borrower so to endorse any Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

Section 2.06. Maturity of Loans.

(a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

(b) Each Competitive Bid Loan included in any Competitive Bid Borrowing shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the last day of the Interest Period applicable to such Borrowing.

Section 2.07. Interest Rates.

(a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus the applicable Base Rate Margin. Such interest shall be payable to but excluding the date of actual payment in arrears on each Quarterly Date and on the Termination Date and, with respect to the principal amount of any Base Rate Loan converted to a Term SOFR Loan, on each date a Base Rate Loan is so converted.

(b) Each Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the sum of Daily Simple SOFR for such day plus the applicable Daily Simple SOFR Margin. Such interest shall be payable to but excluding the date of actual payment in arrears on each Quarterly Date and on the Termination Date and, with respect to the principal amount of any Daily Simple SOFR Loan converted to a Term SOFR Loan, on each date a Daily Simple SOFR Loan is so converted.

(c) Each Term SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of (i) the Term SOFR Margin for such day plus (ii) Term SOFR applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof, and on the Termination Date.

(d) Each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of (i) the Alternative Currency Term Rate Margin for such day plus (ii) the Alternative Currency Term Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof, and on the Termination Date.

(e) Each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the sum of Alternative Currency Daily Rate for such day plus the applicable Alternative Currency Daily Rate Margin. Such interest shall be payable to but excluding the date of actual payment in arrears on each Quarterly Date and on the Termination Date.

(f) Subject to Section 8.01 and Section 8.02, the unpaid principal amount of each Competitive Bid Term SOFR Rate Loan or Competitive Bid Alternative Currency Term Rate Loan, as applicable, shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of Term SOFR or Alternative Currency Term Rate, as applicable, for such Interest Period plus (or minus) the applicable Competitive Bid Term SOFR Rate or Competitive Bid Alternative Currency Term Rate quoted by the Lender making such Loan. The unpaid principal amount of each Competitive Bid Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Lender making such Loan. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof, and on the Termination Date.

(g) Any overdue principal of or overdue interest on any Loan shall bear interest at a rate per annum equal to the sum of 1% plus the rate applicable to such Loan. Any other overdue amount shall bear interest at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans. Amounts accruing under this Section 2.07(g) shall be payable upon demand.

(h) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the applicable Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(i) With respect to SOFR, Term SOFR, Daily Simple SOFR, any Alternative Currency Daily Rate or any Alternative Currency Term Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

Section 2.08. Fees.

(a) Subject to the next sentence, each Borrower shall pay to the Administrative Agent for the ratable account of the Lenders, such Borrower’s Applicable Portion of a commitment fee in Dollars at the per annum rate set forth as the “Commitment Fee Rate” on the Pricing Schedule (determined daily in accordance with the Pricing Schedule) on the daily aggregate unused amount of the Commitments; provided that Competitive Bid Loans and Swingline Loans shall not be deemed usage of the Commitments for the purpose of calculating commitment fees of any Lender that is not the Lender of such Competitive Bid Loans or Swingline Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the date that the Credit Exposures are reduced to zero; provided, however, that no commitment fee shall accrue on the unused amount of the Commitment of a Defaulting Lender, for so long as such Lender shall be a Defaulting Lender.

(b) Each Borrower shall pay to the Administrative Agent (i) for the ratable account of the Lenders, a fee (a “Letter of Credit Participation Fee”) in Dollars accruing daily on the Dollar Amount of the aggregate amount available for drawing under all outstanding Letters of Credit issued at the request of such Borrower times the Letter of Credit Fee Rate; provided, that the Borrower shall (x) pay to each non-Defaulting Lender that portion of any such Letter of Credit Participation Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Commitment or Swingline Loans that has been reallocated to such non-Defaulting Lender pursuant to Section 2.18(a)(iv) below, (y) pay to the applicable Issuing Lender for its own account the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee and (ii) for the account of each Issuing Lender a fee (a “Letter of Credit Fronting Fee”) accruing daily on the aggregate Dollar Amount of all Letters of Credit issued by such Issuing Lender at the request of such Borrower times 0.125% per annum or such lower rate per annum mutually agreed from time to time by the Company and such Issuing Lender.

(c) Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date the Credit Exposures are reduced to zero).

Section 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Company may, upon at least three Business Days’ notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably and permanently reduce from time to time by an aggregate amount of at least $10,000,000 or a larger multiple of $5,000,000, any unused Commitments. A notice of termination or reduction delivered by the Company may state that such notice is conditioned upon the effectiveness or closing of another financing or the occurrence of any other event specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

Section 2.10. Method of Electing Interest Rates.

(a) The Loans included in each Syndicated Borrowing shall bear interest initially at the type of rate specified by a Borrower in the applicable Notice of Committed Borrowing. Thereafter, such Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8 and the last sentence of this Section 2.10(a)), as follows:

(i) if such Loans are Base Rate Loans or Daily Simple SOFR Loans, such Borrower may elect to convert such Loans to Term SOFR Loans as of any Business Day;

(ii) if such Loans are Term SOFR Loans, such Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Term SOFR Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans; and

(iii) if such Loans are Alternative Currency Term Rate Loans, such Borrower may elect to continue such Loans for an additional Interest Period, subject to Section 2.14 in the case of any such continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent (which may be a form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the applicable Borrower not later than (w) 11:00 A.M. (New York City time) on the second Business Day before the conversion into or continuation of Term SOFR Loans is to be effective, (x) 11:00 A.M. (New York City time) on the second Business Day before the conversion into or continuation of Base Rate Loans is to be effective, (y) 11:00 A.M. (London time) on the fourth Business Day before the conversion into or continuation of Loans denominated in Euro or Pounds Sterling is to be effective and (z) 11:00 A.M. (local time) on the fourth Business Day before the conversion into or continuation of Loans denominated in an Alternative Currency (other than Euro and Pounds Sterling) is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each not less than $5,000,000 (in the case of Dollars), €5,000,000 (in the case of Euro), £5,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) and a multiple of $1,000,000 (in the case of Dollars), €1,000,000 (in the case of Euro), £1,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency).

(b) Each Notice of Interest Rate Election shall specify:

(i) the Group of Loans (or portion thereof) to which such notice applies;

(ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.10(a) above;

(iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv) if such Loans are to be continued as Term SOFR Loans or Alternative Currency Term Rate Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of the term “Interest Period.”

(c) Upon receipt of a Notice of Interest Rate Election from a Borrower pursuant to Section 2.10(a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof. If no Notice of Interest Rate Election is timely received prior to the end of an Interest Period for any Group of Loans, a Borrower shall be deemed to have elected that such Group of Loans be (i) in the case of a Group of Loans denominated in Dollars (other than Fixed Rate Loans), converted on the last day of such Interest Period to Base Rate Loans, or (ii) in the case of a Group of Loans consisting of Fixed Rate Loans or denominated in an Alternative Currency, continued on the last day of such Interest Period for an additional Interest Period of one month (subject to the provisions of the definition of “Interest Period”). If a Borrower requests a conversion to, or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans in any such Notice of Interest Rate Election, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency.

(d) An election by any Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a Borrowing subject to the provisions of Section 3.02.

(e) If an Event of Default has occurred and is continuing, no Loans may be requested as, converted to or continued as Term SOFR Loans, Daily Simple SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that (i) any or all of the then outstanding Term SOFR Loans be converted to Base Rate Loans on the last day of the then current Interest Period applicable to such Term SOFR Loan, (ii) any or all of the then outstanding Daily Simple SOFR Loans be converted to Base Rate Loans immediately, (iii) any or all of the then outstanding Fixed Rate Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Amount thereof, on the last day of the then current Interest Period with respect thereto and (iv) any or all of the then outstanding Alternative Currency Daily Rate Loans be redenominated into Dollars in the amount of the Dollar Amount thereof immediately.

Section 2.11. Scheduled Termination of Commitments. The Commitments shall terminate on the earlier of (i) the Termination Date and (ii) if the Effective Date has not occurred by such date, December 23, 2022, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

Section 2.12. Optional Prepayments.

(a) Subject in the case of any Fixed Rate Loan to Section 2.14, any Borrower may prepay any Loans (other than Competitive Bid Loans (other than any Competitive Bid Loans bearing interest by reference to the Base Rate pursuant to Section 8.01)) made to it, in whole at any time, or from time to time in part in amounts not less than $5,000,000 (in the case of Dollars), €5,000,000 (in the case of Euro), £5,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) and a multiple of $1,000,000 (in the case of Dollars), €1,000,000 (in the case of Euro), £1,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency); provided that such Borrower shall provide the Administrative Agent notice of prepayment at least one Business Day in advance of the prepayment date in the case of Base Rate Loans or any Competitive Bid Loans bearing interest by reference to the Base Rate pursuant to Section 8.01 and at least three Business Days in advance of the prepayment date in the case of any other Loans. Any prepayment of Loans (other than Base Rate Loans) shall be accompanied by interest accrued thereon to the date of prepayment. Each optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing. Any notice of prepayment delivered by any Borrower may state that such notice is conditioned upon the effectiveness or closing of any other financing or the occurrence of any other event specified therein, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) Except as provided in Section 2.12(a), no Borrower may prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof without the consent of the Lender of such Competitive Bid Loan.

(c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share (if any) of such prepayment.

Section 2.13. General Provisions as to Payments.

(a) Each Borrower shall make each payment of principal of, and interest on, Loans made to it and Letter of Credit Liabilities with respect to Letters of Credit requested by it and of fees hereunder owing by it, not later than (w) 12:00 Noon (New York City time) on the date when due with respect to each Borrowing denominated in Dollars, (x) 12:00 Noon (London time) on the date when due with respect to each Borrowing denominated in Euro, (y) 12:00 Noon (London time) on the date when due with respect to each Borrowing denominated in Pounds Sterling and (z) 12:00 Noon (local time) on the date when due with respect to each Borrowing denominated in an Alternative Currency (other than Euro and Pounds Sterling), in the applicable currency in funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 11.01, except that each payment of principal of, and interest on, Swingline Loans shall be made to the applicable Swingline Lender at its address referred to in Section 11.01. Each Borrower shall make each payment of principal of, and interest on, the Alternative Currency Loans owing by it in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, to such account and at such time and at such place as shall have been agreed by the Administrative Agent and the Company, except that each payment of principal of, and interest on, Swingline Loans shall be made to the applicable Swingline Lender at its address referred to in Section 11.01. In any event, all payments to be made by any Borrower hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Loans or Letter of Credit Liabilities denominated in Dollars or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Term SOFR Loans, Daily Simple SOFR Loans or Alternative Currency Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. Whenever any payment of principal of, or interest on, the Competitive Bid Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of Letter of Credit Liabilities denominated in an Alternative Currency shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. For the avoidance of doubt, the obligations of each Borrower hereunder are several and not joint, and no Borrower shall be liable for the obligations of another Borrower hereunder except (i) in the case of any Borrower that is also a Guarantor, to the extent expressly set forth in Article 10 or (ii) in the case of a merger or consolidation of a Borrower with and into another Borrower, the surviving Borrower shall automatically assume the obligations of the non-surviving Borrower hereunder.

(b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Lender hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (x) the applicable Borrower has not in fact made such payment; (y) the Administrative Agent has made a payment in excess of the amount paid by such Borrower (whether or not then owed); or (z) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

Section 2.14. Funding Losses. If:

(a) any Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 2, Article 6 or Article 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto;

(b) any lender or lenders purchase the outstanding Loans of any Lender pursuant to Section 8.06 on any day other than the last day of an Interest Period applicable thereto; or

(c) any Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Lender in accordance with Section 2.04, 2.10(c) or 2.12(c),

then such Borrower shall reimburse each Lender through the Administrative Agent within 30 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to such Borrower and the Administrative Agent a certificate containing a computation in reasonable detail as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 2.15. Computation of Interest and Fees. Interest on Alternative Currency Loans denominated in Pounds Sterling and interest on Base Rate Loans hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day); provided that if the Administrative Agent reasonably determines that a different basis of computation is market convention for a particular Alternative Currency, such different basis shall be used, so long as the Company shall have consented thereto (such consent not to be unreasonably withheld).

Section 2.16. Letters of Credit.

(a) Subject to the terms and conditions hereof, the Issuing Lender designated by a Borrower for a specific issuance shall issue Letters of Credit hereunder from time to time before the Termination Date upon such Borrower’s request, for the account of such Borrower or one of such Borrower’s Subsidiaries; provided that, immediately after each Letter of Credit is issued the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the Letter of Credit so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly, any Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Upon the date of issuance by the Issuing Lender of a Letter of Credit, the Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Lender, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate Commitments.

(b) No Issuing Lender shall be under any obligation to issue any Letter of Credit if:

(i) such Letter of Credit would be denominated in a currency that is not an Approved LC Currency;

(ii) the issuance would violate legal or regulatory restrictions or one or more policies (including any restrictions or policies that prohibit issuance to specified beneficiaries or beneficiaries located in specified jurisdictions) of such Issuing Lender applicable to (A) if such Letter of Credit is a standby letter of credit, standby letters of credit generally, (B) if such Letter of Credit is a commercial letter of credit, commercial letters of credit generally, (C) if such Letter of Credit is a bank guarantee, bank guarantees generally or (D) if such Letter of Credit is a letter of indemnity, letters of indemnity generally (and, for the avoidance of doubt, such internal policies are not ad hoc for the requested Letter of Credit); provided that the exemption set forth in this clause (ii) shall not be available if the restriction or policy would not apply to an affiliate of such Issuing Lender;

(iii) except as otherwise agreed by the Administrative Agent and the Issuing Lender, the Letter of Credit is in an initial stated amount (or Dollar Amount thereof) less than $100,000, in the case of a commercial Letter of Credit, or $1,000,000, in the case of a standby Letter of Credit;

(iv) any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Company or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to that Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Liabilities as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(v) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(vi) after giving effect to the issuance of such Letter of Credit, the aggregate amount available for drawing under all outstanding Letters of Credit issued by such Issuing Lender would exceed its Fronting Commitment.

(c) No Issuing Lender shall amend any Letter of Credit if the Issuing Lender would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(d) No Issuing Lender shall be under any obligation to amend any Letter of Credit if (i) the Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(e) A Borrower shall give the Issuing Lender notice at least four Business Days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, the amount thereof, whether it is to be issued in Dollars or an Alternative Currency, the expiry thereof, the beneficiary thereof and the conditions to drawing thereunder (such notice, including any such notice given in connection with the extension of a Letter of Credit, a “Notice of Issuance”). Upon receipt of a Notice of Issuance, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender’s participation in such Letter of Credit. The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Lender and that the applicable Borrower shall have executed and delivered such other customary instruments and agreements relating to such Letter of Credit as the Issuing Lender shall have reasonably requested. Each Issuing Lender hereby acknowledges that a notice period not less than 30 days for non-extension of an Evergreen Letter of Credit is satisfactory to it. The applicable Borrower shall also pay to the Issuing Lender for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between such Borrower and the Issuing Lender. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit.

(f) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. In addition, each Issuing Lender shall provide the Administrative Agent with a summary of all issuances outstanding on a monthly basis.

(g) No Letter of Credit shall have a term extending or be so extendible later than the then latest Termination Date unless (i) the applicable Issuing Lender agrees to such term beyond the Termination Date and (ii) the applicable Borrower agrees, prior to such Termination Date, to Cash Collateralize such Letter of Credit or provide a back-to-back letter of credit in a face amount at least equal the then undrawn amount of such Letter of Credit from an issuer and in form and substance satisfactory to the Issuing Lender in the case of each of clauses (i) and (ii) above in its sole discretion. In the event the Issuing Lender agrees to an extended tenor for any Letter of Credit as contemplated by the preceding sentence, the participation of each Lender in such Letter of Credit shall terminate on the Termination Date of such Lender notwithstanding that such Letter of Credit shall then remain outstanding. The expiry date of any Letter of Credit may be extended from time to time (x) at the applicable Borrower’s request or (y) in the case of an Evergreen Letter of Credit, automatically, in each case so long as the extended term is not later than the then latest Termination Date (except to the extent in accordance with the first sentence of this paragraph) and, in the case of an Evergreen Letter of Credit, so long as the applicable Borrower shall not have timely instructed the Issuing Lender to give notice of non-extension thereunder. Each Issuing Lender shall, upon giving such notice of non-extension, give such Borrower a copy of such notice.

(h) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the Administrative Agent and the Administrative Agent shall promptly notify the applicable Borrower and each other Lender as to the date and amount of the payment by the Issuing Lender as a result of such demand or drawing (such date of notice to the Borrower, the “Payment Date”). Each Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Lender for any amounts paid by the Issuing Lender upon any drawing under any Letter of Credit, in the currency of such payment if such currency is in an Approved Currency and in Dollars (in the Dollar Amount thereof) if such currency is any other Approved LC Currency (a “Reimbursement Obligation”), within two Business Days of the Payment Date (the “Reimbursement Date”), without presentment, demand, protest or other formalities of any kind. Unless a Borrower notifies the Issuing Lender on or before the Payment Date that it will otherwise make payment of such Reimbursement Obligation, such Borrower shall have been automatically deemed to make a request for a Base Rate Loan if the Reimbursement Obligations is in Dollars, an Alternative Currency Term Rate Loan if such Reimbursement Obligation is denominated in Euros, an Alternative Currency Daily Rate Loan if such Reimbursement Obligation is denominated in Pounds Sterling or an Alternative Currency Loan if the Reimbursement Obligation is denominated in another Alternative Currency in an amount equal to such Reimbursement Obligation. All such amounts paid by the Issuing Lender shall bear interest, payable on demand, for each day from the Payment Date until paid at a rate per annum equal to (i) if such amount is denominated in Dollars, the rate applicable to Base Rate Loans for such day, (ii) if such amount is denominated in Euro, the rate applicable to such Alternative Currency Term Rate Loans on such day, (iii) if such amount is denominated in Pounds Sterling, the rate applicable to such Alternative Currency Daily Rate Loans on such day and (iv) if such amount is denominated in another Alternative Currency, the rate applicable to Alternative Currency Loans on such day plus, for each day on or after the Reimbursement Date on which such amount remains unpaid, 1.00% per annum. In addition, each Lender will pay to the Administrative Agent, for the account of the Issuing Lender, immediately upon the Issuing Lender’s demand at any time during the period commencing on the Payment Date until reimbursement therefor in full by the applicable Borrower, an amount equal to such Lender’s ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the Payment Date to the date of payment by such Lender of such amount at a rate of interest per annum equal to the applicable Overnight Rate. The Issuing Lender will pay to each Lender ratably all amounts received from each Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Lender in respect of such Letter of Credit pursuant hereto.

(i) The obligations of each Borrower and each Lender under Section 2.16(h) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

(i) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

(ii) the existence of any claim, set-off, defense or other rights that any Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Lenders (including the Issuing Lender) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(iv) payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Lender of a draft or certificate that does not comply with the terms of the Letter of Credit; or

(v) any other act or omission to act or delay of any kind by any Lender (including the Issuing Lender), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this clause (v), constitute a legal or equitable discharge of each Borrower’s or the Lender’s obligations hereunder.

(j) Each Borrower hereby indemnifies and holds harmless each Lender (including each Issuing Lender) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur, and none of the Lenders (including the Issuing Lender) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit; provided that no Borrower shall be required to indemnify the Issuing Lender for any claims, damages, losses, liabilities, costs or expenses, and each Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent finally determined by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Lender’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 2.16(j) is intended to limit the obligations of any Borrower under any other provision of this Agreement. To the extent any Borrower does not indemnify the Issuing Lender as required by this Section, the Lenders agree to do so ratably in accordance with their Commitments. For the avoidance of doubt, this Section 2.16(j) shall not apply to any taxes, other than taxes that represent claims, damages, losses, liabilities, costs or expenses arising from a non-tax claim.

(k) Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, the Administrative Agent, any of their respective Related

Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or document related thereto. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.16(i); provided, however, that anything in such clauses to the contrary notwithstanding, any Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the Issuing Lender’s willful misconduct or gross negligence or the Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance, and not in limitation of, the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning, or purporting to transfer or assign, a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(l) Unless otherwise expressly agreed by the Issuing Lender and the Company when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(m) Unless otherwise agreed by the Administrative Agent, each Issuing Lender shall, in addition to its notification obligations set forth elsewhere in this Section 2.16, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i) reasonably prior to the time that such Issuing Lender issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii) on each Business Day on which such Issuing Lender makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii) on any Business Day on which a Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such Issuing Lender on such day, the date of such failure and the amount of such payment;

(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Lender; and

(v) for so long as any Letter of Credit issued by an Issuing Lender is outstanding, such Issuing Lender shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an issuance of a Letter of Credit occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Lender.

Section 2.17. Takeout of Swingline Loans.

(a) In the event that (i) the outstanding Swingline Loans shall not be repaid in full on the Termination Date or (ii) any Swingline Lender (in its discretion) requests it to do so, the Administrative Agent shall, on behalf of the Company (the Company hereby irrevocably directing and authorizing the Administrative Agent so to act on its behalf), give a Notice of Borrowing requesting the Lenders, including the Swingline Lenders, to make (x) if such outstanding Swingline Loans are denominated in Dollars, a Base Rate Borrowing or (y) if such outstanding Swingline Loans are denominated in Euros, a EURIBOR Borrowing with an Interest Period of one month, in each case, in an amount equal to the aggregate unpaid principal amount of the outstanding Swingline Loans. Each Lender will make the proceeds of its Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lenders on such date in accordance with Section 2.04. The proceeds of such Borrowing shall be immediately applied to repay such Swingline Loans.

(b) If, for any reason, a Borrowing may not be (as reasonably determined by the Administrative Agent), or is not, made pursuant to clause (a) above to refund Swingline Loans as required by said clause, then, effective on the date such Borrowing would otherwise have been made, each Lender severally, unconditionally and irrevocably agrees that it shall purchase an undivided participating interest in such Swingline Loans (“Unrefunded Swingline Loans”) in an amount equal to the amount of the Loan which otherwise would have been made by such Lender pursuant to Section 2.17(a), which purchase shall be funded by the time such Loan would have been required to be funded pursuant to Section 2.04 by transfer to the Administrative Agent, for the account of each Swingline Lender, in immediately available funds, of the amount of its participation.

(c) Whenever, at any time after a Swingline Lender has received from any Lender payment in full for such Lender’s participating interest in a Swingline Loan, such Swingline Lender (or the Administrative Agent on its behalf) receives any payment on account thereof, such Swingline Lender (or the Administrative Agent, as the case may be) will promptly distribute to such Lender its participating interest in such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment is subsequently required to be returned, such Lender will return to such Swingline Lender (or the Administrative Agent, as the case may be) any portion thereof previously distributed by such Swingline Lender (or the Administrative Agent, as the case may be) to it.

(d) Each Lender’s obligation to purchase and fund participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Company may have against any Swingline Lender, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the conditions specified in Article 3; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(e) The applicable Borrower shall make all payments of principal and interest in respect of Swingline Loans that are not refunded pursuant to Section 2.17(a) directly to the applicable Swingline Lender.

Section 2.18. Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.05.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 6 or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by any Issuing Lender or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Company may request, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest-bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Lender or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letters of Credit in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or Letters of Credit were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Liabilities owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Liabilities owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Participation Fees as provided in Section 2.08(b).

(iv) Reallocation of Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Percentage (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the Outstanding Committed Amount of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. Subject to Section 11.12, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(b) Cash Collateral. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, any Issuing Lender or any Swingline Lender, the Company shall at its election either (i) prepay (or cause another Borrower to prepay) Loans (subject, in the case of any Fixed Rate Loan, to Sections 2.12 and 2.14) in an amount sufficient to permit the Fronting Exposure with respect to such Defaulting Lender to be reallocated in full to the other Lenders in accordance with Section 2.18(a)(iv) above or (ii) Cash Collateralize all such Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(c) Defaulting Lender Cure. If the Company, the Administrative Agent, each Swingline Lender and each Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Percentages (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.19. Extension of Termination Date.

(a) On or after the first anniversary of the Effective Date, the Termination Date may be extended on up to two occasions, but not more than once per period of twelve months, in the manner set forth in this Section 2.19 for a period of one year from the Termination Date then in effect. If the Company wishes to request an extension of the Termination Date, the Company shall give written notice to that effect to the Administrative Agent, whereupon the Administrative Agent shall promptly notify each of the Lenders of such request. Each Lender shall respond to such request, whether affirmatively or negatively, as it may elect in its sole and absolute discretion, within 20 days of such notice (or such later date as agreed by the Company) to the Administrative Agent. Any Lender not responding to such request within such time period shall be deemed to have responded negatively to such request. The Company may require the Lenders that do not elect to extend the Termination Date to assign their Loans and Commitments in their entirety to one or more Assignees pursuant to Section 11.06 which Assignees will agree to extend the Termination Date. If Lenders with more than 51% of Credit Exposures at such time (including such Assignees and excluding their respective transferor Lenders) respond affirmatively, then, subject to receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit I duly completed and signed by all of the parties thereto, the Termination Date shall be extended to the first anniversary of the Termination Date then in effect.

(b) If any Lender rejects, or is deemed to have rejected the Company’s request to extend the Termination Date, then (i) the Commitments of such Lender shall terminate on the Termination Date then in effect with respect to such Lender and (ii) the Company shall pay to such Lender on such Termination Date any amounts due and payable to such Lender on such date. On the date of termination of such non-extending Lender’s Commitment, (x) the extending Lenders’ Percentages of Letter of Credit Liabilities and participation obligations in Swingline Loans shall be re-determined without including the Commitment of such non-extending Lender; provided that, after giving effect thereto, the Outstanding Committed Amount of each extending Lender shall not exceed its Commitment. The Company shall, if and to the extent necessary to permit such reallocation of participations in accordance with the proviso in the preceding sentence, either (x) prepay (or cause another Borrower to prepay) Loans (subject, in the case of any Fixed Rate Loan, to Sections 2.12 and 2.14) or (y) Cash Collateralize Letter of Credit Liabilities and Swingline Loans.

Section 2.20. Increased Commitments; Additional Lenders.

(a) From time to time the Company may, upon at least five Business Days’ notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), increase the aggregate amount of the Commitments by an amount not less than $25,000,000 (the amount of any such increase, the “Increased Commitments”).

(b) To effect such an increase, the Company may designate one or more of the existing Lenders or other financial institutions reasonably acceptable to the Administrative Agent, each Issuing Lender and the Company which at the time agree to (i) in the case of any such lender that is an existing Lender, increase its Commitment and (ii) in the case of any other such lender (an “Additional Lender”), become a party to this Agreement with a Commitment of not less than $5,000,000.

(c) Any increase in the Commitments pursuant to this Section 2.20 shall be subject to satisfaction of the following conditions:

(i) immediately before and after giving effect to such increase, no Event of Default shall have occurred and be continuing; and

(ii) after giving effect to such increase, the aggregate amount of all Commitments shall not exceed $6,500,000,000.

(d) An increase in the aggregate amount of the Commitments pursuant to this Section 2.20 shall become effective upon the receipt by the Administrative Agent of (i) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Company, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, (ii) such evidence of appropriate corporate authorization on the part of the Company with respect to the Increased Commitments and such opinions of counsel for the Company with respect to the Increased Commitments as the Administrative Agent may reasonably request and (iii) a certificate of the Company stating that the conditions set forth in Section 2.20(c) have been satisfied.

(e) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.20, (i) the respective Letter of Credit Liabilities and participations in outstanding Swingline Loans of the Lenders shall be re-determined as of the effective date of such increase and (ii) each of the Lenders holding Commitments immediately prior to such increase shall assign to each of the Lenders holding a portion of the Increased Commitment, and each of the Lenders holding a portion of the Increased Commitment shall purchase from each of the Lenders holding Commitments immediately prior to such increase, at the principal amount thereof, such interests in the Syndicated Loans outstanding on the effective date of such increase as shall be necessary in order that, after giving effect to all such assignments and purchases, such Syndicated Loans will be held by Lenders ratably in accordance with their Commitments after giving effect to the Increased Commitments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

Section 2.21. Currency Fluctuation. If after giving effect to any determination by the Administrative Agent of a Dollar Amount, the Total Outstanding Amount exceeds 107% of the aggregate amount of the Commitments, the applicable Borrower(s) shall within five Business Days prepay outstanding Loans (as selected by the Company and notified to the Lenders through the Administrative Agent not less than three Business Days prior to the date of prepayment) or take other action to the extent necessary to cause such percentage not to exceed 100%.

Section 2.22. Subsidiary Borrowers.

(a) After the Effective Date, the Company may at any time and from time to time (i) designate any Wholly Owned Subsidiary of the Company as a Subsidiary Borrower by delivering an Election to Participate to the Administrative Agent, and (ii) cause any Subsidiary to cease being a Subsidiary Borrower by delivering an Election to Terminate to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Subsidiary and the Company in such number of copies as the Administrative Agent may request. If at any time a Subsidiary theretofore designated as a Subsidiary Borrower is no longer a Wholly Owned Subsidiary of the Company, the Company shall cause to be delivered to the Administrative Agent an Election to Terminate terminating the status of such Subsidiary as a Subsidiary Borrower. The delivery of an Election to Terminate shall not affect any obligation of a Subsidiary Borrower theretofore incurred or the Company’s guaranty thereof pursuant to Article 10. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Participate or Election to Terminate.

(b) Notwithstanding the foregoing, with respect to any Wholly Owned Subsidiary of the Company not organized under the laws of the United States or any State thereof (an “Eligible Foreign Subsidiary”) that the Company elects to designate as a Subsidiary Borrower after the Effective Date, no Lender shall be required to make Loans to such Wholly Owned Subsidiary of the Company and no Issuing Lender shall be required to issue or amend any Letter of Credit for such Wholly Owned Subsidiary of the Company in the event that the making of such Loans or issuance or amendment of such Letter of Credit would reasonably be expected to either (x) breach or violate any internal policy (other than with respect to Eligible Foreign Subsidiaries formed under the laws of any nation that is a member of the Organization for Economic Cooperation and Development as of the date hereof), law or regulation to which such Lender or Issuing Lender is, or would be upon the making of such Loan or issuance or amendment of such Letter of Credit, subject or (y) result in materially adverse tax consequences to such Lender or Issuing Lender (any such Lender or Issuing Lender, a “Protesting Lender”); provided that, in the event described in clause (x) immediately above, any Lender or Issuing Lender, as applicable, which is relying solely on such internal policies as the basis for not making Loans or issuing or amending Letters of Credit, may do so only if such internal policies are being applied by such Lender or Issuing Lender to all similarly situated borrowers seeking loans, letters of credit or other extensions of credit from or with respect to doing business in such jurisdiction.

(c) As soon as practicable (but in any event not more than five Business Days) after receipt of notice from the Company or the Administrative Agent of the Company’s intent to designate an Eligible Foreign Subsidiary, any Protesting Lender shall notify the Company and the Administrative Agent in writing of its inability or unwillingness (to the extent permitted by Section 2.22(b)) to extend credit to such Eligible Foreign Subsidiary. With respect to each Protesting Lender, the Company shall, effective on or before the date that such Eligible Foreign Subsidiary shall have the right to borrow under this Agreement, (i) replace such Protesting Lender with Lenders willing (in their sole discretion) to increase their existing Commitments, or other financial institutions willing (in their sole discretion) to become Lenders and extend new commitments, on terms consistent with Section 8.06(a), (ii) notify the Administrative Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated on terms consistent with Section 8.06(b); provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it repaid by the Borrowers or (iii) cancel its request to designate such Eligible Foreign Subsidiary as a “Subsidiary Borrower.”

ARTICLE 3

CONDITIONS

Section 3.01. Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which the following conditions are satisfied:

(a) The Administrative Agent shall have received each of the following documents, each dated the Effective Date unless otherwise indicated:

(i) [Reserved];

(ii) opinions of (A) Cahill Gordon & Reindel LLP, special New York counsel for the Company, (B) Arthur Cox, special Irish counsel for the Company, and (C) Linklaters LLP, special German counsel for Linde GmbH and special Dutch counsel for Linde Finance (in respect of German and Dutch law (as applicable) and the existence, capacity and due representation of Linde GmbH and Linde Finance (as applicable)), each in a form reasonably acceptable to the Administrative Agent;

(iii) upon the reasonable request of any Lender made by November 18, 2022 prior to the Effective Date, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act;

(iv) with respect to each Borrower, a certificate on behalf of such Borrower signed by an authorized representative of such Borrower (in such person’s capacity as a representative and not in a personal capacity) certifying:

(A) that attached thereto is a true, correct and complete copy of the Organizational Documents of such Borrower (other than any by-laws of the supervisory boards and/or advisory boards of Linde GmbH), as in effect on the Effective Date;

(B) that no proceeding for the dissolution, liquidation or examination (or analogous proceeding) of such Borrower exists;

(C) (other than in respect of Linde GmbH) that the copies of the resolutions of such Borrower’s board of directors (or equivalent body or an appropriate committee thereof or of the supervisory board (Aufsichtsrat) or advisory board (Beirat), if applicable) pursuant to which the terms of, other applicable authorizations and the transaction contemplated by this Agreement were approved and which are attached to the certificate are true and correct and in full force and effect and in respect of Linde GmbH, attached thereto is an in-house confirmation from an authorized representative of Linde GmbH that all corporate actions necessary under the Organizational Documents for the entry into the Agreement by Linde GmbH have been taken; and

(D) as to the incumbency and signature of each authorized person who signed this Agreement and the Notes on behalf of such Borrower; and

(v) with respect to Linde GmbH, the Linde GmbH Guarantor Supplement.

(b) The Administrative Agent shall have received from the Company the closing fees for the ratable accounts of the Lenders in the amounts previously agreed. The Lead Arrangers shall have received from the Company the arrangement fees set forth in the Fee Letters. The Administrative Agent shall have received all expenses due and payable on or prior to the Effective Date, including, to the extent invoiced at least one day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(c) [Reserved].

(d) The Company shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to each of Linde GmbH and Linde Finance.

(e) The representations and warranties of the Borrowers contained in this Agreement shall be true in all material respects (except that any such representation or warranty qualified as to materiality or by “Material Adverse Effect” shall be true in all respects) on and as of the Effective Date, except to the extent that any such representations or warranties refer specifically to an earlier date, in which case they shall be true as of such earlier date.

(f) The Signing Date shall have occurred.

The Administrative Agent shall promptly notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

Section 3.02. Borrowings and Issuances of Letters of Credit. The obligation of any Lender to make a Loan and the obligation of an Issuing Lender to issue (or renew, extend the term of or increase the stated amount of) any Letter of Credit is subject to the satisfaction of the following conditions; provided that if the related Borrowing is a Swingline Takeout Borrowing, only the conditions set forth in clauses 3.02(a), 3.02(b) and 3.02(e) must be satisfied:

(a) The Administrative Agent shall have received (or deemed to have received pursuant to Section 2.16(h) or 2.17(a)) a Notice of Borrowing as required by Section 2.02 or Section 2.03, or the Issuing Lender shall have received a Notice of Issuance as required by Section 2.16(e), as the case may be.

(b) Immediately after such Borrowing or issuance (or renewal, extension or increase) of such Letter of Credit, the Total Outstanding Amount will not exceed the aggregate amount of the Commitments.

(c) Immediately before and after such Borrowing or issuance (or renewal, extension or increase) of such Letter of Credit, no Default shall have occurred and be continuing.

(d) The representations and warranties of the Borrowers contained in this Agreement (except the representations and warranties set forth in Sections 4.04(d), 4.05 and 4.07) shall be true in all material respects (except that any such representation or warranty qualified as to materiality or by “Material Adverse Effect” shall be true in all respects) on and as of the date of such Borrowing or issuance (or renewal, extension or increase), except to the extent that any such representations or warranties refer specifically to an earlier date, in which case they shall be true as of such earlier date.

(e) The Effective Date shall have occurred.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the applicable Borrower (and by the Company if it is not the Borrower) on the date of such Borrowing as to the facts specified in Sections 3.02(c) and 3.02(d) (unless such Borrowing is a Swingline Takeout Borrowing).

Section 3.03. First Borrowing by Each Additional Subsidiary Borrower. The obligation of each Lender to make a Loan, and the obligation of an Issuing Lender to issue a Letter of Credit, on the occasion of the first Borrowing by or issuance of a Letter of Credit for the account of each Subsidiary Borrower (other than an Initial Subsidiary Borrower) is subject to the satisfaction of the following further conditions:

(a) The Administrative Agent shall have received notice of the intention to designate a Subsidiary as a Subsidiary Borrower at least ten Business Days (or such shorter period as is acceptable to the Administrative Agent) prior to the delivery of the Election to Participate for such Subsidiary Borrower.

(b) The Administrative Agent shall have received an opinion of counsel for such Subsidiary Borrower (who may be an employee of the Company or a Subsidiary) reasonably acceptable to the Administrative Agent, substantially to the effect of Exhibit G (with such qualifications and limitations as are reasonably acceptable to the Administrative Agent) and, in the case of a Subsidiary Borrower not organized in any jurisdiction in the United States, covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request and are customary for opinions of such type for borrowers organized in such jurisdiction.

(c) The Administrative Agent shall have received all customary documents which it may reasonably request relating to the existence of such Subsidiary Borrower, the corporate authority for and the validity of the Election to Participate of such Subsidiary Borrower, this Agreement and the Notes of such Subsidiary Borrower, and any other matters relevant thereto, including receipt at least three Business Days prior to the delivery of the Election to Participate of all customary documentation and other customary information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the Patriot Act) requested by the Administrative Agent or any Lender within three Business Days following delivery of the notice pursuant to clause (a) above, all in form and substance reasonably satisfactory to the Administrative Agent or, where applicable, the requesting Lender.

(d) If such Subsidiary Borrower qualifies as a “legal entity customer” under the CDD Rule, such Subsidiary Borrower shall have delivered a Beneficial Ownership Certification to each Lender that has requested a Beneficial Ownership Certificate within three Business Days following delivery of the notice pursuant to clause (a) above.

Section 3.04. Signing Date. This Agreement (but not the Lenders’ Commitments hereunder) shall become effective and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns on and as of the first date (the “Signing Date”) on which the Administrative Agent shall have received counterparts hereof signed by each of the parties hereto on the date hereof (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of facsimile transmission, other electronic transmission or other written confirmation from such party of execution of a counterpart hereof signed by such party).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants (as to itself) that:

Section 4.01. Existence and Power. Such Borrower is (a) duly incorporated or organized and validly existing under the laws of the jurisdiction of its organization, (b) is in good standing under the laws of the jurisdiction of its organization (to the extent the concept of good standing is relevant in such jurisdiction), except as could not reasonably be expected to have a Material Adverse Effect and (c) has all organizational powers required to carry on its business as now conducted.

Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by such Borrower of this Agreement and the Notes (i) are within such Borrower’s organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) do not contravene any provision of the Organizational Documents of such Borrower and (iv) require no action by or in respect of, or filing with, any governmental body, agency or official (other than routine informational filings) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Material Subsidiaries or result in or permit the termination or modification of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Material Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Material Subsidiaries, except, in each case under this clause (iv), as could not reasonably be expected to have a Material Adverse Effect.

Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each Obligor and, when executed and delivered in accordance with this Agreement, any Notes of any Borrower will constitute valid and binding obligations of such Borrower, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.04. Financial Information.

(a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2021 and the related statements of income and cash flows for the year then ended, as filed with the U.S. Securities and Exchange Commission, fairly present, in all material respects in conformity with U.S. generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period.

(b) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 2022 and the related statements of income and cash flows for the period then ended, as filed with the U.S. Securities and Exchange Commission, fairly present, in all material respects in conformity with U.S. generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period, subject in the case of such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

(c) [Reserved].

(d) Since December 31, 2021 there has been no change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, which could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or any Note.

Section 4.05. Litigation. There is no action, suit or proceeding pending against or, to the knowledge of the Company, threatened against the Company or any of its Material Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect.

Section 4.06. Compliance with ERISA. After it has become a member of the ERISA Group, except as could not reasonably be expected to have a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the currently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. After it has become a member of the ERISA Group, except as could not reasonably be expected to have a Material Adverse Effect, no member of the ERISA Group has:

(i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA in respect of any Plan,

(ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, or

(iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.07. Environmental Matters. In the ordinary course of its business, the Company considers the effects of Environmental Laws on the business, operations and properties of the Company and its Material Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs. Based on the foregoing, the Company has reasonably concluded that Environmental Laws are unlikely to have an effect on the business, financial condition or results of operations of the Company and its Material Subsidiaries taken as a whole during the term of the Agreement, which could reasonably be expected to have a Material Adverse Effect.

Section 4.08. Not an Investment Company. No Obligor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.09. Affected Financial Institutions. No Obligor is an Affected Financial Institution.

Section 4.10. Beneficial Ownership Certificate. As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 4.11. Sanctions. None of (i) the Company or any of its Subsidiaries, (ii) to the knowledge of the Company, any director, officer or affiliate thereof or (iii) to the knowledge of the Company, any employee or agent that will act in any capacity in connection with or benefit from the credit facilities established under this Agreement, is currently the subject or target of any Sanctions, nor is the Company or any Subsidiary located, organized or residing in a Designated Jurisdiction. The Company and its Subsidiaries are in compliance in all material respects with applicable Sanctions. Any provision of this Section 4.11 shall not apply to any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law.

Section 4.12. Members of the Same Group. As of the Effective Date, the Obligors are members of the same group of companies for the purposes of Section 243 of the Companies Act 2014 of Ireland.

Section 4.13. Tax Residence. As of the Effective Date, the Company is resident for tax purposes solely in the United Kingdom.

ARTICLE 5

COVENANTS

Each Borrower agrees (as to itself) that, so long as any Lender has any Credit Exposure hereunder:

Section 5.01. Information. The Company will deliver to the Administrative Agent (which shall promptly forward to the Lenders):

(a) within 113 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with generally accepted auditing standards by Pricewaterhouse Coopers LLP or other independent public accountants of nationally recognized standing;

(b) within 53 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and comparative financial information as of the end of the previous fiscal year, the related consolidated statement of income for such quarter and the related consolidated statements of income and cash flows for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by the principal financial officer or the principal accounting officer of the Company or a person designated in writing by either of the foregoing persons;

(c) within five days after any Responsible Officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the principal financial officer or the principal accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(d) within ten (10) days after any Responsible Officer of the Company obtains knowledge thereof, if and when any member of the ERISA Group (after it has become a member of the ERISA Group):

(i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event;

(ii) receives notice of the imposition of complete or partial withdrawal liability in excess of $10,000,000, upon any member of the ERISA Group under Title IV of ERISA or notice that any Multiemployer Plan is in endangered or critical status, is insolvent or has been terminated, which could reasonably be expected to result in material liability to a Borrower;

(iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability under Title IV of ERISA (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan;

(iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA;

(v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA;

(vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA which could reasonably be expected to result in a material liability to a Borrower; or

(vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which, in any such case, has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security;

a certificate of a Responsible Officer of the Company setting forth details (including a copy of any applicable notice or application given or received if in the possession or control of the Company) as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

(e) information and documentation reasonably requested by the Administrative Agent (on behalf of itself or any Lender (and, in the case of a Lender, the Company may deliver such information and documentation directly to such requesting Lender)) necessary for complying with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation reasonably promptly following any request therefor; and

(f) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

The Administrative Agent will deliver a copy of each document it receives pursuant to this Section 5.01 to each Lender within four Business Days after receipt thereof.

Any information required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at www.lindeplc.com (or such other website as notified to the Administrative Agent by the Company); (ii) on which such documents are posted on the SEC’s website at www.sec.gov or (iii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

Without limiting the provisions of Section 11.10, the Company hereby acknowledges that the Administrative Agent will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of each Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system.

Section 5.02. Maintenance of Existence, Property and Insurance.

(a) Each Borrower shall preserve, renew and keep in full force and effect its organizational existence, except to the extent permitted by Section 5.04.

(b) The Company will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its respective business in good working order and condition, ordinary wear and tear excepted, and except as could not reasonably be expected to have a Material Adverse Effect.

(c) The Company will maintain, and will cause each of its Subsidiaries to maintain, insurance policies on its assets covering such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business as the Company or such Subsidiary, as the case may be; and, upon request of the Administrative Agent, will promptly furnish to the Administrative Agent for distribution to the Lenders information presented in reasonable detail as to the insurance so carried.

Section 5.03. Negative Pledge. The Company will not, and will not permit any Material Subsidiary to, create, assume or suffer to exist any Lien securing Debt on any Restricted Property, except:

(a) Liens existing on the date of this Agreement;

(b) any Lien existing on any asset of any Person at the time such Person becomes (or merges or combines with) a Material Subsidiary and not created in contemplation of such event;

(c) any Lien on any asset (and improvements thereto and proceeds thereof) securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within one year after the acquisition thereof;

(d) any Lien on any improvements constructed on any property of the Company or any such Material Subsidiary and any theretofore unimproved real property on which such improvements are located securing Debt incurred for the purpose of financing all or any part of the cost of constructing such improvements; provided that such Lien attaches to such improvements within one year after the later of (i) completion of construction of such improvements and (ii) commencement of full operation of such improvements;

(e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Material Subsidiary and not created in contemplation of such acquisition;

(f) Liens on property of the Company or a Material Subsidiary in favor of any Governmental Authority to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

(g) Liens resulting from judgments that have been stayed or bonded or not exceeding $500,000,000;

(h) Liens on property of any Material Subsidiary in favor of the Company and/or one or more Material Subsidiaries;

(i) any Lien created or subsisting in order to comply with Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or pursuant to Section 7e of the German Social Law Act No. 4 (Sozialgesetzbuch IV);

(j) any Lien entered into by the Company or any Material Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances and any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom the Company or the relevant Material Subsidiary maintains a banking relationship in the ordinary course of business;

(k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed the greater of (x) 15% of Consolidated Net Tangible Assets (measured at the time of incurrence of such Debt) and (y) $7,500,000,000; and

(l) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 5.03; provided that such Debt is not increased and is not secured by any additional assets other than improvements thereon and proceeds thereof.

Section 5.04. Consolidations, Mergers and Sales of Assets.

(a) The Company will not merge or consolidate with or into any other Person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets, property or business in any single transaction or series of related transactions (including, in each case, pursuant to a Delaware LLC Division), unless:

(i) (A) in the case of any such merger or consolidation, (x) the Company shall be the continuing corporation or (y) if the Company shall not survive such merger or consolidation, (1) the Person surviving such merger or consolidation shall be a company organized and existing under the laws of a Permitted Jurisdiction, (2) such Person shall expressly assume the due and punctual performance and observance of all of the covenants and agreements of the Company contained in this Agreement and any Notes pursuant to an assumption agreement reasonably satisfactory to the Administrative Agent; provided, that the assumption agreement delivered by the Successor Borrower (as defined below) in connection with any such merger or consolidation associated with the Frankfurt Exchange Delisting shall be substantially consistent with the form attached hereto as Exhibit M, (3) the Administrative Agent shall have received an opinion of counsel of the Company (who may be an employee of the Company) reasonably satisfactory to the Administrative Agent and addressed to each Lender, as to the due authorization, execution and delivery and enforceability of the assumption agreement (with such qualifications and limitations as are reasonably acceptable to the Administrative Agent); provided, that, such opinions delivered in respect of the assumption agreement to be signed by the Successor Borrower in connection with any such merger or consolidation associated with the Frankfurt Exchange Delisting shall be substantially consistent with (i) the corresponding opinions included in the Arthur Cox opinion letter and (ii) the corresponding opinions included in the Cahill Gordon & Reindel LLP opinion letter, each delivered pursuant to Section 3.01(a)(ii) hereof on the Effective Date and (4) the Administrative Agent shall have received all customary documentation and other customary information as to such Person required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the Patriot Act and the Beneficial Ownership Regulation) reasonably requested by the Administrative Agent (each such Person, a “Successor Borrower”) or (B) in the case of any such sale, lease, transfer or other disposition, the transferee or transferees shall be one or more Wholly-Owned Subsidiaries of the Company organized and existing under the laws of a Permitted Jurisdiction, which shall expressly assume the due and punctual performance and observance of all of the covenants and agreements of the Company contained in this Agreement and any Notes; and

(ii) immediately after giving effect to such merger or consolidation, or such sale, lease, transfer or other disposition, no Default shall have occurred and be continuing.

(b) No Subsidiary Borrower will merge or consolidate with or into any other Person (other than the Company or another Subsidiary Borrower), unless:

(i) (x) such Subsidiary Borrower shall be the continuing Person or (y) if such Subsidiary Borrower shall not survive such merger or consolidation, (1) the Person surviving such merger or consolidation shall be a Wholly-Owned Subsidiary of the Company or of Linde GmbH organized and existing under the laws of a Permitted Jurisdiction, (2) such Person shall expressly assume the due and punctual performance and observance of all of the covenants and agreements of such Borrower contained in this Agreement and any Notes pursuant to an assumption agreement reasonably satisfactory to the Administrative Agent and which shall include representations substantially similar to those set forth in Article 9 hereto, (3) the Administrative Agent shall have received an opinion of counsel of such Borrower (who may be an employee of the Company or such Borrower) reasonably satisfactory to the Administrative Agent and addressed to each Lender, as to the due authorization, execution and delivery and enforceability of the assumption agreement (with such qualifications and limitations as are reasonably acceptable to the Administrative Agent) and (4) the Administrative Agent shall have received all customary documentation and other customary information as to such Person required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the Patriot Act and the Beneficial Ownership Regulation) reasonably requested by the Administrative Agent; and

(ii) (x) the Company delivers an Election to Terminate with respect to such Subsidiary Borrower and (y)(i) all Loans owing by such Borrower are repaid and all Letter of Credit Liabilities related to Letters of Credit issued at the request of such Borrower are Cash Collateralized or (ii) such Loans and Letter of Credit Liabilities are assumed by another Borrower pursuant to an assumption agreement reasonably satisfactory to the Administrative Agent;

provided that in no event shall any Subsidiary Borrower be permitted to merge or consolidate with or into any other Person (other than another Subsidiary Borrower) unless immediately after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing.

Section 5.05. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company and its Subsidiaries for general corporate purposes.

Section 5.06. Sanctions.

(a) The Company will maintain policies and procedures reasonably designed to promote and achieve compliance by the Company and its Subsidiaries with all applicable Sanctions.

(b) No Borrower will, directly or, to the knowledge of such Borrower, indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, for the purpose of funding, financing or facilitating any activities of or business with any individual or entity that is the subject of Sanctions, or in any Designated Jurisdiction, in each instance except to the extent permissible for an individual or entity required to comply with Sanctions, and in each instance except to the extent that such activity or business is licensed by OFAC or otherwise authorized under U.S. law, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, arranger, Administrative Agent, Issuing Lender, Swingline Lender or otherwise) of applicable Sanctions.

(c) Any provision of this Section 5.06 shall not apply to any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law.

Section 5.07. Anti-Corruption Laws. The Company and its Subsidiaries will comply with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, Section 333 or Section 334 of the German Criminal Code (Strafgesetzbuch) and other similar anti-corruption legislation in other applicable jurisdictions, except where failure to comply would not, and would not be reasonably likely to, have a Material Adverse Effect, and will maintain policies and procedures reasonably designed to promote and achieve compliance with such laws. The Company will not, and will not permit any of its Subsidiaries to, directly or, to its knowledge, indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, section 333 or section 334 of the German Criminal Code (Strafgesetzbuch) and other similar anti-corruption legislation in other applicable jurisdictions.

Section 5.08. Guaranties.

(a) Linde GmbH shall not guarantee any Specified Debt of the Company unless Linde GmbH substantially concurrently guarantees the payment and performance of the Company Obligations pursuant to Article 10 hereof and in accordance with clause (b) below.

(b) In accordance with Section 5.08(a) above Linde GmbH shall be considered a Subsidiary Guarantor hereunder, pursuant to, and subject to the limitations set forth in, the Linde GmbH Guarantor Supplement.

ARTICLE 6

DEFAULTS

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default”:

(a) any principal of any Loan or Reimbursement Obligation, any interest on any Loan or Reimbursement Obligation or any fees or any other amount payable hereunder shall not be paid when due and such failure continues for five Business Days after written notice thereof has been given to the Company by the Administrative Agent;

(b) the Company shall fail to observe or perform any covenant contained in Section 5.03 or 5.04 or, except to the extent such a breach thereof is capable of being cured (in which case clause (c) below shall apply), 5.06(b);

(c) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) of this Section 6.01) for 30 days after written notice thereof has been given to the Company by the Administrative agent;

(d) any representation, warranty, certification or statement made (or deemed made) by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been false or misleading in any material respect when made (or deemed made), and such breach continues for 30 days after written notice thereof has been given to the Company by the Administrative Agent;

(e) any Borrower shall fail to make any principal payment in respect of any Specified Debt when due after giving effect to any applicable grace period, or any event or condition shall occur which results in the acceleration of the maturity of any Specified Debt;

(f) any Borrower shall:

(i) commence a voluntary case or other proceeding seeking (1) liquidation, examination (in the case of an Irish Borrower only), reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (2) the appointment of a trustee, receiver, liquidator, examiner (in the case of an Irish Borrower only), custodian or other similar official of it or any substantial part of its property;

(ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it;

(iii) make a general assignment for the benefit of creditors; or

(iv) take any corporate action to authorize any of the foregoing;

(g) (i) an involuntary case or other proceeding shall be commenced against any Borrower seeking (1) liquidation, examination (in the case of an Irish Borrower only), reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (2) the appointment of a trustee, receiver, examiner (in the case of an Irish Borrower only), liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;

(ii) with respect to a Borrower having its center of main interest (in the meaning of Section 3 of the German Insolvency Code (Insolvenzordnung) or Article 3, paragraph 1 of Council Regulation (EC) No. 1346/2000 of May 29, 2000) in Germany, such Borrower has commenced negotiations with any one or more of its creditors with a view to the general re-adjustment or re-scheduling of its debts or for any of the reasons set out in Sections 17 or 19 of the German Insolvency Code (Insolvenzordnung); or

(iii) an order for relief approving or ordering any of the foregoing shall be entered against any Borrower by a court of competent jurisdiction under the federal or Irish bankruptcy laws as now or hereafter in effect, which order is not stayed;

(h) (i) any member of the ERISA Group shall fail to pay when due an amount or amounts that it shall have become liable to pay under Title IV of ERISA and such failure could be reasonably expected to have a Material Adverse Effect;

(ii) notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing, and such termination could be reasonably expected to have a Material Adverse Effect;

(iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan, and such proceedings could reasonably be expected to have a Material Adverse Effect;

(iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, and such termination could be reasonably expected to have a Material Adverse Effect; or

(v) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation, which withdrawal or default could reasonably be expected to have a Material Adverse Effect;

(i) (i) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of more than 50% of the outstanding ordinary shares of the Company; or (ii) any Subsidiary Borrower shall cease to be a Subsidiary (either of such subclause (i) or (ii) a “Change of Control”); provided that a transaction in connection with the Frankfurt Exchange Delisting will not be deemed to involve a Change of Control under subclause

(i) if (x) the Company becomes a direct or indirect Wholly Owned Subsidiary of a holding company, (y) such holding company becomes a Successor Borrower under this Agreement within ten (10) Business Days of the Frankfurt Exchange Delisting (or such later date as agreed by the Administrative Agent in its reasonable discretion) and (z)(I) the direct or indirect holders of the ordinary shares of such holding company immediately following that transaction are substantially the same as the holders of the Company’s ordinary shares immediately prior to that transaction or (II) immediately following that transaction no person (other than a holding company satisfying the requirements of this proviso) is the beneficial owner, directly or indirectly, of more than 50% of the ordinary shares of such holding company; or

(j) the provisions of Article 10 shall cease to constitute valid, binding and enforceable obligations of any Guarantor for any reason, or any Guarantor shall have so asserted in writing.

Section 6.02. Acceleration. If an Event of Default has occurred and is continuing, then the Administrative Agent shall, if so requested by the Required Lenders, by notice to the Company:

(a) terminate the Commitments and they shall thereupon terminate, and

(b) declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors;

provided that in the case of any of the Events of Default specified in Section 6.01(f) or (g) with respect to the Company, without any notice to any Obligor or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon automatically terminate and the Loans (together with accrued interest thereon) shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

Section 6.03. Notice of Default. The Administrative Agent shall give notice under Section 6.01(a), (c) or (d) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

Section 6.04. Cash Cover. Each Borrower agrees, in addition to the provisions of Section 6.02, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of the Required Lenders, Cash Collateralize the aggregate amount available for drawing under all Letters of Credit requested to be issued by such Borrower and then outstanding at such time; provided that, upon the occurrence of any Event of Default specified in Section 6.01(f) or (g) with respect to the Company, the applicable Borrower(s) shall Cash Collateralize such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Lenders.

Section 6.05. Rescission. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, each Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations owing by it that shall have become due otherwise than by acceleration and all Events of Default (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.05, then upon the written consent of the Required Lenders and written notice to the Company, the termination of the Commitments and the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon.

ARTICLE 7

THE ADMINISTRATIVE AGENT

Section 7.01. Appointment and Authority. Each of the Lenders and each Issuing Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. For such purposes, each of the Lenders and the Issuing Lenders incorporated in Germany or a jurisdiction with a comparable restriction releases the Administrative Agent from the restrictions imposed by Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and any corresponding restriction set forth in other applicable jurisdictions, in each case, to the extent legally possible. Each Lender and Issuing Lender incorporated in Germany or a jurisdiction with a comparable restriction which is barred by its constitutional documents or by-laws from granting such relief shall notify the Administrative Agent accordingly. The provisions of this Article 7 (other than Section 7.06) are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Company nor any other Borrower shall have rights as a third party beneficiary of any of such provisions (other than Section 7.06). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 7.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 7.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent shall believe in good faith is required by Section 11.05); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent shall believe in good faith is required by Section 11.05) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower, a Lender or an Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 7.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 7 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 7.06. Resignation of the Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent with (so long as no Event of Default under Section 6.01(a), (f) or (g) shall have occurred and be continuing) the consent of the Company (which consent shall not be unreasonably withheld), which successor Administrative Agent shall be a bank with an office in the United States of America or of any State thereof, or an affiliate of any such bank with an office in the United States of America or of any state thereof, and reasonably satisfactory to the Company. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above with (so long as no Event of Default under Section 6.01(a), (f) or (g) shall have occurred and be continuing) the consent of the Company (which consent shall not be unreasonably withheld); provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or an Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, each Swingline Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 7 and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) If at any time a successor Administrative Agent shall have been appointed pursuant to Section 7.06(a) above, the Company shall have the right (with the consent of such successor) to substitute such successor for Bank of America as an Issuing Lender and/or Swingline Lender; provided that, in such case, all Swingline Loans made by Bank of America shall be repaid in full together with accrued interest thereon and/or any outstanding Letters of Credit issued by Bank of America shall be cancelled, Cash Collateralized or supported by a back-to-back Letter of Credit, as applicable.

(c) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition of “Defaulting Lender,” the Company or the Required Lenders may, to the extent permitted by applicable laws, by notice in writing to the Company, in the case of the Required Lenders, and such Person, remove such Person as Administrative Agent and appoint a successor Administrative Agent with (so long as no Event of Default under Section 6.01(a), (f) or (g) shall have occurred and be continuing) the consent of the Company, in the case of the Required Lenders (which consent shall not be unreasonably withheld), which successor Administrative Agent shall meet the qualifications set forth in Section 7.06(a). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after delivery of the notice of removal, then such removal shall nonetheless become effective in accordance with such notice.

Section 7.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender, each Swingline Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender, each Swingline Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 7.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, a Swingline Lender or an Issuing Lender hereunder.

Section 7.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any debtor relief law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Liability shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Liabilities and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Section 2.08 and Section 11.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.08 and Section 11.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations hereunder or the rights of any Lender or any Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Lender in any such proceeding.

Section 7.10. Provisions Applicable to Issuing Lenders. Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article 7 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article 7 included the Issuing Lender with respect to such acts or omissions and (b) as additionally provided in Section 2.16 with respect to the Issuing Lender.

Section 7.11. Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE 8

CHANGE IN CIRCUMSTANCES

Section 8.01. Inability to Determine Term SOFR Rate; Successor Rate.

(a) If in connection with any request for a Term SOFR Loan or a Daily Simple SOFR Loan, or a request for a conversion of Loans to Term SOFR Loans or Daily Simple SOFR Loans, or a request for a continuation of Term SOFR Loans, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no SOFR Successor Rate has been determined in accordance with Section 8.01(b) and the circumstances under Section 8.01(b)(i)(x) or Section 8.01(b)(i)(y) or the Term SOFR Scheduled Unavailability Date or the Daily Simple SOFR Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR or Daily Simple SOFR, as applicable, for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or Daily Simple SOFR Loan, or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR or Daily Simple SOFR for any determination date(s) or requested Interest Period, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the applicable Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or Daily Simple SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans, Daily Simple SOFR Loans, Interest Periods or determination date(s), as applicable), and (y) in the event of a determination described above with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in this clause (ii) of Section 8.01(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (1) such Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of the applicable Loans (to the extent of the affected Term SOFR Loans, Daily Simple SOFR Loans, Interest Periods or determination date(s), as applicable) or, failing that, with respect to any request for a Borrowing of, conversion to, or continuation of Term SOFR Loans or Daily Simple SOFR Loans, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, (2) any outstanding affected Term SOFR Loans shall be converted to Base Rate Loans at the end of their respective applicable Interest Periods, and (3) any outstanding affected Daily Simple SOFR Loans shall be converted to Base Rate Loans immediately.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined that:

(i) (x) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary and (y) adequate and reasonable means do not exist for ascertaining SOFR because SOFR is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) (x) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar-denominated syndicated loans, or shall or will otherwise cease; provided that at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Term SOFR Scheduled Unavailability Date”) and (y) the Applicable Authority has made a public statement identifying a specific date after which SOFR shall or will no longer be made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide SOFR (the date on which SOFR is no longer available permanently or indefinitely, the “Daily Simple SOFR Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 8.01(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR and Daily Simple SOFR for Dollars or any then-current SOFR Successor Rate for Dollars in accordance with this Section 8.01 with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in Dollars for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”), and any such amendment shall become effective at 5:00 P.M. (New York City time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any SOFR Successor Rate.

Any SOFR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, in consultation with the Company.

Notwithstanding anything else herein, if at any time any SOFR Successor Rate as so determined would otherwise be less than zero, the SOFR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a SOFR Successor Rate the Administrative Agent will have the right to make, in consultation with the Company, Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

Section 8.02. Inability to Determine Relevant Rates for Alternative Currencies; Successor Rates.

(a) If in connection with any request for an Alternative Currency Loan or a continuation thereof, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Alternative Currency Successor Rate for the applicable Relevant Rate has been determined in accordance with Section 8.02(b) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not exist for determining the applicable Relevant Rate for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Alternative Currency Loan or (ii) the Administrative Agent or the Required Lenders determine that for any reason the applicable Relevant Rate for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Alternative Currency Loan does not adequately and fairly reflect the cost to such Lenders of funding such Alternative Currency Loan, the Administrative Agent will promptly so notify the applicable Borrower and each Lender.

Thereafter, the obligation of the Lenders to make or maintain such Alternative Currency Loans shall be suspended (to the extent of the affected Alternative Currency Loan, Interest Periods or determination date(s), as applicable), unless and until the Administrative Agent (or, in the case of a determination by the Required Lenders described in this clause (ii) of Section 8.02(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (1) such Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of the applicable Alternative Currency Loans (to the extent of the affected Alternative Currency Loans, Interest Periods or determination date(s), as applicable) and (2) any outstanding affected Alternative Currency Loans shall, at the Company’s election, either be (I) converted to Base Rate Loans denominated in Dollars in the Dollar Amount of the amount of such outstanding Alternative Currency Loans, with such conversion to happen immediately in the case of Alternative Currency Daily Rate Loans, or at the end of the applicable Interest Period in the case of Alternative Currency Term Rate Loans, or (II) prepaid in full immediately in the case of Alternative Currency Daily Rate Loans, or at the end of the applicable Interest Period in the case of Alternative Currency Term Rate Loans; provided that if no election is made by the Company pursuant to this clause, (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three (3) Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (I) above.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Company or Required Lenders (as applicable) have determined that:

(i) adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate under this Agreement are available or published on a current basis, and such circumstances are unlikely to be temporary;

(ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Alternative Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date” for such Relevant Rate); or

or if the events or circumstances of the type described in Section 8.02(b)(i) or (ii) have occurred with respect to the Alternative Currency Successor Rate then in effect, then, in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then-current Alternative Currency Successor Rate in accordance with this Section 8.02 with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, an “Alternative Currency Successor Rate”), and any such amendment shall become effective at 5:00 P.M. (New York City time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Alternative Currency Successor Rate.

Any Alternative Currency Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Alternative Currency Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, in consultation with the Company.

Notwithstanding anything else herein, if at any time any Alternative Currency Successor Rate as so determined would otherwise be less than zero, the Alternative Currency Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of an Alternative Currency Successor Rate the Administrative Agent will have the right to make, in consultation with the Company, Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 8.02, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.

Section 8.03. Increased Cost and Reduced Return.

(a) If on or after (x) the date hereof, in the case of any Committed Loan or Letter of Credit or any obligation to make Syndicated Loans or issue or participate in any Letter of Credit or Swingline Loan or (y) the date of any related Competitive Bid Quote, in the case of any Competitive Bid Loan (in each case described in clauses (x) and (y) and subject to clause (e) below, the “Applicable Date”), any Change in Law shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay, or shall cause another Borrower to pay, such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (other than any increased cost or reduction attributable to any tax, which shall be governed exclusively by Section 8.03(b) or Section 8.04, as applicable).

(b) If (x) any Lender shall have determined that, after the Applicable Date, any Change in Law (other than with respect to taxes, but including as to capital adequacy and liquidity requirements) has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material or (y) any Lender or the Administrative Agent shall have determined, after the Applicable Date, any Change in Law has or would have the effect of subjecting any Lender or the Administrative Agent to any taxes (other than (A) Taxes for which any Obligor is required to indemnify the Lender or Administrative Agent pursuant to Section 8.04(b) or Section 8.04(d), or would be required to indemnify the Lender or Administrative Agent but is not so required because an exclusion in Section 8.04(b)(ii), 8.04(b)(iv) or 8.04(d)(ii) applies, (B) taxes excluded from the definition of “Taxes” by reason of any of clauses (a) through (d) of such definition, (C) Other Taxes and Assignment Taxes excluded from the definition of “Other Taxes,” (D) Taxes and Other Taxes that any Obligor is not required to indemnify the Lender for pursuant to Section 8.04(h) and (E) amounts for which any Obligor is required to pay the Lender or Administrative Agent pursuant to Section 8.04(m)(ii) or (iii)) with respect to its Loans, Letters of Credit, Commitments or other obligations with respect to this Agreement, or its deposits, reserves, other liabilities or capital attributable thereto, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction or taxes.

(c) Each Lender will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the Applicable Date, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section shall be delivered to the Company and the Administrative Agent setting forth the additional amount or amounts to be paid to it hereunder which certificate, accompanied by a computation thereof in reasonable detail, shall be conclusive in the absence of manifest error. Notwithstanding Section 8.03(a), the applicable Borrower shall be obligated to compensate any Lender only for any amount arising or accruing during (i) any time or period commencing not more than 90 days prior to the date on which such Lender notifies the Administrative Agent and the Company that it proposes to demand such compensation and identifies to the Administrative Agent and the Company the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other such basis, such Lender did not know that such amount would arise or accrue.

(d) Section 8.03 does not apply to the extent any increased cost is attributable to the willful breach by the relevant Lender or any of its Affiliates of any law or regulation.

(e) With respect to any increased cost to any Lender of making or maintaining any Loan to or of issuing or maintaining any Letter of Credit for the account of a Subsidiary Borrower, or any reduction in the amount of any sum received or receivable by any Lender (or its Applicable Lending Office) by an amount deemed by such Lender to be material, by reason of the fact that a Subsidiary Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States, the Applicable Date for purposes of this Section 8.03 shall be deemed to be the date such Subsidiary becomes a Subsidiary Borrower hereunder.

(f) Notwithstanding the foregoing, a Lender shall not be entitled to compensation pursuant to this Section 8.03 unless it shall have delivered a notice in writing to the Company certifying that it is generally charging or generally will charge such costs in similar circumstances to similarly situated customers (as determined by such Lender in good faith) under comparable credit facilities having provisions similar to this Section 8.03.

(g) Each reference in this Section 8.03 to a “Lender” shall be deemed to include a reference to the Issuing Lender, as applicable.

Section 8.04. Taxes

(a) The following terms have the following meanings:

“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender, all taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such tax (other than connections arising solely from the Administrative Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, or filing taxes, or similar charges or levies, including any surcharges, penalties or interest, which arise from any payment made pursuant to the Loan Documents or from the execution, delivery, registration or enforcement of this Agreement, except any such taxes that are Other Connection Taxes imposed with respect to an assignment, participation or change in Applicable Lending Office other than an assignment or change pursuant to Section 8.06(a) or Section 8.04(e) (“Assignment Taxes”).

“Taxes” means all present or future taxes, duties, levies, imposts, withholdings, or similar charges or deductions, including any surcharges, penalties, or interest with respect thereto, imposed by any Governmental Authority in respect of any payment by any Obligor pursuant to the Loan Documents, excluding in the case of the Administrative Agent and each Lender, (a) taxes, duties, levies, imposts, deductions, charges or withholdings imposed on or measured by net income (however denominated), franchise, branch profits and similar taxes, in each case, (i) imposed as a result of the Administrative Agent or any Lender being organized under the laws of, or resident for tax purposes in, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any tax, duty, levy, impost, deduction, charge or withholding, that is imposed on amounts payable to a Lender (i) under a law of the United States that is in effect at the time such Lender acquires the applicable interest in the applicable Commitment or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires the applicable interest in such Loan, or such Lender changes its Applicable Lending Office (in either case, other than pursuant to an assignment or change requested by an Obligor under Section 8.06(a) or Section 8.04(e)), except to the extent that such Person’s assignor, if any, was entitled, immediately prior to the change of Applicable Lending Office or the assignment, to receive additional amounts from an Obligor with respect to such tax pursuant to this Section or (ii) under FATCA, (c) backup withholding Taxes pursuant to Section 3406 of the Internal Revenue Code or any similar provision of state or local law or (d) surcharges, penalties or interest in respect of the amounts described in clauses (a), (b) and (c).

(b) (i) All payments by or on account of any obligation of any Obligor to or for the account of any Lender or the Administrative Agent under any Loan Document shall be made without deduction or withholdings for any Taxes or Other Taxes, except as required by applicable law. If any Obligor or the Administrative Agent shall be required by law to deduct any Taxes or Other Taxes from any such payment, (A) subject to Sections 8.04(b)(ii), 8.04(b)(iv) and 8.04(h) below, the sum payable by the Obligor shall be increased as necessary so that after all such required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) are made, such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (B) such Obligor or Administrative Agent shall make such deductions or withholdings, (C) such Obligor or Administrative Agent shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and (D) if any Obligor was required to make such a deduction, such Obligor shall furnish to the Administrative Agent, at its address specified in or pursuant to Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

(ii) No payment shall be increased under Section 8.04(b)(i) above by reason of a deduction or withholding for or on account of any Taxes or Other Taxes imposed by Ireland (an “Irish Tax Deduction”) in respect of any such payment if:

(A) on the date on which such payment falls due the payment could have been made to the relevant Lender without any such deduction or withholding if the Lender had been an Irish Qualifying Lender, but on that date such Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Irish Treaty or any published practice or published concession of any relevant taxing authority; or

(B) the relevant Lender is an Irish Qualifying Lender on account of being an Irish Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to such Lender without any such deduction or withholding had such Lender complied with its obligations under Section 8.04(b)(iii) below.

(iii) A Lender which is an Irish Qualifying Lender on account of being an Irish Treaty Lender and each Obligor which makes a payment to which that Irish Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to make that payment without an Irish Tax Deduction.

(iv) No payment shall be increased under Section 8.04(b)(i) above by reason of a deduction or withholding for, or on account of, any Taxes or Other Taxes imposed by the United Kingdom (a “UK Tax Deduction”) in respect of any such payment if on the date on which such payment falls due:

(A) such payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date such Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority; or

(B) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (b) of the definition of “UK Qualifying Lender”, and:

(1) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under Section 931 of the ITA which relates to the payment and such Lender has received from the Obligor making the payment a certified copy of that Direction; and

(2) the payment could have been made to such Lender without a UK Tax Deduction if that Direction had not been made; or

(C) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (b) of the definition of “UK Qualifying Lender”; and:

(1) the relevant Lender has not given a UK Tax Confirmation to the Obligor; and

(2) the payment could have been made to such Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the Obligor, on the basis that the UK Tax Confirmation would have enabled the Obligor to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of Section 930 of the ITA; or

(D) the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to such Lender without any UK Tax Deduction had such Lender complied with its obligations under Sections 8.04(g)(iv)(C) and (D) (as applicable) below.

(c) Each Obligor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) (i) Subject to Sections 8.04(d)(ii) and 8.04(h) below and without duplication of any amounts payable by any Obligor pursuant to Section 8.04(b) or (c), each Obligor agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by such Lender or the Administrative Agent (as the case may be) and any penalties, charges, surcharges and interest arising therefrom or with respect thereto, provided, however, that no Obligor shall be required to indemnify any Lender or the Administrative Agent under this Section 8.04 for any liability arising as a result of such Lender’s or Administrative Agent’s willful misconduct or gross negligence. This indemnification shall be paid within 30 days after such Lender or the Administrative Agent (as the case may be) makes demand therefor. A certificate as to the amount of such payment or liability delivered to the Obligor by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii) No indemnity payment shall be payable under Section 8.04(d)(i) above with respect to any Taxes or Other Taxes assessed on a Lender or the Administrative Agent, as the case may be, to the extent that the loss, liability or cost:

(A) is compensated for by an increased payment under Section 8.04(b)(i);

(B) would have been compensated for by an increased payment under Section 8.04(b)(i) but was not so compensated solely because one of the exclusions in Section 8.04(b)(ii) or Section 8.04(b)(iv) applied; or

(C) is compensated for by a payment under Section 8.04(m).

(e) If any Obligor is (or would be) required to pay additional amounts or indemnification payments to or for the account of any Lender pursuant to this Section 8.04, then such Lender will, at such Obligor’s request, change the jurisdiction of its Applicable Lending Office, or take any other action reasonably requested by such Obligor, if in the judgment of such Lender, such change or action (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise deemed by such Lender to be materially disadvantageous to it. Upon the reasonable request of any Obligor, and at such Obligor’s expense, each Lender shall use reasonable efforts to cooperate with such Obligor with a view to obtaining a refund of any Taxes or Other Taxes which were not correctly or legally imposed and for which such Obligor has indemnified such Lender under this Section 8.04 if such cooperation would not, in the good faith judgment of such Lender, be materially disadvantageous to such Lender; provided that nothing in this Section 8.04 shall be construed to require any Lender to institute any administrative proceeding (other than the filing of a claim for any such refund) or judicial proceeding to obtain any such refund if such proceeding would, in the judgment of such Lender, be disadvantageous or materially adverse to such Lender.

(f) If a Lender determines, in its reasonable discretion, that it has received a refund (whether such refund is received in cash or applied by such Lender against other cash taxes due or payable) of any Taxes or Other Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section 8.04, it shall pay over the amount of such refund to such Obligor (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor under this Section 8.04 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender (including any taxes) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Obligor, upon the request of the Lender, shall repay the amount paid over to such Obligor (plus any penalties, surcharges or interest imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This Section 8.04(f) shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Obligor or any other Person.

(g) (i) Each Lender shall, at the time or times reasonably requested by any Obligor or the Administrative Agent, deliver any documentation required by law to determine whether any payment under the Loan Documents may be made, and cooperate in completing any procedural formalities necessary for the Company and the Administrative Agent to obtain authorization to make any payment, in each case, without deduction or withholding for or on account of any taxes (including backup withholding)

imposed by any jurisdiction (or to allow any such deduction or withholding to be at a reduced rate); provided that (A) such Lender is legally eligible to complete, execute and deliver such documentation and (B) solely in the case of any documentation with respect to any jurisdiction other than the United States, the United Kingdom, Ireland, the Netherlands or Germany, such completion, execution and submission would not subject the Lender to any material unreimbursed cost or expense. To the extent it can lawfully do so at such time, each such Lender shall deliver appropriate revisions to or replacements of the above referenced documentation to the relevant Obligor and the Administrative Agent on or before the earlier of (A) the date on which such documentation expires or otherwise becomes obsolete and (B) 30 days after the occurrence of an event which would require a change in the most recently delivered documentation (and if a Lender cannot lawfully deliver any replacement documentation, it will promptly notify the Company and the Administrative Agent of its legal ineligibility to do so). This paragraph (i) does not apply in respect of a UK Tax Deduction, to which the provisions of paragraph (iv) shall apply instead.

(ii) Without limiting and notwithstanding the generality of the foregoing, (1) each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Company and the Administrative Agent on or before the date on which it becomes a party to this Agreement executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding, and (2) each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Company and the Administrative Agent on or before the date on which it becomes a party to this Agreement two executed originals of an applicable IRS Form W-8, certifying that it is not a United States person.

(iii) Irish Qualifying Lender Confirmation.

(A) Each Lender, on or prior to the date it becomes a Lender, shall inform the Administrative Agent in writing, for the benefit of the Administrative Agent and without liability to any Obligor, whether it is: (i) an Irish Qualifying Lender (other than an Irish Treaty Lender), (ii) not an Irish Qualifying Lender or (iii) an Irish Treaty Lender (an “Irish Qualifying Lender Confirmation”), and shall notify the Administrative Agent should its status change.

(B) If a Lender fails to provide an Irish Qualifying Lender Confirmation in accordance with Section 8.04(g)(iii)(A), then that Lender as the case may be, shall be treated for the purposes of the Agreement as if it is not an Irish Qualifying Lender until such time as it provides the Administrative Agent with an Irish Qualifying Lender Confirmation.

(C) Each Lender shall upon reasonable written request from an Obligor, provide such information as may be required to enable the Obligor to comply with the provisions of Sections 891A, 891E, 891F and 891G of the TCA (and any regulations made thereunder).

(iv) United Kingdom Withholding Taxes.

(A) Each Lender, which becomes a party to this Agreement after the Effective Date shall indicate, in the Assignment and Assumption pursuant to which it becomes a party, and for the benefit of the Administrative Agent and without liability to any Obligor, whether it is: (i) not a UK Qualifying Lender; (ii) a UK Qualifying Lender (other than a UK Treaty Lender); or (iii) a UK Treaty Lender, and the Administrative Agent, on receipt of such notification, shall inform the Company. If such a Lender fails to indicate its status in accordance with this Section 8.04(g)(iv)(A), then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, on receipt of such notification, shall inform the Company). For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this Section 8.04(g)(iv)(A).

(B) An Obligor shall notify the Administrative Agent promptly upon becoming aware that it must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction). Similarly, a Lender shall notify the Administrative Agent promptly on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such a notification from a Lender it shall, on receipt of such notification, inform the Company.

(C) Subject to paragraph (D) below, a UK Treaty Lender and each Obligor which makes a payment to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorization to make that payment without a UK Tax Deduction.

(D)

(1) A UK Treaty Lender which becomes a Lender on the Effective Date and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in the Commitment Schedule; and

(2) a UK Treaty Lender which becomes a Lender after the Effective Date and that holds a passport under the HMRC DT Treaty Passport scheme and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Assignment and Assumption pursuant to which it becomes a Lender, and having done so, that Lender shall be under no obligation pursuant to paragraph (C) above.

(E) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (D) above and:

(1) a UK Obligor making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(2) a UK Obligor making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(a) that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(b) HM Revenue & Customs has not given the UK Obligor authority to make payments to that Lender without a UK Tax Deduction within 30 Business Days of the date of the Borrower DTTP Filing,

and in each case, the UK Obligor has notified that Lender in writing, that Lender and the UK Obligor shall co-operate in completing any additional procedural formalities necessary for that UK Obligor to obtain authorization to make that payment without a UK Tax Deduction.

(F) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (D) above, no UK Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(G) A UK Obligor shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(H) A UK Non-Bank Lender shall notify the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation and the Administrative Agent shall, on receipt of such notification, inform the Company.

(h) For any period with respect to which a Lender has failed to provide the Company or the Administrative Agent with the appropriate documentation referred to in Section 8.04(g) when it is required to do so, such Lender shall not be entitled to additional amounts or indemnification under Section 8.04(b), (c) or (d) with respect to any Taxes or Other Taxes imposed as a result of such failure.

(i) If a payment made to a Lender hereunder or under any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or any other legal or beneficial holder of a Loan under this Agreement or any other Loan Document, or any foreign financial institution through which payments on a Loan under this Agreement or any other Loan Document are made, were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Obligor or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by any Obligor or the Administrative Agent as may be necessary for such Obligor and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this paragraph (i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(j) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes or Other Taxes attributable to such Lender (but only to the extent that an Obligor has not already indemnified the Administrative Agent for such Taxes or Other Taxes and without limiting or expanding the obligation of the Obligor to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(b) relating to the maintenance of a Participant Register and (iii) any taxes excluded from the definition of “Taxes” attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set-off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (j). Each Lender’s obligations under this paragraph (j) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(k) Each Lender hereby authorizes the Administrative Agent to deliver to the Company and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 8.04.

(l) Each party’s obligations under this Section 8.04 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(m) VAT.

(i) All amounts expressed to be payable under a Loan Document by any party to a Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Section 8.04(m)(ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient must promptly provide a valid VAT invoice to that party).

(ii) If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “VAT Recipient”) under a Loan Document, and any party other than the VAT Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration):

(1) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient must (where this paragraph (1) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and

(2) (where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Loan Document requires any party to reimburse or indemnify a Recipient for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 8.04(m) to any party to this Agreement shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union).

(v) In relation to any supply made by a Recipient to any party under a Loan Document, if reasonably requested by such Recipient, that party must promptly provide such Recipient with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

(vi) Neither the Administrative Agent nor any Lender shall waive any applicable VAT exemption on any service rendered to a Borrower under any Loan or Loan Document without the prior written consent of such Borrower (which consent shall not be unreasonably withheld); it being understood that this Section 8.04(m)(vi) shall not affect the right of the Administrative Agent or any Lender to compensation under Section 8.03(b) in respect of any increased costs attributable to additional VAT resulting from a Change in Law after the Effective Date (including where any applicable VAT exemption may be waived when there was no such waiver permitted under the laws of the jurisdiction in question on the Effective Date).

(n) Each reference in this Section 8.04 to a “Lender” shall be deemed to include a reference to an Issuing Lender and a Swingline Lender and to a “Loan” shall be deemed to include a reference to a Letter of Credit.

Section 8.05. Illegality. If any Change in Law shall make it unlawful or impossible for any Lender (or its Applicable Lending Office) to make, maintain or fund any of its SOFR Loans or Alternative Currency Loans in any currency and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make SOFR Loans or Alternative Currency Loans in such currency, or to convert outstanding Loans into SOFR Loans or Alternative Currency Loans in such currency, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Applicable Lending Office for SOFR Loans or Alternative Currency Loans, as applicable, if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each SOFR Loan or Alternative Currency Loan in such currency of such Lender then outstanding shall be converted to a Base Rate Loan (in the case of an Alternative Currency Loan, in a principal amount determined on the basis of the Spot Rate on the date of conversion) either (a) on the last day of the then current Interest Period applicable to such SOFR Loan or Alternative Currency Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related SOFR Loans or Alternative Currency Loans of the other Lenders.

Section 8.06. Substitution of Lender; Termination Option. If (i) the obligation of any Lender to make SOFR Loans or Alternative Currency Loans, as applicable, or to convert or continue outstanding Loans into SOFR Loans or Alternative Currency Loans in any currency shall be suspended pursuant to Section 8.01, 8.02 or 8.05, (ii) any Lender shall demand compensation, or become entitled to have any payment increased, pursuant to Section 8.03 or 8.04, (iii) there is a non-extending Lender as contemplated by Section 2.19, (iv) Investment Grade Status does not exist, or ceases to exist, as to any Lender, (v) any Lender is a Non-Consenting Lender or (vi) any Lender is a Defaulting Lender, then:

(a) the Company shall have the right to designate a substitute financial institution or financial institutions (which may be one or more of the Lenders) mutually satisfactory to the Company, the Administrative Agent, the Swingline Lenders and the Issuing Lenders (in the case of the Administrative Agent, Swingline Lenders and Issuing Lenders, whose consent shall not be unreasonably withheld or delayed) to purchase for cash, pursuant to an Assignment and Assumption, the outstanding Loans of such Lender and assume the Commitment and Letter of Credit Liabilities of such Lender, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the principal amount of all of such Lender’s outstanding Loans and funded Letter of Credit Liabilities plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Lender’s Commitment hereunder and all other amounts payable by each Borrower to such Lender hereunder plus such amount, if any, as would be payable pursuant to Section 2.13 if the outstanding Loans of such Lender were prepaid in their entirety on the date of consummation of such assignment (it is understood and agreed that any assignment that is required to be made by a Defaulting Lender or Non-Consenting Lender pursuant to this Section 8.06(a) shall be effective whether or not such Defaulting Lender or Non-Consenting Lender has actually signed the relevant Assignment and Assumption or other instrument of transfer, so long as such Defaulting Lender or Non-Consenting Lender, as applicable, has otherwise received the amounts due it under this Section 8.06(a) that it is owed in connection with such assignment); provided that no such assignment shall be required from a Non-Consenting Lender unless the applicable assignee shall have agreed to consent to the applicable amendment, waiver or consent; provided, further, that in the case of clause (ii) of the first paragraph of this Section 8.06, such substitution will result in a reduction in compensation pursuant to Section 8.03 or 8.04; and

(b) except in the case of clause (v) of the first paragraph of this Section 8.06, the Company may elect to terminate this Agreement as to such Lender (but only if (x) in the case of clause (i) or (ii) of the first paragraph of this Section 8.06, Investment Grade Status exists as to the Company and (y) in the case of clause (iv) of the same paragraph, no Event of Default exists or is continuing); provided that (i) the Company notifies such Lender through the Administrative Agent of such election at least three Business Days before the effective date of such termination, (ii) each Borrower repays or prepays the principal amount of all outstanding Loans made by such Lender to such Borrower plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Lender’s Commitment hereunder plus all other amounts payable by such Borrower to such Lender hereunder, not later than the effective date of such termination and (iii) if at the effective date of such termination, any Letter of Credit Liabilities or Swingline Loans are outstanding, the conditions specified in Section 3.02 would be satisfied (after giving effect to such termination) were the related Letters of Credit issued or the related Swingline Loans made on such date. Upon satisfaction of the foregoing conditions, the Commitment of such Lender shall terminate on the effective date specified in such notice, its participation in any outstanding Letters of Credit or Swingline Loans shall terminate on such effective date and the participations of the other Lenders therein shall be re-determined as of such date as if such Letters of Credit had been issued or such Swingline Loans had been made on such date.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY BORROWERS

Each Subsidiary Borrower shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

Section 9.01. Existence and Power. It is duly incorporated or organized and validly existing and, except as could not reasonably be expected to have a Material Adverse Effect, in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of its jurisdiction of organization, is a Wholly-Owned Subsidiary of the Company (other than Linde GmbH) or of Linde GmbH.

Section 9.02. Corporate Governmental Authorization; No Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, (i) are within its organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) do not contravene any provision of its Organizational Documents, (iv) require no action by or in respect of, or filing with, any governmental body, agency or official (other than routine informational filings) and do not contravene, or constitute a default under, any provision of applicable law or regulation of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Subsidiary Borrower or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, in each case under this clause (iv), as could not reasonably be expected to have a Material Adverse Effect.

Section 9.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Subsidiary Borrower and, when and if executed and delivered in accordance with this Agreement, its Notes, will constitute valid and binding obligations of such Subsidiary Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

ARTICLE 10

GUARANTY

Section 10.01. The Guaranty.

(a) The Company hereby unconditionally and absolutely guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to and each Reimbursement Obligation incurred by each Subsidiary Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each Subsidiary Borrower under this Agreement (collectively, the “Subsidiary Borrower Obligations”). Upon failure by any Subsidiary Borrower to pay punctually any Subsidiary Borrower Obligations, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement. The guarantee contained in this Section 10.01(a) does not apply to the extent that it would result in the guarantee constituting unlawful financial assistance within the meaning of Section 82 of the Companies Act 2014 of Ireland.

(b) Each Subsidiary Guarantor hereby unconditionally and absolutely guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to and each Reimbursement Obligation incurred by the Company pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Company under this Agreement (collectively, the “Company Obligations”); provided that the guarantee of Linde GmbH hereunder shall be subject to the limitations set forth in the Linde GmbH Guarantor Supplement. Upon failure by the Company to pay punctually any Company Obligations, each Subsidiary Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

Section 10.02. Guaranty Unconditional. The obligations of each Guarantor with respect to its Guarantied Obligations hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower under this Agreement or any Note, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement or any Note;

(c) any change in the corporate existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, examination (in the case of an Irish Borrower only), reorganization or other similar proceeding affecting any Borrower or its assets or any resulting release or discharge of any obligation of any Borrower contained in this Agreement or any Note;

(d) the existence of any claim, set-off or other rights which such Guarantor may have at any time against any Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against any Borrower for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

(f) any other act or omission to act or delay of any kind by any Borrower, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder (other than payment in full of the Guarantied Obligations).

Section 10.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the Guarantied Obligations of such Guarantor shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, examination (in the case of an Irish Borrower only) or reorganization, of any Borrower or otherwise, the applicable Guarantors’ obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Company. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower or any other Person.

Section 10.05. Subrogation. Upon making any payment with respect to any Guarantied Obligation hereunder, the applicable Guarantor shall be subrogated to the rights of the payee against the applicable Borrower with respect to such payment; provided that such Guarantor shall not enforce any payment by way of subrogation unless all amounts of principal of and interest on the Loans to such Borrower and all other amounts payable by such Borrower under this Agreement have been paid in full.

Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement or its Notes is stayed upon insolvency, bankruptcy, examination (in the case of an Irish Borrower only) or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the applicable Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

Section 10.07. Additional Guarantors. The Company, at its discretion, may cause any Subsidiary to become a Subsidiary Guarantor by delivering notice to the Administrative Agent of its intention to cause such Subsidiary to become a Subsidiary Guarantor at least ten Business Days (or such shorter period as is acceptable to the Administrative Agent) prior to the date that such Subsidiary becomes a Subsidiary Guarantor hereunder by execution and delivery to the Administrative Agent of an Additional Guarantor Supplement substantially in the form attached as Exhibit J or such other form reasonably acceptable to the Administrative Agent, and the Company shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Company’s cost and expense, such certificates and opinions of the type delivered on the Effective Date pursuant to Article 3, to the extent reasonably required by the Administrative Agent in connection therewith and, except in the case of a designation of a Subsidiary Borrower as a new Guarantor, at least three Business Days prior to the date that such Subsidiary becomes a Subsidiary Guarantor, all customary documentation and other customary information necessary for complying with applicable “know your customer” and anti-money-laundering rules and regulations (including the Patriot Act) requested by the Administrative Agent within three Business Days following delivery of the notice from the Company of the Company’s intent to cause such Subsidiary to become a Subsidiary Guarantor, all in form and substance reasonably satisfactory to the Administrative Agent.

In respect of any such new Guarantor incorporated in Germany as a stock corporation (Aktiengesellschaft), limited liability company (Gesellschaft mit beschränkter Haftung) or established as a limited partnership (Kommanditgesellschaft) with a stock corporation (Aktiengesellschaft) or limited liability company (Gesellschaft mit beschränkter Haftung) as general partner (persönlich haftender Gesellschafter), such instrument shall include a customary guarantee limitation language.

In respect of any such new Guarantor incorporated in Ireland, such instrument shall include guarantee limitation language stating that the guarantee does not apply to the extent that it would result in the guarantee constituting unlawful financial assistance within the meaning of Section 82 of the Companies Act 2014 of Ireland.

If any such new Guarantor is incorporated in Ireland, such instrument shall include guarantee limitation language equivalent to the guarantee limitation language in Section 10.01(a) above.

Notwithstanding the foregoing, with respect to any designation of a new Guarantor (other than the designation of a Subsidiary Borrower as a new Guarantor) not organized under the laws of the United States or any State thereof (an “Eligible Foreign Guarantor Subsidiary”), no designation of a new Guarantor shall be effective if any Lender or Issuing Lender (any such Lender or Issuing Lender, a “Guarantee Protesting Lender”), reasonably expects the Guarantee therefrom to either (x) breach or violate any internal policy (other than with respect to Eligible Foreign Guarantor Subsidiaries formed under the laws of any nation that is a member of the Organization for Economic Cooperation and Development as of the date hereof), law or regulation to which any Lender or Issuing Lender is, or would be upon the receipt of such Guarantee, subject, or (y) result in materially adverse tax consequences to such Lender or Issuing Lender; provided that, in the event described in clause (x) immediately above, any Lender or Issuing Lender, as applicable, which is relying solely on such internal policies as the basis for not accepting such Guarantee may do so only if such internal policies are being applied by such Lender or Issuing Lender to all similarly situated borrowers seeking loans, letters of credit or other extensions of credit from or with respect to doing business in such jurisdiction.

As soon as practicable (but in any event not more than five Business Days) after receipt of notice from the Company or the Administrative Agent of the Company’s intent to designate an Eligible Foreign Guarantor Subsidiary, any Guarantee Protesting Lender shall notify the Company and the Administrative Agent in writing of its inability or unwillingness (to the extent permitted by the preceding paragraph) to accept the Guarantee of such Eligible Foreign Guarantor Subsidiary. With respect to each Guarantee Protesting Lender, the Company shall, effective on or before the date that such Eligible Foreign Guarantor Subsidiary becomes a Subsidiary Guarantor hereunder, (i) replace such Guarantee Protesting Lender with Lenders willing (in their sole discretion) to increase their existing Commitments, or other financial institutions willing (in their sole discretion) to become Lenders and extend new Commitments, on terms consistent with Section 8.06(a), (ii) notify the Administrative Agent and such Guarantee Protesting Lender that the Commitments of such Guarantee Protesting Lender shall be terminated on terms consistent with Section 8.06(b); provided that such Guarantee Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it repaid by the Borrowers or (iii) cancel its request to designate such Eligible Foreign Guarantor Subsidiary as a “Subsidiary Guarantor.”

Section 10.08. Release of Subsidiary Guarantees.

The Lenders, the Swingline Lenders and the Issuing Lenders irrevocably authorize the Administrative Agent to, and the Administrative Agent hereby agrees with the Obligors that the Administrative Agent shall, release any Subsidiary Guarantor (other than (i) Linde GmbH following its Guarantee, if any, of the Company Obligations pursuant to Section 5.08(b), and (ii) Linde U.S.) from its obligations under the Guarantee of the Company Obligations upon the delivery by the Company of an Election to Terminate a Subsidiary Guarantee to the Administrative Agent. The delivery of an Election to Terminate a Subsidiary Guarantee shall not affect any obligation of a Subsidiary Borrower theretofore incurred pursuant to Article 2, the Company’s guaranty thereof pursuant to Article 10 or any other Subsidiary Guarantor’s guaranty pursuant to Article 10. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Terminate a Subsidiary Guarantee.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Notices.

(a) Except as provided in Sections 5.01 and 11.01(b), all notices, requests, instructions and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing (including electronic transmission)) and shall be given to such party: (w) in the case of the Company, the Administrative Agent, any Swingline Lender or any Issuing Lender, at its address, facsimile number or e-mail address set forth on the Notices Schedule, (x) in the case of any Lender, at its address, facsimile number or e-mail address set forth in its Administrative Questionnaire, (y) in the case of any Subsidiary Borrower, to it in the care of the Company or (z) in the case of any party hereto, such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by facsimile or other electronic transmission, when transmitted during normal business hours at the recipient’s location, to the facsimile number or e-mail address specified in this Section and confirmation of receipt is received, (ii) if given by certified or registered mail, when received or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 11.02. No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.03. Expenses; Indemnification.

(a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent and the Issuing Lenders, including reasonable fees and disbursements of one special counsel (plus, to the extent reasonably necessary, one local counsel in each jurisdiction in which a Non-U.S. Borrower is organized) for the Administrative Agent and the Issuing Lenders collectively, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Lenders and the Issuing Lenders, including reasonable fees and disbursements of one counsel for all such Persons (plus, to the extent reasonably necessary, one local counsel for all such Persons in each jurisdiction in which a Non-U.S. Borrower is organized and, in the case of an actual or perceived conflict of interest and, to the extent reasonably necessary, one additional counsel in each applicable jurisdiction for all such Persons affected by such conflict), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

(b) The Borrowers shall indemnify each Lead Arranger, each Issuing Lender, each Lender and their respective Affiliates and their respective Affiliates’ directors, officers and employees (each, an “Indemnified Person”) for, and hold each Indemnified Person harmless from and against (i) any and all damages, losses and other liabilities of any kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any kind, including, without limitation, reasonable fees and disbursements of one counsel for all Indemnified Persons (plus, to the extent reasonably necessary, one local counsel for all such Indemnified Persons in each jurisdiction in which a Non-U.S. Borrower is organized, and, in the case of a conflict of interest, to the extent reasonably necessary, one additional counsel in each applicable jurisdiction for all such indemnified persons affected by such conflict), and any other reasonable out-of-pocket costs of defense, including, without limitation, reasonable costs of discovery and investigation, for such Indemnified Persons (all of which shall be paid or reimbursed by the Company within 30 days of receipt of an invoice thereof in reasonable detail), suffered or incurred in connection with any investigative, administrative or judicial proceeding (whether or not such Lead Arranger, Issuing Lender or Lender shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder; provided that no Indemnified Person shall have the right to be indemnified or held harmless hereunder for the gross negligence or willful misconduct of such Indemnified Person or any of such Indemnified Person’s affiliates or any of their respective officers, directors or employees as finally determined by a court of competent jurisdiction. The Borrowers shall indemnify and hold harmless the Administrative Agent and each Issuing Lender, in its capacity as such hereunder, together with their Affiliates and their Affiliates’ directors, officers and employees, to the same extent that the Borrowers indemnify and hold harmless each Lender pursuant to this Section.

(c) To the fullest extent permitted by applicable law, no party hereto shall assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Borrowers’ indemnification obligation in Section 11.03(b) to the extent such special, indirect, consequential and punitive damages are included in any claim in connection with which such person is entitled to indemnification hereunder.

(d) This Section 11.03 shall not apply to any taxes (other than taxes that represent losses, claims, damages, liabilities and expenses resulting from a non-tax claim).

Section 11.04. Sharing of Set-offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount then due with respect to the Loans and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount then due with respect to the Loans and Letter of Credit Liabilities held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and Letter of Credit Liabilities held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments shall be shared by the Lenders pro rata; provided that if at any time thereafter, the Lender that originally received such payment is required to repay (whether to the Company or to any other Person) all or any portion of such payment, each other Lender shall promptly (and in any event within five Business Days of its receipt of notification from such Lender requiring such repayment) repay to such Lender the portion of such payment previously received by it under this Section 11.04, together with such amount (if any) as is equal to the appropriate portion of any interest (in respect of the period during which such other Lender held such amount) such Lender shall have been obligated to pay when repaying such amount as aforesaid, in exchange for such participation in the Loans and Letter of Credit Liabilities of such other Lender as was previously purchased by such Lender; provided, further, that the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) the application of Cash Collateral provided for in Section 6.04. Nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than its indebtedness under the Loan Documents.

Section 11.05. Amendments and Waivers.

(a) Subject to Sections 8.01 and 8.02, any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of the Administrative Agent, any Issuing Lender or any Swingline Lender are affected thereby, by the Administrative Agent, such Issuing Lender or such Swingline Lender, as applicable). Notwithstanding the foregoing, no such amendment or waiver shall,

(i) unless signed by each Lender directly affected thereby,

(A) increase the Commitment of such Lender;

(B) reduce the principal of or rate of interest on any Loan of such Lender or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees payable to such Lender hereunder;

(C) postpone the date fixed for any payment of principal of or interest on any Loan of such Lender or for reimbursement in respect of any Letter of Credit or interest thereon or any fees payable to such Lender hereunder or for termination of the Commitment of such Lender; or

(D) amend or waive (x) the definition of “Approved Currencies” in a manner that would remove the right of such Lender to approve an additional Approved Currency, (y) Section 2.22 in a manner that would remove the right of such Lender to protest a foreign Wholly-Owned Subsidiary as a new Subsidiary Borrower or (z) Section 10.07 in a manner that would remove the right of such Lender to protest an Eligible Foreign Guarantor Subsidiary as a new Subsidiary Guarantor; or

(ii) unless signed by all Lenders,

(A) release the guarantee of the Company or all or substantially all of the guarantees (as measured by value, not number) provided by the Subsidiary Guarantors under Article 10 (except as permitted by Section 10.08) in any transaction or series of related transactions;

(B) change the percentage of the Credit Exposures, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement; or

(C) amend or waive the provisions of this Section 11.05.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or the maturity thereof extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(b) The exercise of the Company of its right to extend the Termination Date by operation of Section 2.19 shall not constitute an amendment subject to this Section 11.05. Furthermore, the exercise by the Company of its right to decrease the Commitments pursuant to Section 2.09 or Section 8.06(b) shall not be deemed to require the consent of any party to this Agreement. For the avoidance of doubt the exercise by the Company of its option to increase the aggregate amount of the Commitments pursuant to Section 2.20 shall not require the consent of any Person except for the consent of the Administrative Agent, any Additional Lender and each Lender whose Commitment is to be increased.

(c) In addition, the Company and the Administrative Agent may mutually agree on supplemental or modified terms and procedures for the making of Competitive Bid Loans denominated in an Alternative Currency. Such terms and procedures shall govern Competitive Bid Loans covered thereby and made pursuant to Competitive Bid Quote Requests given after the Lenders shall have received notice of such supplemental or modified procedures, notwithstanding any inconsistent provisions in this Agreement.

Section 11.06. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement (other than in accordance with Section 5.04) without the prior written consent of all Lenders.

(b) Any Lender may at any time grant to one or more banks or other institutions (other than an Ineligible Person) (each, a “Participant”) participating interests in its Commitment or any or all of its Loans and Letter of Credit Liabilities. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and such Lender’s Note. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder and under the Notes, including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (A), (B) or (C) of Section 11.05(a)(i) (to the extent directly affecting such Lender) or to any modification, amendment or waiver that would have the effect of increasing the amount of a Participant’s participation in such Lender’s Commitment, in any such case without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 (subject to the requirements and limitations of Article 8, including Section 8.04(g), as if such Participant were a “Lender”) with respect to its participating interest, subject to clause (e) below and the foregoing provisions of this Section 11.06(b). An assignment or other transfer which is not permitted by Section 11.06(c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 11.06(b). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of each Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary (i) to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.103-5(b) of proposed United States Treasury Regulations, or (ii) to determine whether any Irish Tax Deduction or any UK Tax Deduction will apply to any payment. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Each Lender that grants a participation pursuant to this Section 11.06(b) shall notify the Administrative Agent of the amount of the principal amounts of each such Participant’s participation with respect to such Lender’s rights and obligations under this Agreement and in respect of a Borrower incorporated or resident for tax purposes in the UK or Ireland, and shall use its reasonable endeavors to confirm, or procure that the Participant confirms, to the Administrative Agent, the status of the Participant as: (i) (a) an Irish Qualifying Lender (other than an Irish Treaty Lender), (b) an Irish Treaty Lender, or (c) not an Irish Qualifying Lender; and (ii) (a) a UK Qualifying Lender (other than a UK Treaty Lender), (b) a UK Treaty Lender or (c) not a UK Qualifying Lender. The Administrative Agent, on receipt of such confirmation, shall inform the Company. If the Lender is unable to confirm such status using its reasonable endeavors, the Participant shall be treated by each Obligor as if it is not an Irish Qualifying Lender or a UK Qualifying Lender (as the case may be) until such time as the Lender or the Participant notifies the Administrative Agent which category applies (and the Administrative Agent, on receipt of such notification, shall inform the Company).

(c) Any Lender may at any time assign to one or more Lenders, other banks or other institutions other than an Ineligible Person (each, an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption executed by such Assignee and such transferor Lender, with the consent of the (i) Administrative Agent, (ii) each Issuing Lender and each Swingline Lender (in the case of any assignment of a Commitment) and (iii) so long as no Event of Default under Section 6.01(a), (f) or (g) has occurred and is continuing, the Company (each such consent, not to be unreasonably withheld or delayed); provided that (A) if the Assignee is (x) any Person which Controls, is Controlled by, or is under common Control with, or is otherwise substantially affiliated with such transferor Lender or (y) another Lender, no such consent of the Company, the Administrative Agent, any Issuing Lender or Swingline Lender shall be required if the long-term senior unsecured debt ratings of the Assignee are not lower than the long-term senior unsecured debt ratings of the transferor Lender; and (B) that any assignment shall not be less than $5,000,000, or, if less, shall constitute an assignment of all of the transferor’s Lender’s rights and obligations under this Agreement and the Notes. Notwithstanding anything to the contrary herein, no Issuing Lender shall assign all or any portion of its Fronting Commitment and no Swingline Lender shall assign all or any portion of its Swingline Commitment, in each case, without the prior written consent of the Company. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a (A) Commitment or (B) where the Commitments have been reduced to zero, an Outstanding Committed Amount, as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (c), the transferor Lender, the Administrative Agent and the Company shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee and the transferor Lender and the original Note is canceled. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee of $3,500 for processing such assignment.

(d) Any Lender may at any time assign all or any portion of its Loans and Note to a Federal Reserve Bank or other central banking authority. No such assignment shall release the transferor Lender from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Lender’s rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Company’s prior written consent, (ii) by reason of the provisions of Section 8.03, 8.04 or 8.05 requiring such Lender to designate a different Applicable Lending Office or (iii) solely in the case of an Assignee, to the extent that the right to a greater payment results from a change in treaty, law, rule or regulation occurring after the date such Assignee became an Assignee.

(f) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the Assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable Assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the Assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 11.07. [Reserved].

Section 11.08. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) On or prior to the Effective Date, each Non-U.S. Borrower has appointed Corporation Service Company (the “Service of Process Agent”), with an office on the Effective Date at 19 West 44th Street, Suite 200, New York, New York 10036-8401, United States, as its agent for service of process to receive on its behalf and its property service of the summons and complaints and any other process which may be served in any proceeding referred to in Section 11.08(a); provided that a copy of such process shall also be mailed in the manner provided in Section 11.01. Such service may be made by mailing or delivering a copy of such process to such Non-U.S. Borrower in care of the Service of Process Agent at its address set forth above, and each Non-U.S. Borrower hereby irrevocably authorizes and directs the Service of Process Agent to accept such service on its behalf. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 11.09. Integration. This Agreement, any Notes, the Fee Letters and any fee agreements contemplated by Section 2.08(b)(ii) constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 11.10. Treatment of Certain Information; Confidentiality.

(a) Each of the Administrative Agent, the Lenders, the Swingline Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below) and shall not use such Information, without the prior written consent of the Company, for any purpose or in any manner other than pursuant to the terms and for the purposes contemplated by this Agreement, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.10, to (A) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement or any Additional Lender invited to be a Lender pursuant to Section 2.20; provided that such Assignee, Participant or prospective Assignee or Participant agrees in writing to keep such information confidential to the same extent required by the Lenders party to this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, in each case who agree to be bound by the terms of this Section 11.10 (or language substantially similar to this Section 11.10), (vii) with the consent of the Company or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) that is provided to the Administrative Agent, such Lender, such Swingline Lender or such Issuing Lender or any of their respective Affiliates by a Person other than the Company not in violation, to the actual knowledge of the Administrative Agent, such Lender, Swingline Lender, Issuing Lender or Affiliate, of any duty of confidentiality. For purposes of this Section, “Information” means all information received from or on behalf of the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, this Agreement or the transactions contemplated hereby. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has taken normal and reasonable precautions maintain the confidentiality of such Information.

(b) Each of the Administrative Agent, the Lenders, Swingline Lenders and Issuing Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including securities laws.

Section 11.11. Severability. If any provision of this Agreement or the Notes is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the Notes shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by proceedings under any bankruptcy, insolvency or other similar law now or hereafter in effect, as determined in good faith by the Administrative Agent, the Issuing Lenders or the Swingline Lenders, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.12. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.13. Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 11.14. Judgment Currency. If, under any applicable law, and whether pursuant to a judgment being made or registered against any Obligor or for any other reason, any payment under or in connection with this Agreement, is made or satisfied in a currency (the “Other Currency”) other than that in which the relevant payment is due (the “Required Currency”) then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the “Payee”) to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, the applicable Borrower shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such shortfall. For the purpose of this Section, “rate of exchange” means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

Section 11.15. Patriot Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Patriot Act.

Section 11.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by the Titled Banks are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Titled Banks, on the other hand, (ii) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each Titled Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of their respective Affiliates, or any other Person and (ii) no Titled Bank has any obligation to any Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Titled Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and none of the Titled Banks has any obligation to disclose any of such interests to any Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Titled Banks with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.17. Electronic Execution; Electronic Records, Counterparts.The Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Borrower, each Guarantor and each of the Administrative Agent and each Lender Recipient Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Recipient Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, any Issuing Lender nor the Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, an Issuing Lender and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Recipient Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Borrower, Guarantor and/or any Lender Recipient Party without further verification, and (b) upon the request of the Administrative Agent or any Lender Recipient Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

Neither the Administrative Agent, any Issuing Lender nor the Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, such Issuing Lender’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, each Issuing Lender and the Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each Borrower, Guarantor and Lender Recipient Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and any other Loan Document based solely on the lack of paper original copies of this Agreement and such other Loan Document, and (ii) any claim against the Administrative Agent, each Lender Recipient Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Recipient Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the parties hereto to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 11.18. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Obligor, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Obligor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 11.19. Amendment and Restatement. Effective as of the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement and the Existing Credit Agreement shall thereafter be of no further force and effect except to evidence the incurrence by the Borrower of the “obligations” under the Existing Credit Agreement (whether or not such “obligations” are contingent as of the Effective Date). The terms and conditions of this Agreement and the rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall apply to all of the obligations incurred under the Existing Credit Agreement. On and after the Effective Date, (i) all references to the Credit Agreement in the Loan Documents (other than this Agreement) shall be deemed to refer to this Agreement and (ii) all references to any section (or subsection) of the Existing Credit Agreement in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement. This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document. This Agreement shall not constitute a novation of the Existing Credit Agreement or of any other Loan Document (as defined in the Existing Credit Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LINDE PLC

By:	/s/ Christopher Cossins
Name: Christopher Cossins
Title: UK Permanent Representative

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

LINDE INC.

By:	/s/ Matthew J. White
Name: Matthew J. White
Title: Chief Financial Officer

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

LINDE GMBH

By:	/s/ Daniel Geiger
Name: Daniel Geiger
Title: Senior Counsel

By:	/s/ Matthias von Plotho
Name: Matthias von Plotho
Title: Senior Vice President Finance EMEA

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

LINDE FINANCE B.V.

By:	/s/ Regina McKeon
Name: Regina McKeon
Title: Member of Management Board (Bestuurder)

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Elizabeth Uribe
Name: Elizabeth Uribe
Title: Assistant Vice President

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.,
as Lender, Swingline Lender and Issuing Lender

By:	/s/ Mukesh Singh
Name: Mukesh Singh
Title: Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

CITIBANK, N.A.,
as Lender, Swingline Lender and Issuing Lender

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as Lender, Swingline Lender and Issuing Lender

By:	/s/ Ming K Chu
	Name:	Ming K Chu
	Title:	Director

By:	/s/ Marko Lukin
	Name:	Marko Lukin
	Title:	Vice President

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

HSBC Bank USA, National Association, as Lender, Swingline Lender and Issuing Lender

By:	/s/ Peggy Yip
	Name:	Peggy Yip
	Title:	Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

MIZUHO BANK, LTD., as Lender, Swingline Lender and Issuing Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Executive Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

BANK OF CHINA LIMITED Zweingniederlassung Frankfurt am Main Frankfurt Branch, as Lender

By:	/s/ Zhang Hongbao
	Name:	Zhang Hongbao
	Title:	Deputy General Manager

By:	/s/ Liu Yongjun
	Name:	Liu Yongjun
	Title:	Head of Corporate Banking

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH, as Lender

By:	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Authorized Signatory

By:	/s/ Wing Yee Lee-Cember
	Name:	Wing Yee Lee-Cember
	Title:	Authorized Signatory

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

JP Morgan Chase Bank N.A., as Lender

By:	/s/ Peter S. Predun
	Name:	Peter S. Predun
	Title:	Executive Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

Société Générale, as Lender

By:	/s/ Shelley Yu
	Name:	Shelley Yu
	Title:	Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

THE TORONTO-DOMINION BANK, LONDON BRANCH, as Lender

By:	/s/ Philip Bates
	Name:	Philip Bates
	Title:	MD & Head of European Corporate Banking

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

UniCredit Bank AG New York Branch, as Lender

By:	/s/ Tom Taylor
	Name:	Tom Taylor
	Title:	Managing Director

By:	/s/ Thomas Petz
	Name:	Thomas Petz
	Title:	Managing Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Lender

By:	/s/ Cara Younger
	Name:	Cara Younger
	Title:	Managing Director

By:	/s/ Miriam Trautmann
	Name:	Miriam Trautmann
	Title:	Managing Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

BANCO SANTANDER, S.A. NEW YORK BRANCH, as Lender

By:	/s/ Andres Barbosa
	Name:	Andres Barbosa
	Title:	Managing Director

By:	/s/ Rita Walz-Cuccioli
	Name:	Rita Walz-Cuccioli
	Title:	Executive Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

BNP Paribas, as Lender

By:	/s/ Michael R. Hoffman
	Name:	Michael R. Hoffman
	Title:	Managing Director

By:	/s/ Yogesh Chandani
	Name:	Yogesh Chandani
	Title:	Vice President

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

Standard Chartered Bank, as Lender

By:	/s/ Simon Derrick
	Name:	Simon Derrick
	Title:	Managing Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

Australia and New Zealand Banking Group Limited, as Lender

By:	/s/ Ender Tanar
	Name:	Ender Tanar
	Title:	General Manager

By:	/s/ Daniel Muth
	Name:	Daniel Muth
	Title:	Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

BANCO BRADESCO, NEW YORK BRANCH,
as Lender

By:	/s/ Roberto Schwartz
	Name:	Roberto Schwartz
	Title:	General Manager

By:	/s/ Amir da Silva
	Name:	Amir da Silva
	Title:	Operations Manager

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

Bayerische Landesbank,
as Lender

By:	/s/ Barbara Schmachtenberger
	Name:	Barbara Schmachtenberger
	Title:	Vice President

By:	/s/ Lisa Kauth
	Name:	Lisa Kauth
	Title:	Associate

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

Commerzbank Aktiengesellschaft,
as Lender

By:	/s/ Kristin Bahlburg
Name: Kristin Bahlburg
Title: Director

By:	/s/ Ludwig Weise
Name: Ludwig Weise
Title: Associate

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

Crédit Agricole Corporate and Investment Bank Deutschland,
as Lender

By:	/s/ Christian Andrae
Name: Christian Andrae
Title: Managing Director

By:	/s/ Karsten Hitzbleck
Name: Karsten Hitzbleck
Title: Managing Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

Landesbank-Baden-Wurttemberg,
as Lender

By:	/s/ Cordelia Schwochow
Name: Cordelia Schwochow
Title: Director

By:	/s/ Matthias Schellbach
Name: Matthias Schellbach
Title: Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

Landesbank Hessen-Thüringen Girozentrale,
as Lender

By:	/s/ Ina Liermann
	Name:	Ina Liermann
	Title:	Director

By:	/s/ Angelika Brandmaier
	Name:	Angelika Brandmaier
	Title:	Director

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

Skandinaviska Enskilda Banken AB (publ) Frankfurt Branch,
as Lender

By:	/s/ Geraldine Maschke
	Name:	Geraldine Maschke
	Title:	Head of Client Portfolio Management Germany

By:	/s/ Philipp Jentzmik
	Name:	Philipp Jentzmik
	Title:	Head of Legal, LC&FI

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

THE BANK OF NEW YORK MELLON,
as Lender

By:	/s/ Yipeng Zhang
	Name:	Yipeng Zhang
	Title:	Vice President

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

The Northern Trust Company,
as Lender

By:	/s/ Eric Siebert
	Name:	Eric Siebert
	Title:	Senior Vice President

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

Westpac Banking Corporation,
as Lender

By:	/s/ Martin Nieboer
	Name:	Martin Nieboer
	Title:	Tier 2 Attorney

[Signature Page to Linde 5-Year Amended and Restated Credit Agreement]

PRICING SCHEDULE

“Base Rate Margin” applicable at all times during any Calendar Quarter (or shorter period commencing on the Effective Date and ending on the last day of the Calendar Quarter in which the Effective Date occurs) is a rate per annum equal to the Term SOFR Margin determined on the first Business Day of such Calendar Quarter (or shorter period) over 1.00% per annum (but not less than zero).

“Daily Simple SOFR Margin”, “Alternative Currency Term Rate Margin”, “Alternative Currency Daily Rate Margin”, “Term SOFR Margin” and “Commitment Fee Rate” for any day are the respective percentages set forth in the applicable column below (in basis points per annum) in the row corresponding to the Category that exists on such day based on the Ratings:

	Ratings	Daily Simple SOFR Margin / Term SOFR Margin / Alternative Currency Term Rate Margin / Alternative Currency Daily Rate Margin	Commitment Fee Rate
Category 1	≥ AA-/Aa3	0.625%	0.050%
Category 2	A+/A1	0.750%	0.060%
Category 3	A/A2	0.875%	0.070%
Category 4	A-/A3	1.000%	0.090%
Category 5	BBB+/Baa1	1.125%	0.100%
Category 6	≤ BBB/Baa2	1.250%	0.125%

“Moody’s” means Moody’s Investors Service, Inc. or its successor ratings service.

“Ratings” means the Company’s corporate credit rating (or its equivalent) by S&P Global Ratings and corporate family rating (or its equivalent) by Moody’s Investors Service, Inc. The rating in effect at any date is that in effect at the close of business on such date.

“S&P” means S&P Global Ratings or its successor ratings service.

In the event of split Ratings, the Category in the table will be based on the higher of the two Ratings; provided that if the Ratings differ by two notches or more, the Category in the table will be based on the level one notch above the lower Rating. In the event that (i) only one of S&P or Moody’s shall have a Rating in effect, then the Category shall be determined by reference to the available Rating, and (ii) neither S&P nor Moody’s shall have a Rating in effect, then the Category shall be determined by the ratings by S&P and Moody’s on the senior unsecured long-term debt securities of the Company without third-party credit enhancement (with the preceding sentence applying in the event such ratings of S&P and Moody’s are at different levels, and if only one of S&P or Moody’s shall have such a rating, then the Category shall be determined by reference to such available rating); provided that if such senior unsecured long-term debt securities ratings are unavailable, then the Category will be deemed to be Category 6.

COMMITMENT SCHEDULE

Lender	Commitment	Fronting Commitment	Dollar Swingline Commitment	Euro Swingline Commitment	HMRC DT Treaty Passport Scheme Reference Number and Jurisdiction of Tax Residence (if applicable)
Bank of America, N.A.	$390,000,000	$113,750,000	$40,000,000	€25,000,000	13/B/7418/DTTP USA
Citibank, N.A.	$390,000,000	$113,750,000	$40,000,000	€25,000,000	13/C/62301/DTTP USA
Deutsche Bank AG New York Branch	$390,000,000	$113,750,000	$40,000,000	€25,000,000	7/D/70006/ DTTP Germany
HSBC Bank USA, National Association	$390,000,000	$145,000,000	$40,000,000	—	13/H/314375/DTTP USA
Mizuho Bank, Ltd.	$390,000,000	$113,750,000	$40,000,000	€25,000,000	43/M/274822/DTTP Japan
Bank of China Limited Zweigniederlassung Frankfurt am Main Frankfurt Branch	$286,000,000				23/B/368424/DTTP China
Credit Suisse AG, New York Branch	$286,000,000				N/A
JPMorgan Chase Bank, N.A.	$286,000,000				13/M/0268710/DTTP USA
Société Générale	$286,000,000				5/S/70085/DTTP France
The Toronto-Dominion Bank, London Branch	$286,000,000				3/T/80000/DTTP Canada
UniCredit Bank AG New York Branch	$286,000,000				7/U/237605/DTTP Germany
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$141,000,000				9/B/75354/DTTP Spain
Banco Santander, S.A., New York Branch	$141,000,000				9/S/267974/DTTP Spain
BNP Paribas	$141,000,000				5/B/255139/DTTP France
Standard Chartered Bank	$141,000,000				N/A
Australia and New Zealand Banking Group Limited	$70,000,000				2/A/204986/DTTP Australia
Banco Bradesco S.A., New York Branch	$70,000,000				N/A
Bayerische Landesbank	$70,000,000				07/B/70350/DTTP Germany

Lender	Commitment	Fronting Commitment	Dollar Swingline Commitment	Euro Swingline Commitment	HMRC DT Treaty Passport Scheme Reference Number and Jurisdiction of Tax Residence (if applicable)
Commerzbank Aktiengesellschaft	$70,000,000				7/C/25382/DTTP Germany
Crédit Agricole Corporate and Investment Bank Deutschland	$70,000,000				005/C/0222082/DTTP France
Landesbank Baden-Wuerttemberg	$70,000,000				7/L/70409/DTTP Germany
Landesbank Hessen-Thüringen Girozentrale	$70,000,000				007/L/70504/DTTP Germany
Skandinaviska Enskilda Banken AB (publ) Frankfurt Branch	$70,000,000				73/S/42621/DTTP Germany
The Bank of New York Mellon	$70,000,000				13/B/357401/DTTP USA
The Northern Trust Company	$70,000,000				13/N/60122/DTTP USA
Westpac Banking Corporation	$70,000,000				N/A

TOTAL	$5,000,000,000	$600,000,000	$200,000,000	€100,000,000

APPROVED LC CURRENCY SCHEDULE

In addition to the currencies set forth in the definition of “Approved LC Currencies”:

Argentina	Peso	ARS
Australia	Dollar	AUD
Austria	Euro	EUR
Brazil	Real	BRL
Canada	Dollar	CAD
Chile	Peso	CLP
China	Yuan	CNY
Czech Republic	Koruna	CZK
Denmark	Krone	DKK
Hong Kong SAR	Dollar	HKD
Hungary	Forint	HUF
India	Rupee	INR
Israel	New Shekel	ILS
Japan	Yen	JPY
Mexico	Peso	MXN
New Zealand	Dollar	NZD
Norway	Krone	NOK
Poland	Zloty	PLN
Russian Federation	Ruble	RUB
Singapore	Dollar	SGD
South Africa	Rand	ZAR
Sweden	Krona	SEK
Switzerland	Franc	CHF

NOTICES SCHEDULE

LINDE PLC

Forge

43 Church Street West

Woking, Surrey GU21 6HTUnited Kingdom

Attention: Christopher Cossins, UK Permanent Representative

Tel: +44 1483 242200

Email: Christopher.Cossins@boc.com

With a copy to:

Attention: Linde Law Department

Tel: 203-837-2000

LINDE INC.

10 Riverview Drive

Danbury, CT 06810

Attention: Treasury Department – Capital Markets

Tel: 203-837-2000

Email: LG.US.Pxcapital.Markets@linde.com

With a copy to:

Attention: Linde Law Department

Tel: 203-837-2000

LINDE GMBH

Dr.-Carl-von-Linde-Strasse 6-14

D-82049 Pullach

Germany

Attention: Treasury

Tel: +49 89 35757 1612

Fax: +49 89 35757 1605

Email: marc.michelsen@linde.com

With a copy to:

Attention: Linde Law Department

Tel: 203-837-2000

LINDE FINANCE B.V.

43 Fitzwilliam Square West

Dublin 2, D02 K792

Ireland

Attention: Treasury

Tel: + 353 1 905 3587

Fax: +31.20.301.3809

Email: regina.mckeon@linde.com

With a copy to:

Attention: Linde Law Department

Tel: 203-837-2000

Administrative Agent

(for Payments; Requests for Borrowings):

Bank of America

900 W Trade St

Mail Code: NC-026-06-04

Charlotte, NC 28255-0001

Attention: Maria Barboza

Electronic Mail: maria.barboza2@bofa.com

Account No.: 1366072250600

ABA#: 026009593

Attn: Wire Clearing Acct for Syn Loans-LIQ

Ref: Linde plc

Other Notices as Administrative Agent: (Agency related questions, Financial reporting, Bank group related issues)

Bank of America N.A.

AVP; Agency Management Officer II

540 W Madison St

Mail Code: IL4-540-22-29

Chicago, Illinois 60661

Attention: Elizabeth Uribe

Telephone: 312-828-5060

Facsimile: 877-206-9473

Electronic Mail: elizabeth.uribe@bofa.com

Issuing Lenders

Bank of America N.A.

Trade Operations

1 Fleet Way Street

Mail Code: PA6-580-02-30

Scranton, PA 18507

Telephone: 570-496-9619

Facsimile: 800-755-8740

Electronic Mail: tradeclientserviceteamus@bofa.com

Email for New LC’s or Amendments: scranton_standby_lc@bofa.com

Citibank, N.A.

Attention: Brian McCabe

Email: brian.o.mccabe@citi.com

Telephone: 212-816-8196

Fax: 646-291-1774

Deutsche Bank AG New York Branch

Marko Lukin

1 Columbus Circle, New York, NY 10019-8735

Tel. +1 212 250-7283

Mobile +1 973 714-5836

Email: marko.lukin@db.com

HSBC Bank USA, N.A.

CTLA Loan Admin

Telephone: 212-525-1529

Facsimile: 1-847-793-3415 (Only for notices)

Email: ctlany.loanadmin@us.hsbc.com (For notices in case of contingency only)

            ctlanyloanadminqueries@us.hsbc.com (Only for queries)

Mizuho Bank, Ltd.

Mamie Digiovanni (tel.: 201-626-9507)

Corinna Law (tel.: 201-626-9120)

Email: Letter_of_Credit@mizuhogroup.com

Swingline Lenders

Bank of America USD Swingline Details

Bank of America

900 W Trade St

Mail Code: NC-026-06-04

Charlotte, NC 28255-0001

Attention: Maria Barboza

Electronic Mail: maria.barboza2@bofa.com

Account No.: 1366072250600

ABA#: 026009593

Attn: Wire Clearing Acct for Syn Loans-LIQ

Ref: Linde plc

Bank of America EUR Swingline Details:

EMEA Loan operations

E-Mail Address for any financial transactions i.e.; Drawdowns, Repayments, Rollovers, Interest, etc.:

emealoanoperations@bofa.com

E-Mail Address for Queries: emealendingservices@bofa.com

Telephone: +44 208 695 3071

Fax: +44 208 313 2140

EUR

(Swift Field 57):

Payment Destination: BOFAGB22

Bank of America N.A, Financial Centre, 2 King Edward St, London EC1A 1HQ, United Kingdom

(Swift Field 58):

Beneficiary Bank: BOFAGB22

Bank of America N.A, Financial Centre, 2 King Edward St, London EC1A 1HQ, United Kingdom

Account No.: 96008050

IBAN: GB54 BOFA 1650 5096 0080 50

(Swift Field 70/72):

Beneficiary Information: RESP 047 Linde plc

Citibank USD Swingline Details

Citibank, N.A.

Attention: Loan Admin

Email: GLOriginationOps@citi.com

Telephone: 201-751-7571

Remittance Instructions:

CITIBANK, N.A.

ABA #: 021000089

ACCT #: 4078-4524

REF: Linde plc

Citibank EUR Swingline Details

Citibank, N.A., London Branch

Attention: Adam Drozd

Fax: 0044 207 655 2380

Email: notices.londonloans@citi.com

Telephone: +48 (22) 148-1366

Remittance Instructions:

CITIBANK NA, LONDON

SWIFT CITIGB2L

ACCOUNT NUMBER 780839

IBAN: GB61 CITI 1850 0800 7808 39

ATTN: UK LOANS DEPT

REF: Linde plc

Deutsche Bank USD Swingline Details

d/b/a Deutsche Bank AG New York Branch

Email: loan.admin-ny@db.com / jax.origination@db.com

Wire Instructions

Bank Name: Deutsche Bank Trust Company Americas (BKTRUS33)

ABA: 021001033

Account Name: Commercial Loans Division

Account Number: 60200119

Deutsche Bank EUR Swingline Details

Deutsche Bank AG Frankfurt

Email: loan.admin-ny@db.com / jax.origination@db.com

Wire Instructions

Account W/Inst: Deutsche Bank AG Frankfurt (DEUTDEFF)

Beneficiary: Deutsche Bank AG NY (DEUTUS33)

IBAN: DE67500700100958409510

Account Number: 100958409510

HSBC USD Swingline Details

HSBC Bank USA, New York

Swift: MRMDUS33

ABA #: 021001088

Account: NY Loan Agency

Acct#: 713011777

Ref: Linde plc

Mizuho USD Swingline Details

Bank Name: Mizuho Bank, Ltd., New York Branch

ABA#: 026 004 307

Acct. Name: ISA Loan Synd

Acct. Number: H79-740-005328

Attention: Ankit Anand / Arpit Nigam

Email: LAU_USCorp3@mizuhogroup.com

Reference: Linde PLC / LAU

Mizuho EUR Swingline Details (3 days’ notice)

Bank Name: Deutsche Bank AG, Frankfurt

SWIFT ID: DEUTDEFF

Acct. Name: Mizuho Bank,LTD., N.Y.

Acct. Number: 10095908110000

Attention: Ankit Anand / Arpit Nigam

Email: LAU_USCorp3@mizuhogroup.com

Reference: Linde PLC / LAU

EXHIBIT A

NOTE

_______________, 20__

For value received, each Borrower promises to pay to the order of _____________ (the “Lender”), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to such Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. Each Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made at the place specified for payment thereof pursuant to the Credit Agreement. For the avoidance of doubt, the obligations of each Borrower hereunder are several and not joint, and no Borrower shall be liable for the obligations of another Borrower hereunder except (i) in the case of any Borrower that is also a Guarantor, to the extent expressly set forth in Article 10 of the Credit Agreement or (ii) in the case of a merger or consolidation of a Borrower with and into another Borrower, the surviving Borrower shall automatically assume the obligations of the non-surviving Borrower under the Credit Agreement.

All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of December 7, 2022 among Linde plc, the Subsidiary Borrowers referred to therein, the Lenders listed therein and Bank of America, N.A., as Administrative Agent (as the same may be amended from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

[SIGNATURE PAGES FOLLOW]

LINDE PLC

By:
Name:
Title:

LINDE INC.

By:
Name:
Title:

LINDE GMBH

By:
Name:
Title:

By:
Name:
Title:

LINDE FINANCE B.V.

By:
Name:
Title:

Note (cont’d)

LOANS AND PAYMENTS OF PRINCIPAL

Name of Borrower	Date	Currency and Amount of Loan	Type of Loan	Principal Repaid	Maturity Date	Notation Made By

Note (cont’d)

FORM OF JOINDER TO NOTE

For value received, the undersigned (the “Additional Borrower”), by its signature below to this JOINDER TO NOTE (this “Note Joinder”) dated [     ], becomes a party to that certain Note dated as of [     ] (the “Note”), made by Linde plc and the Subsidiary Borrowers listed on the signature pages thereof in favor of the Lender referred to therein pursuant to the Amended and Restated Credit Agreement dated as of December 7, 2022 among Linde plc, the Subsidiary Borrowers referred to therein, the Lenders listed therein and Bank of America, N.A., as Administrative Agent (as the same may be amended from time to time, the “Credit Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the Note, or if not defined therein, in the Credit Agreement referred to in the Note.

1. Joinder to Note. By its execution of this Note Joinder, the Additional Borrower hereby agrees that effective from and after the date hereof, it shall be deemed to be a “Borrower” under and to be bound by all of the terms and provisions set forth in the Note as if it had been a signatory thereto as of the date thereof. The undersigned promises to pay to the Lender for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to such Borrower pursuant to the Credit Agreement referred to in the Note on the maturity date provided for in the Credit Agreement. The undersigned promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement.    For the avoidance of doubt, the obligations of the Additional Borrower hereunder are several and not joint, and the Additional Borrower shall not be liable for the obligations of another Borrower under the Note except (i) if the Additional Borrower is also a Guarantor, to the extent expressly set forth in Article 10 of the Credit Agreement or (ii) in the case of a merger or consolidation of a Borrower with and into another Borrower, the surviving Borrower shall automatically assume the obligations of the non-surviving Borrower under the Credit Agreement.

2. Incorporation by Reference. All terms and conditions of the Note are hereby incorporated by reference in this Note Joinder as if set forth in full.

[ADDITIONAL BORROWER]

By:
Name:
Title:

EXHIBIT B

FORM OF COMPETITIVE BID QUOTE REQUEST

[Date]

To:	Bank of America, N.A.
(the “Administrative Agent”)

From:	[Name of Borrower] (the “Borrower”)

Re:	Amended and Restated Credit Agreement (as the same may be amended from time to time, the “Credit Agreement”) dated as of December 7, 2022 among Linde plc, the Subsidiary Borrowers referred to therein, the Lenders listed therein and Bank of America, N.A., as Administrative Agent

We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing: __________________

Principal Amount[1]	Currency	Interest Period[2]

Such Competitive Bid Quotes should offer a Competitive Bid [Term SOFR Rate] [Alternative Currency Term Rate] [Alternative Currency Daily Rate] [Absolute Rate]. [The applicable base rate is the Base Rate.]

Terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

[NAME OF BORROWER]

By:
Name:
Title:

[1]

Amount must be not less than $5,000,000 (in the case of Dollars), €5,000,000 (in the case of Euro), £5,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) and a multiple of $1,000,000 (in the case of Dollars), €1,000,000 (in the case of Euro), £1,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) (or the amount remaining under the Commitments).

[2]

Not less than one month (Term SOFR Auction, Alternative Currency Term Rate Auction or Alternative Currency Daily Rate Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

B-1

EXHIBIT C

FORM OF INVITATION FOR COMPETITIVE BID QUOTES

To:	[Name of Lender]

Re:	Invitation for Competitive Bid Quotes to [Name of Borrower] (the “Borrower”)

Pursuant to Section 2.03 of the Amended and Restated Credit Agreement dated as of December 7, 2022 among Linde plc, the Subsidiary Borrowers referred to therein, the Lenders listed therein and Bank of America, N.A., as Administrative Agent (as the same may be amended from time to time, the “Credit Agreement”) we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing: __________________

Principal Amount	Currency	Interest Period

Such Competitive Bid Quotes should offer a Competitive Bid [Term SOFR Rate] [Alternative Currency Term Rate] [Alternative Currency Daily Rate] [Absolute Rate]. [The applicable base rate is the Base Rate.]

Please respond to this invitation by no later than [10:00 A.M. (New York City time) on [date]]1 [11:00 A.M. [(New York City time)]2 [(London time)]3 [([ ] time)]4 on [date]].

Terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Authorized Officer

[1]	In the case of an Absolute Rate Auction.
[2]	In the case of a Term SOFR Auction.
[3]	In the case of a Borrowing denominated in Euro or Pounds Sterling.
[4]	In the case of an Alternative Currency Term Rate Auction or Alternative Currency Daily Rate Auction.

C-1

EXHIBIT D

FORM OF COMPETITIVE BID QUOTE

To:	Bank of America, N.A., as Administrative Agent

Re:	Competitive Bid Quote to [Name of Borrower] (the “Borrower”)

In response to your invitation on behalf of the Borrower dated _____________, ____, we hereby make the following Competitive Bid Quote on the following terms:

1. Quoting Lender: ________________________________

2. Person to contact at Quoting Lender: _____________________________

3. Date of Borrowing: ____________________1

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal Amount[2]	Currency	Interest Period[3]	Competitive Bid [Term SOFR Rate4] [Alternative Currency Daily Rate5][Alternative Currency Term Rate6] [Absolute Rate7]

[Provided, that the aggregate principal amount of Competitive Bid Loans for which the above offers may be accepted shall not exceed ____________.]2

[1]	As specified in the related Invitation.
[2]

Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Lender is willing to lend. Each bid must be not less than $5,000,000 (in the case of Dollars), €5,000,000 (in the case of Euro), £5,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) and a multiple of $1,000,000 (in the case of Dollars), €1,000,000 (in the case of Euro), £1,000,000 (in the case of Pounds Sterling) or an amount agreed to by the Administrative Agent and the Company (in the case of any other Approved Currency) (or the amount remaining under the Commitments).

[3]

Not less than one month (Term SOFR Auction, Alternative Currency Term Rate Auction or Alternative Currency Daily Rate Auction) or not less than 7 days (Absolute Rate Auction), as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

[4]	Margin over or under the Term SOFR rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000th of 1%) and specify whether “PLUS” or “MINUS”.
[5]	Margin over or under the Alternative Currency Daily Rate expressed as a percentage (to the nearest 1/10,000th of 1%) and specify whether “PLUS” or “MINUS”.
[6]	Margin over or under the Alternative Currency Term Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000th of 1%) and specify whether “PLUS” or “MINUS”.
[7]	Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

D-1

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement dated as of December 7, 2022 among Linde plc, the Subsidiary Borrowers referred to therein, the Lenders listed therein, yourselves, as Administrative Agent, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

Very truly yours,

[NAME OF BANK]

Dated:_______________	By:
Authorized Officer

D-2

EXHIBIT E

ELECTION TO PARTICIPATE

________________ __, 20__

Bank of America, N.A., as

Administrative Agent for

the Lenders party to the Amended & Restated Credit

Agreement dated as of December 7, 2022

among Linde plc,

the Subsidiary Borrowers referred to therein,

such Lenders, and the Administrative Agent

(as the same may be amended from time

to time, the “Credit Agreement”)

Dear Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for purposes hereof the meanings provided therein.

The undersigned, [Name of Subsidiary Borrower], a [jurisdiction] [type of entity], hereby elects to be a Subsidiary Borrower for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article 9 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned agrees to perform all the obligations of a Subsidiary Borrower under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11.09 thereof, as if the undersigned were a signatory party thereto as a Subsidiary Borrower. The undersigned confirms that all references to “local time” in the Credit Agreement shall mean [name of city] time.

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

[NAME OF SUBSIDIARY BORROWER]

By:
Name:
Title:

E-1

The undersigned confirms that [Name of Subsidiary Borrower] is an Eligible Subsidiary for purposes of the Credit Agreement described above.

LINDE PLC

By:
Name:
Title:

Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

E-2

EXHIBIT F

ELECTION TO TERMINATE

________________ __, 20__

Bank of America, N.A., as

Administrative Agent for

the Lenders party to the Amended and Restated Credit

Agreement dated as of December 7, 2022

among Linde plc,

the Subsidiary Borrowers referred to therein,

such Lenders, and the Administrative Agent

(as the same may be amended from time

to time, the “Credit Agreement”)

Dear Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for purposes hereof the meanings provided therein.

The undersigned, [Name of Subsidiary Borrower], a [jurisdiction] [type of entity], hereby elects to terminate its status as a Subsidiary Borrower for purposes of the Credit Agreement, effective as of the date hereof. The undersigned represents and warrants that all principal and interest on all Loans made to the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or before the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned heretofore incurred under the Credit Agreement or any Note.

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

[NAME OF SUBSIDIARY BORROWER]

By:
Name:
Title:

LINDE PLC

By:
Name:
Title:

Receipt of the above Election to Terminate is acknowledged on and as of the date set forth above.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT G

FORM OF OPINION OF COUNSEL FOR A SUBSIDIARY BORROWER

1. The Borrower is a [entity] validly existing and in good standing1 under the laws of [jurisdiction of organization].

2. The execution and delivery by the Borrower of its Election to Participate and its Notes, if any, and the performance by the Borrower of the Credit Agreement and its Notes, if any, are (i) within the Borrower’s organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) do not contravene any provision of the Organization Documents of such Borrower, (iv) require no action by or in respect of, or filing with, any governmental body, agency or official (other than routine informational filings) of [jurisdiction] and (v) do not contravene, or constitute a default under, any applicable law or regulation under the laws of [jurisdiction], except, in each case under clause (iv) and this clause (v), as could not reasonably be expected to have a Material Adverse Effect.

3. The Credit Agreement and its Notes, if any, constitute valid and binding agreements of the Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and general principles of equity.

[1]	To the extent the concept is applicable in jurisdiction.

G-1

EXHIBIT H

ASSIGNMENT AND ASSUMPTION AGREEMENT

AGREEMENT dated as of _________, 20__ among [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”), LINDE PLC (the “Company”) and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the “Agreement”) relates to the Amended and Restated Credit Agreement dated as of December 7, 2022 among the Company, the Assignor and the other Lenders party thereto, as Lenders, and the Administrative Agent (the “Credit Agreement”);

WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans and participate in the Letters of Credit in an aggregate Dollar Amount at any time outstanding not to exceed $___,000,000;

WHEREAS, the Assignor has an Outstanding Committed Amount under the Credit Agreement in the aggregate Dollar Amount of $__________ outstanding at the date hereof; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement and the other Loan Documents in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the “Assigned Amount”) and its Outstanding Committed Amount in a principal amount equal to $ __________ (the “Assigned Loans”), and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

Section 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement and the other Loan Documents to the extent of the Assigned Amount and Assigned Loans, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount and Assigned Loans, including the purchase from the Assignor of the Assigned Loans outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the

Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Commitment and Outstanding Committed Amount in an aggregate amount equal to the Assigned Amount and Assigned Loans respectively and (ii) the Commitment and Outstanding Committed Amount of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

Section 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in immediately available funds the amount heretofore agreed between them.1 It is understood that facility fees accrued to the date hereof in respect of the Assigned Amount and Assigned Loans are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

Section 4. Consents. This Agreement is conditioned upon the consent of [the Company,] [each Issuing Lender] [each Swingline Lender] [and the Administrative Agent] pursuant to Section 11.06 of the Credit Agreement. The execution of this Agreement by [the Company,] [each Issuing Lender] [each Swingline Lender] [and the Administrative Agent, as applicable,] is evidence of this consent.

Section 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Company or any of its Subsidiaries, or the validity and enforceability of the obligations of the Company or any of its Subsidiaries in respect of any Loan Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company and its Subsidiaries.

Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[1]

Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid to the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Section 8. Irish Qualifying Lender. The Assignee confirms, for the benefit of the Administrative Agent and without liability to any Obligor, that it is

(a)	[an Irish Qualifying Lender (other than an Irish Treaty Lender);]

(b)	[an Irish Treaty Lender;]

(c)	[not an Irish Qualifying Lender],

as such term is defined in the Credit Agreement.

Section 9. UK Qualifying Lender.

(i) The Assignee confirms, for the benefit of the Administrative Agent and without liability to any Obligor, that it is:

(a)	[a UK Qualifying Lender (other than a UK Treaty Lender);]

(b)	[a UK Treaty Lender;]

(c)	[not a UK Qualifying Lender].[2]

[(ii) The Assignee confirms that the person beneficially entitled to interest payable to it in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][3]

[OR]

[2]	Delete as applicable – each Assignee is required to confirm which of these three categories it falls within.
[3]	Include only if Assignee is a UK Non-Bank Lender – i.e. it falls within paragraph (b) of the definition of UK Qualifying Lender.

[(ii) The Assignee confirms that it holds a passport under the HMRC DT Treaty passport scheme (reference number [     ]) and is tax resident in [    ]4, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify:

(a)	each Obligor which is a Party as an Obligor as at the date hereof; and

(b)	each Obligor which becomes an Obligor after the date hereof,

that it wishes that scheme to apply to the Agreement.]5

[4]	Insert jurisdiction of tax residence.
[5]	Include if Assignee holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

[LINDE PLC][6]

By:
Title:

[BANK OF AMERICA, N.A., as Administrative Agent][7]

By:
Title:
[[ ], as Issuing Lender][8]

By:
Title:
[[ ], as Swingline Lender][9]

By:
Title:

[6]	If consent is required under Section 11.06(c) of the Credit Agreement.
[7]	If consent is required under Section 11.06(c) of the Credit Agreement.
[8]	If consent is required under Section 11.06(c) of the Credit Agreement.
[9]	If consent is required under Section 11.06(c) of the Credit Agreement.

EXHIBIT I

EXTENSION AGREEMENT

Bank of America, N.A.,

as Administrative Agent

under the Credit Agreement

referred to below

[Address]

Attention: [    ]

Ladies and Gentlemen:

The undersigned hereby agrees to extend, effective [extension date], the Termination Date under the Amended and Restated Credit Agreement dated as of December 7, 2022 (as amended from time to time, the “Credit Agreement”) among Linde plc (the “Company”), the Subsidiary Borrowers referred to therein, the Lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) to [date to which the Termination Date is extended]. Terms defined in the Credit Agreement are used herein with the same meaning.

This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

[LENDERS]

By:
Name:
Title:

Agreed and accepted:

LINDE PLC

By:
Name:
Title:

I-1

Agreed and accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

I-2

EXHIBIT J

FORM OF ADDITIONAL GUARANTOR SUPPLEMENT

To:	Bank of America, N. A., the “Administrative Agent”

From:	[Name of Subsidiary Guarantor]

Re:

The Amended and Restated Credit Agreement dated as of December 7, 2022 among Linde plc, the Subsidiary Borrowers referred to therein, the Lenders listed therein, the Guarantors referred to therein and the Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Subsidiary Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. [The undersigned confirms that the representations and warranties set forth in Article 9 of the Credit Agreement are true and correct in all material respects as to the undersigned as of the date hereof, except to the extent the same expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, provided that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct (after giving effect to any qualifications therein) in all respects.]1

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Subsidiary Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Article 10 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory thereto as a Subsidiary Guarantor.

[Insert customary guarantee limitation language for such Subsidiary Guarantor’s jurisdiction of organization, if applicable]

The undersigned acknowledges that this Additional Guarantor Supplement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Additional Guarantor Supplement or any other acceptance hereof.

[1]	To be included if the new Subsidiary Guarantor is not already party to the Credit Agreement as a Subsidiary Borrower.

J-1

This Additional Guarantor Supplement shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

[Name of Subsidiary Guarantor]

By:

Name:

Title:

J-2

EXHIBIT K

ELECTION TO TERMINATE A SUBSIDIARY GUARANTEE

________________ __, 20__

Bank of America, N.A., as

Administrative Agent for

the Lenders party to the Amended and Restated Credit

Agreement dated as of December 7, 2022

among Linde plc,

the Subsidiary Borrowers referred to therein,

such Lenders, and the Administrative Agent

(as the same may be amended from time

to time, the “Credit Agreement”)

Dear Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for purposes hereof the meanings provided therein.

The undersigned, [Name of Subsidiary Guarantor], a [jurisdiction] [type of entity], hereby elects to terminate its status as a Subsidiary Guarantor for purposes of the Credit Agreement, effective as of the date hereof. The undersigned shall be released from its obligations under the Guarantee of the Company Obligations upon delivery of this Election to Terminate a Subsidiary Guarantee (this “Agreement”) to the Administrative Agent. Notwithstanding the foregoing, this Agreement shall not affect any obligation of a Subsidiary Borrower theretofore incurred pursuant to Article 2 of the Credit Agreement, the Company’s guarantee thereof pursuant to Article 10 of the Credit Agreement or any other Subsidiary Guarantor’s guarantee pursuant to Article 10 of the Credit Agreement.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

K-1

EXHIBIT L

LETTER OF CREDIT REPORT

TO:	Bank of America, N.A., as Administrative Agent

RE:

The Amended and Restated Credit Agreement, dated as of December 7, 2022, by and among Linde plc, a public limited company incorporated under the laws of Ireland with registered number 602527 (the “Company”), the Subsidiary Borrowers referred to therein, the Lenders listed therein and Bank of America, N.A., as Administrative Agent, an Issuing Lender and a Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned, [insert name of Issuing Lender] (the “Issuing Lender”) hereby delivers this report to the Administrative Agent, pursuant to the terms of Section 2.16(m) of the Credit Agreement.

The Issuing Lender plans to issue, amend, renew, increase or extend the follow Letter(s) of Credit on [insert date].

L/C No.	Maximum Face Amount	Current Face Amount	Currency	Financials or Performance SBLC	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

[The Issuing Lender made a payment, with respect to L/C No. [_______], on [insert date] in the amount of [$]_____________].]

[The Borrower failed to reimburse the Issuing Lender for a payment made in the amount of [$][insert amount of such payment] pursuant to L/C No. [______] on [insert date of such failure], with respect to L/C No. [_______].]

Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

L/C No.	Maximum Face Amount	Current Face Amount	Currency	Financials or Performance SBLC	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[ISSUING LENDER], as an Issuing Lender

By:
Name:
Title:

EXHIBIT M

FORM OF SUCCESSOR BORROWER ASSUMPTION AGREEMENT

To:	Bank of America, N. A., the “Administrative Agent”

From:	[Name of Successor Borrower], the “Successor Borrower”

Re:

The Amended and Restated Credit Agreement dated as of December 7, 2022 among Linde plc, the Subsidiary Borrowers referred to therein, the Lenders listed therein, the Guarantors referred to therein and the Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, [name of Successor Borrower], a [jurisdiction of incorporation or organization] [entity type] hereby becomes the “Company” for all purposes of the Credit Agreement, effective from the date hereof, with the same force and effect as if originally named therein as the Company. The Successor Borrower represents and warrants that the representations and warranties made by the Successor Borrower set forth in Sections 4.01, 4.02, 4.03, 4.08 and 4.09 of the Credit Agreement are true and correct in all material respects as to the undersigned as of the date hereof, except to the extent the same expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, provided that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct (after giving effect to any qualifications therein) in all respects.

Without limiting the generality of the foregoing, the Successor Borrower hereby expressly assumes the obligations of the Company under the Credit Agreement and the other Loan Documents and shall perform all the obligations of the Company under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Article 10 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory thereto as the Company.

[Insert customary guarantee limitation language for such Successor Borrower’s jurisdiction of organization, if applicable]

The undersigned acknowledges that this Successor Borrower Assumption Agreement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Successor Borrower Assumption Agreement or any other acceptance hereof. This Successor Borrower Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.

M-1

Very truly yours,

[Name of Successor Borrower]

By:

Name:

Title:

M-2